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                                Fonar Corporation
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                                FONAR CORPORATION
                                110 MARCUS DRIVE
                            MELVILLE, NEW YORK 11747
                                 (631) 694-2929


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 28, 2010

To The Stockholders:

The Annual Meeting of the stockholders of Fonar Corporation will be held at the Double Tree Hotel, Wilmington Downtown, 700 King Street, Wilmington, Delaware 19801 (302-655-0400), on June 28, 2010, at 10:00 a.m. local time for the following purposes:

1.   To elect five Directors to the Board of Directors.

2. To ratify the Company's 2010 Stock Bonus Plan and to authorize the issuance by the Board of Directors of up to 2,000,000 shares of Common Stock under the Plan.

3. To ratify the selection of Marcum LLP as the Company's auditors for the fiscal year ended June 30, 2010.

4.   To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on May 4, 2010 are entitled to notice of, and to vote at, this meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at the principal office of the Company, 110 Marcus Drive, Melville, New York, for a period of ten days prior to the meeting.

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. You may vote by internet, by phone or by signing, dating, and returning your proxy at your earliest convenience. Voting by internet, telephone or mail will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ Claudette J.V. Chan
                                Claudette J.V. Chan, Secretary

                                 PROXY STATEMENT
                              FOR ANNUAL MEETING OF
                      STOCKHOLDERS TO BE HELD JUNE 28, 2010

This proxy statement, which is first being made available to shareholders on or about May 19, 2010 on the internet, is furnished in connection with the solicitation of proxies by the Board of Directors of Fonar Corporation (the "Company"), to be voted at the annual meeting of the stockholders of the Company to be held at 10:00 a.m. on June 28, 2010 and any adjournment(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. At the same time a paper notice regarding the availability of proxy materials will be mailed to stockholders. Stockholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby. The cost of solicitation of proxies is to be borne by the Company.

The stockholders will have several options as to how to view the materials and vote their shares.

THIS YEAR, THE COMPANY IS POSTING THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, TOGETHER WITH THE ANNUAL REPORT ON THE INTERNET. YOU MAY READ THE MATERIALS ONLINE OR PRINT OUT A COPY. YOU WILL ALSO HAVE THE ABILITY TO VOTE ONLINE.

IN THE ALTERNATIVE, YOU MAY ELECT TO RECEIVE AN E-MAIL OR THE TRADITIONAL PAPER COPIES OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, AND THE ANNUAL REPORT. THERE IS NO CHARGE FOR RECEIVING E-MAIL OR PAPER COPIES, BUT YOU MUST REQUEST THEM IF YOU WANT THEM. TO FACILITATE TIMELY DELIVERY PLEASE MAKE THE REQUEST AS INSTRUCTED ON OR BEFORE JUNE 14, 2010.

TO VIEW THE MATERIALS AND VOTE ON THE INTERNET, HAVE THE 12 DIGIT CONTROL NUMBER(S) LOCATED ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS AVAILABLE AND VISIT: www.proxyvote.com.

STOCKHOLDERS MAY REQUEST A COPY OF THE PROXY MATERIALS:

1.     BY INTERNET - VISIT www.proxy.com
2.     BY TELEPHONE - 1-800-579-1639
3.     BY E-MAIL - sendmaterial@proxyvote.com

Only stockholders of record at the close of business on May 4, 2010 will be entitled to vote at the meeting. Shares of Common Stock are entitled to one vote per share, shares of Class B Common Stock are entitled to ten votes per share and shares of Class C Common Stock are entitled to twenty-five votes per share. At the close of business on May 4, 2010, there were issued and outstanding 4,974,207 shares of Common Stock held of record by 4,376 stockholders, 158 shares of Class B Common Stock held of record by 12 stockholders and 382,513 shares of Class C Common Stock held of record by 3 stockholders. The shares of Class A Nonvoting Preferred Stock, 313,451 shares held of record by 3,860 stockholders at the close of business on May 4, 2010, are not entitled to vote. Except for the shares of Class A Nonvoting Preferred Stock, there are no shares of Preferred Stock issued and outstanding.

Any proxy may be revoked at any time before it is exercised by delivery of a written instrument of revocation or a later dated proxy to the Secretary of the Company at the principal executive office of the Company or, while the meeting is in session, to the Secretary of the meeting, without, however, affecting any vote previously taken. The presence of a stockholder at the meeting will not operate to revoke his proxy. The casting of a ballot by a stockholder who is present at the meeting, however, will revoke his proxy, but only as to the matters on which the ballot is cast and not as to any matters on which he does not cast a ballot or as to matters previously voted upon.

Proxies received by management will be voted at the meeting or any adjournment thereof. EACH PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE THEREIN BY THE PERSON GIVING THE PROXY. TO THE EXTENT NO CHOICE IS SPECIFIED, HOWEVER, THE PROXY WILL BE VOTED FOR MANAGEMENT'S PROPOSALS. All of management's proposals have been unanimously approved by the Board of Directors.

1.   ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

Five directors are to be elected at the annual meeting, to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following nominees to serve as directors unless the stockholder indicates to the contrary on the proxy. All of the nominees are currently directors. Management expects that each of the nominees will be available for election.

DIRECTORS AND OFFICERS

Raymond V. Damadian, M.D. (age 74), a nominee for Director, has been the Chairman of the Board and President of FONAR since its inception and Treasurer since February, 2001. Dr. Damadian received an M.D. degree in 1960 from Albert Einstein College of Medicine, New York, and a B.S. degree in mathematics from the University of Wisconsin in 1956. In addition, Dr. Damadian conducted post-graduate work at Harvard University, where he studied extensively in the fields of physics, mathematics and electronics. Dr. Damadian is a 1988 recipient of the National Medal of Technology and in 1989 was inducted into the National Inventors Hall of Fame, for his contributions in conceiving and developing the application of magnetic resonance technology to medical applications including whole body scanning and diagnostic imaging. Dr. Damadian is also the director and sole officer of the Company's subsidiary, Health Management Corporation of America ("HMCA").

Claudette J.V. Chan (age 72), a nominee for Director, has been a Director of FONAR since October 1987. She also has been the Secretary of FONAR since January, 2008. Mrs. Chan has been employed since 1992 by HMCA and its predecessor, Raymond V. Damadian, M.D. MR Scanning Centers Management Company, as "site inspector," in which capacity she is responsible for supervising and implementing standard procedures and policies for MRI scanning centers. From 1989 to 1994 Mrs. Chan was employed by St. Matthew's and St. Timothy's Neighborhood Center, Inc., as the director of volunteers in the "Meals on Wheels" program, a program which cares for the elderly. She received a bachelor of science degree in nursing from Cornell University in 1960. Mrs. Chan is the sister of Raymond V. Damadian.

Robert J. Janoff (age 82), a nominee for Director, has been a Director of FONAR since February, 1989. Mr. Janoff has been a self-employed New York State licensed private investigator for more than thirty-five years and was a Senior Adjustor in Empire Insurance Group for more than 15 years until retiring from that position on July 1, 1997. Mr. Janoff also served, from June 1985 to June 1991, as President of Action Data Management Strategies, Ltd., a supplier of computer programs for use by insurance companies. Mr. Janoff is a Director Emeritus of Harmony Heights of Oyster Bay, New York, which is a nonprofit residential school for girls with learning disabilities.

Charles N. O'Data (age 74), a nominee for Director, has been a Director of FONAR since February, 1998. From 1968 to 1997, Mr. O'Data was the Vice President for Development for Geneva College, a liberal arts college located in western Pennsylvania. In that capacity, he acted as the College's chief investment officer. His responsibilities included management of the College's endowment fund and fund raising. In July 1997, Mr. O'Data retired from Geneva College after 36 years of service to assume the position of National Sales Executive for SC Johnson Company's Professional Markets Group (a unit of SC Johnson Wax), and specialized in healthcare and education sales, a position he held until the spring of 1999. Mr. O'Data presently acts an independent financial consultant to various entities. He founded The Beaver County Foundation, a Community Foundation, in 1992, and serves as its President. Mr. O'Data served as a director of Heritage Valley Health System, The Medical Center, Beaver for 25 years, three years as Chairman. Mr. O'Data is a graduate of Geneva College, where he received a B.S. degree in Economics in 1958.

Robert Djerejian (78), a nominee for Director, has been a Director of Fonar since June, 2002. Since 1996 Mr. Djerejian has served as a senior consultant for Haines, Lundberg & Waehler International, (HWL International) an architecture, design and engineering firm, which among other specialties designs hospitals and laboratories. Prior to that time he was the Senior Managing Partner of the firm where he received numerous design awards including the National Honor Award from the Endowment for the Arts and The Design Excellence Award from the NY Society of the American Institute of Architects. During his management of the firm he brought the firm to international prominence with offices in London, Shanghai and Saudi Arabia. He currently consults to private clientele in design management in planning, design and construction services. Mr. Djerejian is an Emeritus member of the Board of Trustees of Pratt Institute since 1992, where he chaired the Nominations Committee and was the Vice Chairman of the Executive Committee. He served as a Board Member coordinating the joint venture of Corcoran College of Art & Design in Washington DC with Pratt Institute as one of the founding directors forming the Delaware College of Art and Design. He is a member of the American Institute of Architects and the NY Society of Architects. Mr. Djerejian is a graduate of Pratt Institute School of Architecture, where he received his B.A. in Architecture in 1955.

CORPORATE GOVERNANCE, THE BOARD AND ITS COMMITTEES

All of the nominees are presently directors of the Company. The five nominees will be elected to hold office for the ensuing year or until their respective successors are elected and qualified. Of the five nominees, Messrs. Charles N. O'Data, Robert J. Janoff and Robert Djerejian are independent, as defined in the Securities and Exchange Commission Regulations and Nasdaq Market Place Rules. In making such determinations, there were no transactions, relationships or arrangements not disclosed in our SEC filings to be considered by the Board of Directors, in determining whether the director was independent.

BOARD MEETINGS

During the year ended June 30, 2009, the Board of Directors unanimously consented to take action in lieu of a meeting on two occasions, and the audit committee met four times, and unanimously consented to take action in lieu of a meeting one time.

The attendance of the Board of Directors at annual meetings is not required. The Chairman of the Board and Chief Executive Officer, however, always attends the annual meeting of stockholders where he acts as Chairman of the Meeting. Two directors attended the last annual meeting of stockholders.

Dr. Damadian receives no cash compensation for serving on the Board. The other directors are each paid $20,000 per year in their capacities as directors. This is the sole compensation payable to the directors.

BOARD LEADERSHIP STRUCTURE. The current Board Chairman, Dr. Raymond V. Damadian, is also the current President and Chief Executive Officer of the Company. In addition, although the Company has not selected a lead independent director, Charles N. O'Data, in his capacity as Chairman of the Audit Committee, effectively functions as such. The Company believes that the Company's current model of the combined Chairman/Chief Executive Officer role is the appropriate leadership structure for the Company at this time. The Company believes that each of the possible leadership structures for a board has its particular pros and cons, which must be considered in the context of the specific circumstances, culture and challenges facing a company, and that such consideration fall squarely on the shoulders of a company's board and necessitates a diversity of views and experiences. The combined Chairman/Chief Executive Officers model is a leadership model that has served our shareholders well since the inception of the Company.

The lead independent director, Charles N. O'Data, is the Chairman of the Audit Committee. As such he plays a leading role in the engagement of auditors and the review of the Company's financial statements. Under certain circumstances, he also serves as a contact point for employees.

The Company believes the combined Chairman/Chief Executive Officer position has certain advantages over other board leadership structures that continue to best meet the Company's current needs, including:

     -    Efficient communication between management and the Board;

     - Clarity for the Company's stockholders on corporate leadership and accountability;

     - The Chairman of the Board possessing the best knowledge of the Company's strategy, operations and financial conditions; and

     - Continuity in the Company's leadership, as Dr. Damadian founded the Company in 1978.

The Company's Board of Directors has an audit committee. There is no standing compensation committee, nominating committee or other committee of the Board.

In accordance with the Nasdaq Marketplace Rules, the Board of Directors adopted a written charter for the audit committee which took effect in June, 2001 and was revised on November 17, 2004. A copy of the charter is attached as Exhibit A to this proxy statement. All of the directors on the audit committee are independent.

Stockholders may communicate with directors by writing to them at the Company in accordance with the Company's corporate governance policies and code of conduct, or in any other manner the particular director may provide. Depending on the sensitivity and timing of a matter raised by a stockholder and the need for disclosure of matters to be made not to just one stockholder, but to the stockholders as a whole, it may not be possible for the director to reply to the stockholder.

Due to the shareholdings of the Company's Chairman of the Board and Chief Executive Officer, Dr. Raymond V. Damadian, which total more than 50% of the voting power of the Company, the Company is a controlled company for purposes of NASDAQ Marketplace Rule 4350(c).

AUDIT COMMITTEE

The Audit Committee, which is comprised of independent directors, is governed by a Board approved charter that contains, among other things, the Committee's membership requirements and responsibilities. The audit committee oversees the Company's accounting, financial reporting process, internal controls and audits, and consults with management and the independent public accountants on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the audit committee appoints, evaluates and retains the Company's independent public accountants. It also maintains direct responsibility for the compensation, termination and oversight of the Company's independent public accountants and evaluates the independent public accountants' qualifications, performance and independence.

Financial Expert on Audit  Committee:  The Board has determined that Mr. Charles
N. O'Data, who currently is a financial consultant to various entities and previously was the Vice President for Development for Geneva College, is the audit committee financial expert. The Board made a qualitative assessment of Mr. O'Data's level of knowledge and experience based on a number of factors, including his formal education and experience.

BOARD OVERSIGHT OF RISK MANAGEMENT. The Company faces risk in many different areas, including business strategy; government regulation; financial condition; health care compliance; product research and development; competition for talent; business vitality; operational efficiency; quality assurance; reputation; intellectual property; and trade secrets, among others. The oversight function is carried out in the quarterly and annual Audit Committee meetings and by communication and meetings with the Company's Chief Executive Officer, who also serves as Chairman of the Board and exercises the principal responsibility for oversight of risk management.

AUDIT COMMITTEE REPORT

The audit committee has (a) reviewed and discussed the audited financial statements with management, (b) discussed with the independent auditors the matters required to be discussed by SAS 61 (Statement on Auditing Standards No.
61) and (c) has received the written disclosures and the letter from the independent accountants required by Independence Standards Board, Standard No. 1 and has discussed with the independent accountants the independent accountant's independence.

Based on the foregoing review and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

The members of the audit committee are Messrs. Charles N. O'Data, Robert J. Janoff and Robert Djerejian. Messrs. O'Data, Janoff and Djerejian are
independent directors, as defined in the Securities and Exchange Commission Regulations and Nasdaq Market Place Rules.

NOMINATING COMMITTEE

The Board of Directors does not believe it requires a separate standing nominating committee because the Board of Directors is relatively small and can make the nominations acting as a whole. The Board does not have a policy with regard to director candidates recommended by stockholders because the absence of such recommendations makes a formal policy unnecessary. Historically, there usually has not been a need to identify new nominees in the absence of the resignation or death of an existing director. The remaining directors evaluate a new nominee based on his integrity, loyalty, competence and experience, and how his background complements that of the remaining directors.

Promoting diversity in the selection of nominees has not yet been considered. Traditionally, the Board has followed a policy of nondiscrimination and equal opportunity.

COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board of Directors does not believe it requires a separate standing compensation committee because the management, under the authority of the Chairman of the Board and Chief Executive Officer, is best equipped to make compensation decisions. The Board reserves the right to change this policy at any time.

Dr. Raymond V. Damadian, who serves as Chairman of the Board, Chief Executive Officer and President of the Company, participates in deliberation and the determination of executive officer and director compensation.

VOTE REQUIRED AND BOARD RECOMMENDATION

The directors will be elected by the vote of a plurality of the votes represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR THE DIRECTORS OF THE COMPANY.

      INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                            DIRECTORS, AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's common shares by the nominees for directors, the Company's Chief Executive Officer, and the directors and executive officers as a group as of May 4, 2010.

NAME AND ADDRESS OF                    SHARES
BENEFICIAL OWNER (1)             BENEFICIALLY OWNED       PERCENT OF CLASS
--------------------------       ------------------       ----------------
Raymond V. Damadian, M.D.
c/o FONAR Corporation
Melville, New York
 Director, President
 PEO, PFO 5% + Stockholder
    Common Stock                      120,302                  2.42%
    Class C Stock                     382,447                 99.98%
    Class A Preferred                  19,093                  6.09%

Claudette Chan
Director
    Common Stock                          106                   *
    Class A Preferred                      32                   *
Robert J. Janoff
Director
    Common Stock                        2,899                   *
    Class A Preferred                      79                   *


Charles N. O'Data
Director
    Common Stock                           28                   *


Robert Djerejian
Director
    Common Stock                            0                   *

All Officers, Directors
and Nominees as a Group
(5 persons) (2)
    Common Stock                      123,335                  2.48%
    Class C Stock                     382,447                 99.98%
    Class A Preferred                  19,204                  6.13%
__________________________
*   Less than one percent

1. Address provided for each beneficial owner owning more than five percent of the voting securities of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See Item 13, "Certain Relationships and Related Transactions" of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009 which is specifically incorporated by reference herein. A copy of the Form 10-K is included in the Annual Report to Stockholders which is being sent to the Company's stockholders with this Proxy Statement.)

The Company believes that each of the related transactions described therein were on terms at least as favorable to the Company as were available from non-affiliated parties.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

With the exception of the Principal Executive Officer and Principal Financial Officer, Dr. Raymond V. Damadian, the compensation of the Company's executive officers is based on a combination of salary and bonuses based on performance. Decisions concerning compensation are made on a case by case basis and not pursuant to standardized formulas, programs, policies or criteria. Dr. Damadian, who serves as both the Principal Executive Officer and Principal Financial Officer, receives compensation which consists only of a salary, which has remained at modest levels to conserve funds. The Board of Directors does not have a compensation committee and does not believe such a committee is required, in view of the manner in which compensation matters are handled. Dr. Raymond V. Damadian is the only executive officer who is a member of the Board of Directors. Dr. Damadian, who also has voting control of the Company and serves as Chairman of the Board and President, participates in the determination of executive compensation for the Company's officers.

As noted above, the Company's compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the Principal Executive Officer. No officer of the Company received compensation in excess of $1 million in fiscal 2009 or in any previous fiscal year. The Board currently believes that the Company should be able to continue to manage its executive compensation program for others so as to preserve the related federal income tax deductions.

The Company does not believe that there are any risks arising from its compensation policies and practices for its employees that are likely to have a material adverse effect on the Company.

The Company maintains no pension or deferred compensation plans except for a noncontributory 401(k) plan.

The following table discloses compensation received for the three years ended June 30, 2009 by the Company's Principal Executive Officer and Principal Financial Officer.

                           SUMMARY COMPENSATION TABLE
                           --------------------------
________________________________________________________________________________
                                                    Plans,
                                            Stock   Pension,  All
Name and                                    and     Deferred  Other
Principal Position                          Option  Compen-   Compen-
Position             Year  Salary     Bonus Awards  sation    sation  Total
-------------------  ----  ---------- ----- ------  --------  ------- ----------
Raymond V. Damadian  2009  $71,870.46   0      0         0        0   $71,870.46
Chairman of the
Board; President;    2008  $81,518.69   0      0         0        0   $81,518.69
Principal Executive
Officer; Acting
Principal Financial  2007  $90,162.36   0      0         0        0   $90,162.36
Officer; Director
________________________________________________________________________________

No executive officer has a written or unwritten employment agreement with the Company. Salaries, bonuses and discretionary stock and stock option awards comprise the full amount of total compensation. The only exceptions are commissions, based on a percentage of the sales prices, payable to salesmen.

COMPENSATION PURSUANT TO STOCK OPTIONS AND SAR GRANTS

No stock options or stock appreciation rights were granted to the Company's Principal Executive Officer and Principal Financial Officer during fiscal 2009.

OPTION/SAR EXERCISES AND YEAR END VALUES

No options or stock appreciation rights were exercised by the Company's Chief Executive Officer during fiscal 2009. The Company's Chief Executive Officer did not hold any unexercised stock options or stock appreciation rights at the end of fiscal 2009.

                              DIRECTOR COMPENSATION
                              ---------------------
_______________________________________________________________________________
                                        Non-      Non-
                                        equity    qualified
              Fees                      incentive deferred  All
              earned                    plan      compen-   other
              or          Stock  Option compen-   sation    compen-
              paid in     awards awards sation    earnings  sation   Total
Name          cash ($)    ($)    ($)    ($)       ($)       ($)      ($)
(a)           (b)         (c)    (d)    (e)       (f)       (g)      (h)
------------  ----------  ------ ------ --------- --------- -------  ----------
A. Claudette
   J.V. Chan  $20,000.24     0      0         0         0       0    $20,000.24

B. Charles
   N. O'Data  $20,000.24     0      0         0         0       0    $20,000.24

C. Robert
   Janoff     $20,000.24     0      0         0         0       0    $20,000.24

D. Robert
   Djerejian  $20,000.24     0      0         0         0       0    $20,000.24
_______________________________________________________________________________

Each director is entitled to receive $20,000 per annum for his or her services as a director of the Company, including service on any committee of the Board of Directors. No other fees are paid to the directors for their services as directors of the Company.

2.   RATIFICATION OF STOCK BONUS PLAN

On April 23, 2010, the Board of Directors adopted the Company's 2010 Bonus Plan (the "2010 Bonus Plan" or "Plan"). The stockholders are being asked to ratify the adoption of the 2010 Bonus Plan. Directors and officers of the Company are among those who are eligible to receive awards under the Plan. The persons who will receive awards and the amount of the awards will be determined in accordance with the provisions of the Plan.

The Plan will be effective as of the date of its ratification by the stockholders. The 2010 Bonus Plan covers 2,000,000 shares of the Company's Common Stock.

The 2010 Bonus Plan permits the granting of stock bonuses for a period of ten years from the date of the stockholders' ratification of the Plan. Bonuses will be granted in the discretion of the Stock Bonus Committee or the Board of Directors of the Company, to employees, officers, directors, advisors and consultants for services rendered or to be rendered to the Company or any of its subsidiaries. Whether any officers or directors will receive awards under the Plan is not yet determinable.

The purpose of the Plan is to enable persons performing valuable services for the Company to acquire a proprietary interest in the Company through the ownership of its Common Stock. Management believes that such ownership provides such persons with a more direct stake in the future welfare of the Company and encourages them to remain in the service of the Company or its subsidiaries and that the Plan will assist the Company in obtaining and retaining the services of such persons.

Restrictions may be imposed on resale (by officers, directors and 10% stockholders) of the shares of Common Stock purchased under the Plans by the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, any participant who may be deemed an affiliate of the Company, as defined by the Securities and Exchange Commission, may be required to utilize a separate prospectus to reoffer or resell such shares unless an exemption is applicable. The Stock Bonus Committee or Board of Directors may impose restrictions on shares of Common Stock issued pursuant to the 2010 Bonus Plan.

The following table shows information relating to outstanding options and securities remaining available for issuance under previously approved plans.


Equity Compensation Plan
Information
Plan category        Number of          Weighted-       Number of
                     securities to      average         securities remaining
                     be issued upon     exercise price  available for future
                     exercise of        of outstanding  issuance under equity
                     outstanding        options,        compensation plans
                     options, warrants  warrants        (excluding securities
                     and rights         and rights      reflected in column (a))
-------------------  -----------------  --------------  ------------------------
Equity compensation
plans approved by
security holders          96,014             $30.69            130,943

Equity compensation
plans not approved
by security holders         -                  N/A                -

Total                     96,014             $30.69            130,943


                                    THE PLAN

The following is a summary of certain provisions of the Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan. A copy of the 2010 Bonus Plan is attached hereto as Exhibit B.

The Plan will be administered by a Committee appointed by the Board of Directors of the Company, consisting of individuals who serve at the discretion of the Board and who may be eligible to receive stock bonuses under the 2010 Bonus Plan. In the absence of any Committees, the Plans will be administered directly by the Board of Directors. The Committees determine, among other things, who will receive stock bonuses, when the stock bonuses will be received and the number of shares comprising each stock bonus.

Bonus stock awards granted under the 2010 Bonus Plan are not assignable except by will or the laws of descent and distribution.

The Board of Directors has the right to amend, suspend or terminate the Plan at any time, except that it may not, without stockholder approval, increase the maximum number of shares covered by the 2010 Bonus Plan.

In the event of stock dividends, stock splits and similar changes involving the Common Stock of the Company, the Committee shall take such action as in its judgment is necessary to preserve to the recipients of stock bonuses rights substantially proportionate to the rights existing prior to such event. In the event of any such change, the Committee may provide for an increase or decrease in the aggregate number of shares of Common Stock available under the 2010 Bonus Plan. The determination of the Committee will be conclusive and binding upon the participants in the Plans.

The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, nor do the Plans qualify under Section 401(a) of the Code.

FEDERAL INCOME TAX CONSEQUENCES. The grant of stock bonuses under the 2010 Bonus Plan will result in compensation to the employee which must be recognized as ordinary income on the date the stock bonus is granted. The amount of income will be the fair market value of the stock on the date the stock bonus is granted. The Company will be entitled to a deduction (provided applicable withholding or reporting requirements are met) for Federal income tax purposes at the same time in the same amount as the employee is required to recognize income.

Upon a subsequent sale or taxable exchange of the shares acquired as a result of stock bonuses, an employee will realize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the amount of income recognized on the grant of the stock bonus (his tax basis).

The foregoing is only a brief summary of the applicable federal income tax laws and should not be relied upon as being a complete statement. The federal tax laws are complex, and they are subject to legislative changes and new or revised judicial or administrative interpretations. In addition to the federal income tax consequences described herein, the grant of options under the Plans or the receipt of shares upon exercise thereof may also have significant state and local tax consequences.

The affirmative vote of shares holding a majority of the votes represented at the meeting is required to ratify the adoption of the Plans. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

3.   RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors selected Marcum LLP, as the Company's independent auditors for the fiscal year ending and June 30, 2010. The stockholders will be asked to ratify this action by the Board. Marcum LLP were the Company's auditors for the fiscal years ended June 30, 2007, June 30, 2008 and June 30, 2009.

One or more representatives of Marcum LLP, are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

The affirmative vote of shares holding a majority of the votes represented at the meeting is required to ratify the selection of auditors by the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

AUDIT FEES

The aggregate fees billed by Marcum LLP for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2009 and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended June 30, 2009 were $554,571. An audit of internal controls was not required this year.

The aggregate fees billed by Marcum LLP for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2008 and our internal controls, and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended June 30, 2008 were $676,576.

All work on the audits in each of the last two fiscal years was performed by full-time permanent employees of Marcum LLP.

AUDIT-RELATED FEES

No audit-related fees were billed by Marcum LLP for the fiscal years ended June 30, 2009 and June 30, 2008.

TAX FEES

The aggregate fees billed by Marcum LLP for tax compliance, tax advice and tax planning in the fiscal years ended June 30, 2009 and June 30, 2008 were $206,335 and $163,918, respectively.

ALL OTHER FEES

The aggregate fees billed by Marcum LLP for all other services rendered by them during the fiscal years ended June 30, 2009 and June 30, 2008 were $31,776 and $29,035, respectively, which included services in connection with the registration of securities, employee benefit plans and reviews and procedures that we requested Marcum LLP to undertake to provide assurances on matters not required by laws or regulations.

Since January 1, 2003, the audit committee has adopted policies and procedures for pre-approving all non-audit work performed by its auditors. Specifically, the committee must pre-approve the use of the auditors for all such services. The audit committee has pre-approved all non-audit work since that time and in making its determination has considered whether the provision of such services was compatible with the independence of the auditors.

No fees were billed by Marcum LLP for the fiscal years ended June 30, 2009 or June 30, 2008 for designing, operating, supervising or implementing any of our financial information systems or any hardware or software systems for our financial information.

The Company's audit committee believes that the provision by Marcum LLP of services in addition to audit services in fiscal 2009 and 2008 were compatible with maintaining their independence. The services to be performed are presented by Marcum LLP to the committee or its chairman. The matter is then evaluated and a decision made.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at next year's annual meeting of stockholders must be received by the Company no later than January 11, 2011 to be included in the Company's proxy statement and form of proxy related to that meeting.

SOLICITATION OF PROXIES

The proxy accompanying this proxy statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, e-mail, facsimile, telephone, telegraph, or messenger. The Company will pay persons holding shares of stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

VOTING TABULATION

The election of the Company's directors requires a plurality of the votes represented in person or by proxy at the meeting. The ratification of proposals and the selection of auditors requires the affirmative vote of a majority of the votes represented in person or by proxy at the meeting. Votes cast by proxy or in person at the meeting will be tabulated by the Company.

A stockholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients in certain cases may vote their clients' proxies in their own discretion. Where a proposal requires a majority of the votes present for its passage, an abstention or broker non-vote will have the same effect as a negative vote.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies, where the authorization to do so has been granted.

DATED: Melville, New York, May 19, 2010

A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 2009, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO:

                          INVESTOR RELATIONS DEPARTMENT
                                FONAR CORPORATION
                                110 MARCUS DRIVE
                            MELVILLE, NEW YORK 11747

                                    EXHIBIT A

                                FONAR CORPORATION

                         REVISED AUDIT COMMITTEE CHARTER


This Audit Committee Charter, as most recently revised, adopted by the Board of Directors (the "Board") of Fonar Corporation (the "Company").

1.   PURPOSE

The Audit Committee (the "Committee") shall assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee (i) management's conduct of: the Company's financial reporting, including by overviewing the integrity of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the Company's securityholders and other users thereof; (ii) management's establishment and conduct of the Company's systems of internal accounting and financial controls, including the Company's internal audit function; (iii) the qualifications, engagement, compensation, independence and performance of the Company's independent auditors, the conduct of the annual audit and any other audit, attest or review services, and the engagement of the independent auditors to provide any non- audit services; (iv) the preparation of the audit committee report required by U.S. Securities and Exchange Commission ("SEC") rules; (v) the Company's legal and regulatory compliance; and (vi) the Company's codes of conduct, as established by management and the Board. The Committee's role shall apply equally with respect to any subsidiary of the Company (including any partnership or joint venture) whose financial results are consolidated with the financial results of the Company and any other subsidiary which is directly or indirectly controlled by the Company and also with respect to any separate financial reports of any such subsidiary.

In discharging its role, the Committee is empowered to investigate any matter that comes to its attention and shall have access to all books, records, facilities and personnel of the Company which are necessary in order for the Committee to perform its duties hereunder. The Committee has the power to retain legal counsel, auditors or other experts as it determines appropriate to carry out its role and responsibilities and shall be provided adequate funding from the Company to engage such advisors and for the administration of the Committee's affairs. The Company shall compensate the independent auditor for its audit, review and attest services as determined and directed by the Committee.

The Committee shall report regularly to the Board on the Committee's activities, including all actions taken by the Committee on behalf of the Company and on any material issues that arise with respect to the quality or integrity of the Company's financial statements, the performance and independence of the independent auditor, the performance of the internal audit function, the Company's compliance with legal or regulatory requirements and the adequacy of and compliance with the Company's codes of conduct to the extent such codes of conduct relate to the duties and purposes of the Audit Committee as described herein and any other matters the Committee reasonably deems appropriate in connection with the performance of its duties hereunder or which the Board requests. The Committee shall report to the Board at least annually on its expenses, including the compensation of the independent auditor.

II.  COMMITTEE MEMBERSHIP

The Committee shall consist of three or more members of the Board, as shall be determined by the Board, each of whom has been determined by the Board to be "independent" in accordance with the applicable listing standards of the NASD. All members of the Committee shall meet the applicable financial literacy requirements of the NASD and at least one member shall be an "audit committee financial expert" as such term is defined under applicable SEC rules. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board of Directors has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

III. COMMITTEE MEETINGS; SUBCOMMITTEES

The Committee shall meet on a regularly-scheduled basis at least four times per year or more frequently as circumstances dictate. The Committee's meetings shall include, on at least a quarterly basis, an executive session with the independent auditor to provide the opportunity for full and frank discussion of the Company's financial reporting without any member of senior management present, except for the Company's General Counsel if the Committee so desires.

IV.  RESPONSIBILITIES AND FUNCTIONS

The Committee's role is one of oversight. The Committee's primary responsibility relates to the Company's financial reporting and its other responsibilities and functions as stated herein, while important in their own right, are ancillary to the accurate and complete presentation of the Company's financial position and prospects. The Company's management is responsible for preparing the Company's financial statements, for assuring the Company's compliance with its legal and regulatory obligations and for the adherence by Company personnel with the Company's business policies and codes of conduct. The Company's independent auditor is responsible for auditing the Company's financial statements and assessing the adequacy of the Company's internal controls. The Company's management and independent auditor have more knowledge and detailed information about the Company, greater expertise in financial reporting, internal control matters, the legal and regulatory obligations of the Company and the details of the Company's codes of conduct and business policies, and greater opportunity to analyze financial reporting issues facing the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee does not provide any expert or special assurance as to the Company's financial statements, internal controls, legal compliance or adherence to its codes of conduct and business policies or any professional certification as to the independent auditor's work.

The following functions of the Committee are specified as a guide, with the understanding that the Committee will exercise its judgment in determining the specific activities the Committee may undertake at any time and in its activities may diverge from this guide as appropriate given the circumstances. The Committee is authorized to carry out these and such other functions and responsibilities as are assigned by the Board from time to time and to take any actions reasonably related to the Committee's responsibilities as mandated by this Charter.

To fulfill its purpose, the Committee shall:

     1. appoint, subject to ratification of the appointment by the shareholders, and, if appropriate, dismiss the accounting firm which shall audit the Company's annual financial statements and any other accounting firm which shall provide to the Company any other audit, attest or review services (each of which shall be considered an "independent auditor" for purposes for this Charter), and evaluate the performance, determine the compensation and oversee the work of the independent auditors; the independent auditors shall report directly to the Committee and the Committee shall resolve any disagreement between management and the independent auditors regarding financial reporting In connection with the appointment of the Company's independent auditors, the Committee shall on an annual basis:

          (a) receive and review a formal written statement from the accounting firm to be retained as the Company's independent auditor delineating all relationships between the accounting firm and the Company (consistent with Independence Standards Board Standard No. 1 and any additional or successor standard established by the Public Company Accounting Oversight Board) and also delineating any services the accounting firm has provided to the Company's chief executive, chief financial and chief accounting officer; the Committee shall actively engage in a dialogue with such accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the accounting firm and take appropriate action in response to the accounting firm's report to satisfy itself of the auditor's independence;

          (b) consider whether, in the interest of assuring continuing independence of the independent auditor, the Company should regularly rotate the accounting firm that serves as its independent auditor; (c) set clear policies with respect to the Company's hiring of employees or former employees of the independent auditors;

          (d) receive and review a report from the independent auditors describing: (i) such firm's internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, peer review, or Public Company Accounting Oversight, Board Review of such firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

     2. review and approve any auditing and non-auditing services to be provided by the Company's independent auditors, including the adoption by the Committee of any policies and procedures detailing services which the independent auditors are permitted to provide to the Company without specific advance approval by the Committee, if any, except that if services rendered by the auditors were not recognized as non-audit services at the time of the independent auditor's engagement, such services shall be promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

     3. review and discuss with management and the independent auditor on a regular basis: (i) the adequacy of the Company's internal and disclosure controls and procedures, including computerized information system disclosure controls and procedures and security; (ii) any significant deficiencies or material weaknesses in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data that are reported to the Committee; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls that are reported to the Committee; and (iv) any findings and recommendations of the independent auditor with regard to such matters, together with management's responses;

     4. review and discuss with management, including the chief financial officer and chief accounting officer, and the independent auditor (i) any significant audit findings during the year, including the status of previous audit recommendations; (ii) any audit problems or difficulties encountered in the course of the auditor's work, including any restrictions on the scope of activities or access to required information; (iii) any changes required in the scope of the audit plan; (iv) the audit budget and staffing; and (v) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

     5. review and discuss with management and the independent auditor accounting policies that may be viewed as critical; review and discuss significant changes in Company accounting policies and any accounting and financial reporting proposals (including changes in generally accepted accounting principles) that may have a material impact on the Company's financial reports; inquire as independent auditor's view of the accounting treatment related to significant new Company transactions or other significant matters or events not in the ordinary course of the Company's business and inquire as to the independent auditor's views about whether Company accounting principles as applied are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether or not those principles reflect common or minority practices;

     6. review and discuss with management and the independent auditor any financial or non-financial arrangements that do not appear in the financial statements of the Company but are material to the Company's financial position or performance; and review, discuss with management and the independent auditor, and approve, any transactions or courses of dealing with related parties (e.g., including significant shareholders of the Company, directors, corporate officers or other members of senior management or their family members) that are material in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, as determined by the Committee to warrant review by the Committee;

     7. review and discuss with the independent auditor: (i) any accounting adjustments that were noted or proposed by the independent auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company;

     8. review and discuss with management, including the chief financial officer and chief accounting officer, and the independent auditor any significant risks or exposures to which the Company is subject and assess the Company's underlying policies with respect to risk assessment and risk management and the steps management has taken to minimize risks;

     9. review the Company's financial statements, including: (i) prior to public release, reviewing and discussing with management and the independent auditor the Company's annual and quarterly financial statements to be filed with the SEC, including (a) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", (b) the certifications regarding the financial statements or the Company's internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company's chief executive and financial officers and personnel and any qualifications thereon, (c) the matters required to be discussed with the independent auditor by Statement of Auditing Standards No. 61 or No. 71; (ii) with respect to the independent auditor's annual audit report and certification, before release of the annual audited financial statements, meet separately with the independent auditor without any management member present and discuss the independent auditor's assessment of the adequacy of the Company's system of internal accounting and financial controls and the appropriateness of the accounting principles used in and the judgments made in the preparation of the Company's audited financial statements and the quality of the Company's financial reports; (iii) also in connection with the release of the Company's audited annual financial statements, meet separately with management and the Company's financial personnel and discuss management's evaluation of the adequacy of the Company's system of internal accounting and financial controls and the appropriateness of the accounting principles used in and the judgments made in the preparation of the Company's audited financial statements and the quality of the Company's financial reports; (iv) make a recommendation to the Board of Directors regarding the inclusion of the audited annual financial statements in the Company's Annual Report on Form 10-K to be filed with the SEC; and (v) prior to submission to any governmental authority of any financial statements of the Company with the SEC, review such financial statements and any report, certification or opinion thereon provided by the independent auditor;

     10.  discuss with management and the independent  auditor,  as appropriate,
          earnings  press  releases  and  financial   information  and  earnings
          guidance provided to analysts and to rating agencies;

     11. establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

     12. review periodically with the General Counsel: (i) legal and regulatory matters that may have a material impact on the Company's financial statements and (ii) the scope and effectiveness of the Company's legal compliance policies and programs;

     13. receive and act upon any reports of a material violation of law received from any attorney for the Company in accordance with the SEC's Rule of practice, any reports from legal counsel appointed or retained, with the authorization of the Committee, to investigate any such report and any reports of the General Counsel on any proceeding relating to such reports;

     14. review periodically with management the adequacy of the Company's codes of conduct (including the Company's policies and procedures concerning trading in Company securities and use in trading of proprietary or confidential information) and the compliance therewith by Company personnel and review and approve any waivers sought under such codes with respect to directors, executive officers and senior financial officers) but any waiver reviewed by the Committee shall be reported by the Committee to the Board and approval of the Board as well shall be required for any such waiver to any officer who is a member of the Board;

     15. review and advise the Board with respect to the appointment, reassignment, replacement or dismissal of the chief financial officer and chief accounting officer and other financial or accounting personnel and consult with the Compensation Committee, if any, regarding any reduction in the salary or benefits of, the terms of participation in any incentive compensation program by and any discretionary bonus or incentive award to the chief financial officer and chief accounting officer;

     16. prepare a report to be included in the Company's annual proxy statement stating whether or not the Committee: (i) has reviewed and discussed the Company's audited financial statements with management;
          (ii) has discussed with the independent auditor the matters required to be discussed by SAS No. 61 and 90; (iii) has received the written disclosure and letter from the independent auditor (delineating all relationships such firm has with the Company) and has discussed with such firm its independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company's Annual Report on Form 10-K for filing with the U.S. Securities and Exchange Commission;

     17. conduct an annual self-evaluation of the performance of the Committee, including its compliance with this Charter, and review and reassess the adequacy of this Charter; and

     18.  maintain   minutes  and  other  records  of  Committee   meetings  and
          activities.

                                    EXHIBIT B

                              2010 STOCK BONUS PLAN

1.   PURPOSES OF THE PLAN.

     The purpose of this Stock Bonus Plan (the "Plan") is to assist FONAR Corporation, a Delaware corporation (the "Corporation"), and its subsidiaries (as hereinafter defined) in attracting and retaining the services of key employees, non-employee directors, officers, advisors and consultants, and to secure for the Corporation and its subsidiaries the benefits of the incentive inherent in ownership of the Corporation's equity securities by parties who are responsible for the continuing growth and success of the Corporation and its subsidiaries.

     For the purposes of this plan, the term "subsidiary" and/or "subsidiaries" shall mean any corporation of which the majority of the outstanding voting stock is owned directly or indirectly by the Corporation.

2.   SHARES SUBJECT TO THE PLAN.

     Subject to the provisions of Section 7 of the Plan, an aggregate of 2,000,000 shares of Common Stock, par value $.0001 per share, of the Corporation ("Common Stock"), are available for the issuance under the Plan as compensation for services to the Corporation ("Bonus Stock").

     The shares to be issued as Bonus Stock under the Plan may be authorized but unissued shares of Common Stock or issued shares of Common Stock which are held in the treasury of the Corporation.

3.   TERM OF THE PLAN.

     Subject to the provisions of Section 8 and 10, the Plan shall commence effective as of the date the Plan is approved by the stockholders, and Bonus Stock awarded under the Plan must be issued no later than ten years thereafter.

4.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by a committee which shall consist of two or such greater or lesser number of members, as determined by the Board of Directors from time to time, who shall be appointed by the Board of Directors of the Corporation (the "Committee") or, in the absence of such a Committee, by the Board of Directors of the Corporation. Directors of the Corporation who are either eligible to receive Bonus Stock, or to whom Bonus Stock has been granted, may vote on any matters affecting the administration of the plan or the granting of Bonus Stock under the Plan. Any action of the Committee may be taken by a written instrument signed by a majority of the members of the Committee then in office. Members of the Committee need not be members of the Board of Directors.

     Subject to the express provisions of the Plan, the Committee or the Board or Directors, as the case may be, shall have the authority, in its discretion:
(i) to determine the parties to receive Bonus Stock, the times when they shall receive such awards, the number of shares to be issued, and the time, terms and conditions of the issuance of any such shares; (ii) to construe and interpret the terms of the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee or the Board of Directors, as the case may be, on the matters referred to in this Section 4 shall be final and conclusive.

5.   ELIGIBILITY AND SELECTION.

     The Committee or the Board of Directors, as the case may be, shall have sole and absolute discretion to issue Bonus Stock under the Plan to reward employees, officers, directors, advisors and consultants for services rendered or to be rendered to or for the benefit of the Corporation, or any of its subsidiaries (the grant of Bonus Stock under this Plan shall be referred to as a "Bonus Stock Award"). In determining the parties to whom Bonus Stock Awards shall be granted under the Plan and the number of shares of Common Stock which may be granted to such persons, the Committee or the Board of Directors, as the case may be, shall consider the duties of the parties, their present and potential contributions to the success of the Corporation, and such other factors as the Committee or the Board of Directors deems relevant in furthering the purposes of the granting of such Bonus Stock and the interests of the Corporation. A party may receive more than one Bonus Stock Award under the Plan.

6.   BONUS STOCK AWARDS.

     (a) The Committee or the Board of Directors, as the case may be, shall determine for each party chosen to participate in the Plan ("Participant") the number of shares of Common Stock to be covered by each Bonus Stock Award and the installments, if any, in which the Bonus Stock will be granted.

     (b) The Committee or the Board of Directors shall determine the terms, conditions and restrictions, if any, to which such Bonus Stock or its issuance will be subject. Any restrictions imposed shall be evidenced by a written agreement executed by the Participant. Such agreement shall also include any terms and conditions required by applicable securities laws.

     (c) The Corporation shall deliver to the Participant on the date specified, or as soon thereafter as is practicable, the number of shares of Common Stock specified in such Participant's Bonus Stock Award, subject to and in accordance with the Bonus Stock Award.

     (d) Bonus Stock Awards shall not be transferable other than by the last will and testament of the holder of the Bonus Stock Award or the applicable laws of descent and distribution. Bonus Stock Awards may not be assigned, sold, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) except to the extent expressly provided for in the Plan and shall not be subject to execution, attachment or similar process.

7.   DILUTION AND OTHER ADJUSTMENTS.

     In the event of any change in the outstanding Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares of Common Stock, or other similar corporate change, the Committee or the Board of Directors, as the case may be, shall make such adjustments as it, in its absolute discretion, deems equitable in the number of kind of shares of Common Stock authorized by the Plan and, with respect to outstanding shares of Common Stock covered by Stock Bonus Awards but not yet issued, in the number of kind of stock covered by Stock Bonus Awards made under the Plan.

8.   TERMINATION AND AMENDMENT OF THE PLAN.

     Unless sooner terminated, as hereinafter provided, this Plan shall terminate at 11:59 p.m. on the day following ten years after the approval of the Plan by the stockholders, and no Bonus Stock shall be granted hereunder after that date. The Board of Directors may terminate or amend this Plan at any time without notice, or make such modifications of this Plan as it shall deem advisable. No termination, amendment or modification of the Plan may adversely affect the rights of any party to whom a Bonus Stock Award has been made without such party's consent.

9.   INDEMNIFICATION.

     In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee and the Board of Directors shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Bonus Stock Award granted thereunder, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudicated in such action, suit or proceeding that such Committee member or director, as the case may be, is liable for negligence or misconduct in the performance of his duties; provided that within 10 days after institution of any such action, suit, or proceeding a Committee member or director, as the case may be, shall offer the Corporation in writing the opportunity, at its own expense, to handle and defend the same.

10.  EFFECTIVENESS OF THE PLAN.

     The Plan shall become effective on the date it is approved and ratified by the stockholders of the Corporation.

                                FONAR CORPORATION

          Proxy - Annual Meeting of Stockholders for fiscal year 2010 -
                             June 28, 2010 10:00 AM

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of Fonar Corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Raymond V. Damadian, Luciano Bonanni, and Kurt Reimann, and each of them, proxies with full power of substitution, for and in the name of the undersigned to attend the Annual Meeting of the Stockholders of the Company to be held at the Double Tree Hotel, Wilmington Downtown, 700 King Street, Wilmington, Delaware on June 28, 2010 at 10:00 a.m., local time, and at any adjournment(s) thereof, and there to vote upon all matters specified in the notice of said meeting, as set forth herein, and upon such other business as may properly and lawfully come before the meeting, all shares of stock of the Company which the undersigned would be entitled to vote if personally present at said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL PROPOSALS.

The Board of Directors Recommends you vote for the following:

No. 1.  Election of Directors

             FOR ALL              WITHHOLD ALL           FOR ALL EXCEPT

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           /          /           /          /           /          /
           /          /           /          /           /          /
           +----------+           +----------+           +----------+


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the number(s) of the nominees on the line below.

01 - Raymond V. Damadian,    02 - Claudette J. V. Chan,   03 - Robert J. Janoff,
04 - Charles N. O'Data and   05 - Robert Djerejian.

The Board of Directors recommends you vote for the following proposals:

No. 2. To ratify the adoption of the Company's 2010 Stock Bonus Plan and to authorize the issuance by the Board of Directors of up to 2,000,000 shares under the Plan.

                FOR                 AGAINST                ABSTAIN

           +----------+           +----------+           +----------+
           /          /           /          /           /          /
           /          /           /          /           /          /
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No. 3. To ratify the selection of Marcum LLP as the Company's independent auditors for the fiscal year ended June 30, 2010.

                FOR                 AGAINST                ABSTAIN

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           /          /           /          /           /          /
           /          /           /          /           /          /
           +----------+           +----------+           +----------+


No. 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                FOR                 AGAINST                ABSTAIN

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           /          /           /          /           /          /
           /          /           /          /           /          /
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          __________________________________     _______________________
                     Signature                           Date


          __________________________________     _______________________
               Signature (Joint owners)                  Date

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

                                 ANNUAL REPORT

                                     2009

FONAR
                                                 THE INVENTOR OF MRI

FONAR
                                                 THE INVENTOR OF MRI

FONAR
                                                 THE INVENTOR OF MRI

                                                       An ISO 9001 Company

                    FONAR PRESIDENT'S MESSAGE TO SHAREHOLDERS

                                    MAY 2010

DEAR SHAREHOLDERS:

     FONAR is the original MRI company - the first to produce an MRI scanner. Incorporated in 1978, FONAR introduced the first commercial MRI scanner (the QED
80) in 1980 and has since produced several generations of cutting-edge MRIs. The Company's latest innovation, the FONAR Upright(R) Multi-Position(TM) MRI features a unique physical configuration that enables it to scan patients in virtually any position. Conventional MRI scanners can only scan patients lying down, i.e. in a single, static, non-weight-bearing position. The FONAR Upright(R) Multi-Position(TM) MRI is the only MRI that is able to provide
Dynamic(TM) MRI - patient imaging in any position, including weight-bearing postures, bending, flexion and extension.

     Since the introduction of the FONAR Upright(R) Multi-Position(TM) MRI, we regularly hear reports from both users and referring physicians of how the Upright(R) MRI diagnoses problems that conventional MRIs underestimate or completely miss. It is very gratifying to know that the FONAR Upright(R) Multi-Position(TM) MRI is allowing physicians, particularly surgeons, to improve their patients' outcomes simply because the Upright(R) MRI provides them with more complete diagnoses.

     At this writing we have sold 164 Upright(R) MRIs and installed 142 of them worldwide. There are Upright(R) MRIs in 12 foreign countries: Australia, Canada, Dubai, England, Germany, Greece, Kuwait, the Netherlands, Puerto Rico, Scotland, Spain, and Switzerland. As of today, over 1.7 million scans have been performed on the FONAR Upright(R) Multi-Position(TM) MRI. We helped a lot of people. Every FONAR employee, FONAR scanner owner, and FONAR stockholder can be proud of that.

SCIENTIFIC STUDIES AFFIRM THE DIAGNOSTIC IMPORTANCE OF DYNAMIC(TM) MRI

     Important studies conducted at prestigious universities, including UCLA, the University of Aberdeen (Scotland), the University of Louisville School of Medicine, and the University Hospital in Zurich attest to the diagnostic value of multi-position and weight-bearing MRI, which can only be provided by the FONAR Upright(R) Multi-Position(TM) MRI.

     For the benefit of those new to FONAR, it is important for you to be aware of some key results from UCLA. To those of you who are already aware of these results, it bears repeating: At the 22nd Annual Meeting of the North American Spine Society (NASS) held in October 2007 in Austin, Texas, the University of California, Los Angeles (UCLA) School of Medicine presented four scientific papers comparing the visualization of spine pathology by Dynamic(TM) MRI to images obtained by Static MRI in 1,302 patients. The studies were performed utilizing the FONAR Upright(R) Multi-Position(TM) MRI scanner together with a novel software image analysis program that was developed by FONAR user, True MRI. The program provides comprehensive quantitative measurements of spinal structures in both the Static and Dynamic(TM) positions. The results were staggering.

     Key among the results of these four studies: The Static MRI "miss rate" of spondylolistheses (vertebra dislocations) at the critical L4-5 segment is 35.1% The Static MRI "miss rate" of spondylolistheses (vertebra dislocations) at L3-4 is even higher at 38.7% The Static MRI overall "miss rate" is 18.1%

     These are the results of a large sample study (over 1000 patients) conducted at a prestigious institution (The UCLA School of Medicine). It is clear that static, recumbent-only MRI is inadequate because it does not provide surgeons with the diagnostic information they need to achieve optimal results.

     We are confident that as the body of evidence for the efficacy of Dynamic(TM) MRI continues to grow, the FONAR Upright(R) Multi-Position(TM) MRI will steadily achieve broader acceptance by the medical community.

CORRELATED SLICE PROFILING (CSP)

     FONAR  recently   developed   Correlated  Slice  Profiling  (CSP),  a  very
convenient and highly effective means of presenting the results of scanning spine patients (cervical and lumbar) in four positions: neutral, flexion, extension and recumbent. The referring doctor can view precisely the same longitudinal slice of the spine in all four postures on a single sheet of film. CSP allows the referring doctor to quickly identify and access position-related pathology and judge for himself the inadequacies of recumbent-only spinal imaging. HMCA's Melville, New York location is the first to offer CSP to its physicians. I am pleased to report that the program has been enthusiastically received by the local medical community. We plan to bring CSP to other HMCA-managed facilities in the near future.

RECENT HIGHLIGHTS [EXCERPTS FROM FONAR PRESS RELEASES]

     In February 2009, Raymond V. Damadian, M.D., founder and president of FONAR Corporation, received the 2009 Honorary Fellow Award from the American Institute for Medical and Biological Engineering (AIMBE) for his discovery of MRI in Washington, D.C.

     In June 2009, FONAR announced it had sold a fifth UPRIGHT(R) Multi-Position(TM) MRI scanner to Rose Radiology Centers, the major radiology group on Florida's West Coast. Rose Radiology has ten offices in the greater Tampa area. Manuel S. Rose, M.D., President & Founder of Rose Radiology Centers, stated, "Over the years we have had countless patients who have benefited considerably from the FONAR UPRIGHT(R) Multi-Position(TM) MRI, which we call TruSCAN MRI. In fact, on the first day we were open for business, we were able to make a spine diagnosis on a patient that other MRI scanners had failed to diagnose. The diagnosis led to a successful surgery, which relieved the persistent pain the patient had experienced."

     In December 2009, FONAR announced that Center for Diagnostic Imaging (CDI) (Minneapolis, MN) had purchased a third FONAR UPRIGHT(R) Multi-Position(TM) MRI. The scanner will be installed in CDI's OpenScan MRI center in Duluth. Headquartered in Minneapolis, Center for Diagnostic Imaging (CDI) has been a leader in high-quality, cost-effective, outpatient radiology imaging services since 1981, and currently owns and operates 53 diagnostic imaging centers in nine states.

ON-GOING CHALLENGES

     FONAR, like other manufacturers of medical equipment, continues to suffer from the effects of low Medicare reimbursements for MRI services, originated by the Deficit Reduction Act of 2005. The problem has been further compounded by piggyback reductions in payments by commercial payers whose contacted fees are fixed percentages of Medicare fees.

     At the same time, the on-going recession created by sub-prime lending crisis has made it very difficult for potential buyers to obtain funding for capital equipment. It is not unusual for the project cost of a new MRI scanning center to reach $2 million, including the cost of the MRI scanner, office equipment, leasehold improvements, furnishings, and working capital. Obtaining financing for such projects in today's reimbursement/economic environment is an insurmountable obstacle for many would-be buyers. Consequently, FONAR, like other capital equipment manufacturers, has experienced a substantial decline in sales.

     Consequently, we have had to make adjustments, some of them drastic, in order to secure the future of the company. We recently cut the size of our staff, particularly in manufacturing, and temporarily cut the salaries of all remaining employees. We continue to cut expenses wherever possible without jeopardizing the company's main revenue-producing segments.

     While the sales and marketing effort of FONAR scanners is a principal objective of FONAR, equal in importance is the growth of the FONAR business segments that reliably provide the income needed to sustain and proper FONAR. Those segments are our Field Service Division and our MRI management subsidiary, Health Management Corporation of America (HMCA).

FIELD SERVICE/UPGRADES

     Obviously, as the number of installations grows, so will Field Service revenue. Therefore we will continue to provide our installed base with responsive, high quality customer service. At the same time, we are focusing on developing and selling upgrades to our installed base. These upgrades will improve the scanner performance, which will assist our customers in obtaining ACR (American College of Radiology) accreditation and make them even more competitive.

     The new "P-2 Upgrade" is hardware/software upgrade that includes re-shimming of the magnet and system recalibration. The P-2 upgrade provides customers with more reliable field homogeneity, which improves image quality and enables advanced imaging techniques. The new "Fat Suppression Upgrade" combines the "P-2 Upgrade" with newly developed QUAD-Z receiver coils to achieve fat-suppression imaging, a highly desirable imaging technique.

HMCA

     But the segment with the greatest potential for supplying FONAR with a reliable source of revenue is its subsidiary, HMCA. Accordingly, we have been directing our resources, our talents, and our energy towards growing HMCA.

     At this writing, HMCA manages ten (10) MRI scanning centers - seven (6) in New York, three (3) in Florida, and one (1) in Georgia. All of them, with the exception of the facility in Georgia are equipped with the FONAR Upright(R) Multi-Position(TM) MRI scanner. Our plan is to grow HMCA in two ways - first, by increasing business at the existing sites. To that end, we have expanded our marketing staff, increased marketing activities (various modes of advertising, events participation, etc.), instituted incentive programs, and substantially improved our sales training program. I am pleased to report that our efforts have been very fruitful. In fact, the nine HMCA-managed Upright(R) MRI facilities (marketed as Stand-Up MRIs) performed a record 3,183 scans during the month of March, 2010, an average of 354 per scanner. This is a 35% increase as compared to 2,354 scans done during the month of March 2009, one year earlier.

     As the existing base of HMCA-managed sites prospers, we will be able to grow HMCA a second way - which is by managing additional FONAR Upright(R)
Multi-Position(TM) facilities. HMCA is actively in the process of conducting demographic studies in several regions of the country in search of promising locations for additional Upright(R) MRI facilities.

CONCLUSION

     I firmly believe that once the impact of reduced reimbursements has been absorbed and once we have fully emerged from the current recession, the medical community will once again be purchasing diagnostic equipment at pre-recession levels or higher - especially the FONAR Upright(R) Multi-Position(TM) MRI. Why the Upright(R) MRI? Because the Upright(R) MRI is a product that physicians desperately need to improve the outcomes of their patients, a product that patients simply love because if its spaciousness and comfort, a product that is steadily gaining acceptance by the medical community.

Thank you for your faithful support.


Sincerely,

/s/Raymond V. Damadian
Raymond V. Damadian

President and Chairman

            SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
                              _____________________

                                   FORM 10-K/A
                              _____________________

              [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934 [Fee Required] For the fiscal year ended June 30, 2009

                                       OR

              [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES AND EXCHANGE ACT OF 1934 [No Fee Required] For the transition period from _______ to _______

                           Commission File No. 0-10248
                           ___________________________

                                FONAR CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    11-2464137
    (State of incorporation)                           (IRS Employer
                                                   Identification Number)

   110 Marcus Drive, Melville, New York                   11747
 (Address of principal executive offices)              (Zip Code)

                                 (631) 694-2929
              (Registrant's telephone number, including area code)
              ____________________________________________________

           Securities registered pursuant to Section 12(b) of the Act:
                    Common Stock, par value $.0001 per share

           Securities registered pursuant to Section 12(g) of the Act:
                                      None
        ________________________________________________________________

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ___ No _X_

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ___ No _X_

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes _X_ No ___

Indicate by check mark if disclosure of delinquent filers, pursuant to Item 405 of Regulation S-K, {section}229.405 of this Chapter, is not contained, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this 10-K or any amendment to the Form 10-K. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer", "accelerated filer and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ___ Accelerated filer ___
Non-accelerated filer ___(Do not check if a smaller reporting company) Smaller reporting company _X_

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ___ No _X_

The aggregate market value of the shares of Common Stock held by non-affiliates as of December 31, 2008 based on the closing price of $0.83 per share on such date as reported on the NASDAQ System, was approximately $4.0 million. The other outstanding classes do not have a readily determinable market value.

As of September 30, 2009, 4,906,275 shares of Common Stock, 158 shares of Class B Common Stock, 382,513 shares of Class C Common Stock and 313,451 shares of Class A Non-voting Preferred Stock of the registrant were outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE
                                      None

REASON FOR AMENDMENT

Fonar Corporation is amending its 10-K/A to include certain language in Exhibit
31.1. referring to internal control over financial reporting, in accordance with comments made by the SEC. Since Exhibit 31.1. is the only part of the 10-K/A being amended, the amended Exhibit 31.1 is the only item in the 10-K/A included in this amendment.

PART I
ITEM 1.  BUSINESS
GENERAL

Fonar Corporation, sometimes referred to as the "Company" or "Fonar", is a Delaware corporation which was incorporated on July 17, 1978. Our address is 110 Marcus Drive, Melville, New York 11747 and our telephone number is 631-694-2929. Fonar also maintains a WEB site at www.Fonar.com. Fonar provides copies of its filings with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K and amendments to these reports to stockholders on request.

We conduct our business in two segments. The first, conducted directly through Fonar, is referred to as our medical equipment segment. The second, conducted through our wholly owned subsidiary Health Management Corporation of America, is referred to as the physician management and diagnostic services segment.

MEDICAL EQUIPMENT SEGMENT

Fonar is engaged in the business of designing, manufacturing, selling and servicing magnetic resonance imaging, also referred to as "MRI" or "MR", scanners which utilize MRI technology for the detection and diagnosis of human disease. Fonar's founders built the first scanner in 1977 and Fonar introduced the first commercial MRI scanner in 1980. Fonar is the originator of the iron-core non-superconductive and permanent magnet technology.

Fonar's iron frame technology made Fonar the originator of "open" MRI scanners. We introduced the first "open" MRI in 1980. Since that time we have concentrated on further application of our "open" MRI, introducing most recently the Upright(R) Multi-Position(TM) MRI scanner (also referred to as the "Upright(R)" or "Stand-Up(R)" MRI scanner) and the Fonar 360(TM) MRI scanner.

The product we are now most vigorously promoting is our Upright(R) MRI. The Upright(R) MRI is unique in the industry in that it allows patients to be scanned in a fully weight-bearing condition, such as standing, sitting or bending in any position that causes symptoms. This means that an abnormality or injury, such as a slipped disk can be visualized where it may not be visualized with the patient lying down. We are introducing the name "Upright(R)" as an alternative to "Stand-UP(R)" because of the multiplicity of positions in which the patient may be scanned where the patient is not standing.

PHYSICIAN MANAGEMENT AND DIAGNOSTIC SERVICES SEGMENT

Health Management Corporation of America, which we sometimes refer to as "HMCA", was formed by Fonar in March 1997 as a wholly-owned subsidiary in order to enable us to expand into the business of providing comprehensive management services to medical providers. HMCA provides management services, administrative services, office space, equipment, repair, maintenance service and clerical and other non-medical personnel to medical providers. Since July 28, 2005, following the sale of HMCA's physical therapy and rehabilitation business, HMCA has elected to provide its services solely to diagnostic imaging centers.

See Note 20 to the Consolidated Financial Statements for separate financial information respecting our medical equipment and physician and diagnostic management services segments.

FORWARD LOOKING STATEMENTS.

Certain statements made in this Annual Report on Form 10-K are "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the plans and objectives of Management for future operations. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving the expansion of business. These assumptions involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Annual Report will prove to be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

RECENT DEVELOPMENTS AND OVERVIEW.

Our products and works-in-progress are intended to significantly improve our competitive position. Our current products are the Upright(R) MRI and the Fonar 360(TM).

The Upright(R) MRI permits, for the first time, MRI diagnoses to be made in the weight-bearing state. The Upright(R) MRI is the only MRI scanner which allows patients to be scanned while standing, sitting or reclining, either horizontally or at an angle. This means that an abnormality or injury, such as a slipped disk, will be able to be scanned under full weight-bearing conditions and, more often than not, in the position in which the patient experiences pain. A patient handling system built into the floor brings the patients to the desired height in the scanner. An adjustable bed allows the patients to stand, sit or lie on their backs, sides or stomachs at any angle. The Upright(R) MRI may also be useful for MRI guided interventional procedures.

More recently a new application of the Fonar Upright(R) technology is in the evaluation and diagnosis of patients with the Arnold-Chiari syndrome believed to affect from 200,000 to 500,000 Americans. In this syndrome brain stem compression and entrapment of the brain at the base of the skull in the foramen magnum, which is the circular bony opening at the base of the skull where the spinal cord exits the skull. Classic symptoms of the Chiari syndrome include the "drop attack", where the erect patient unexpectedly experiences an explosive rush or nervous discharge at the base of the brain which rushes down the body to the extremities, causing the patient to collapse in a transient neuromuscular paralysis which then subsides when the patient is in a horizontal position.

The Fonar Upright(R) MRI has recently demonstrated its key value on two patients with Chiari syndrome establishing that the conventional lie- down MRI scanners cannot make an adequate evaluation of their pathology since the patient's pathology is most visible and symptoms are most acute when the patient is upright. It is critical to have an image of the patient in an upright position so that the neurosurgeons can fully evaluate the extent of the brain stem compression which is occurring so they can choose the most appropriate surgical approach for the operative repair.

Another milestone in the sale and utilization of Fonar's Upright(R) technology is the sale in September, 2006 of an Upright(R) MRI scanner to the largest orthopedic hospital in the Netherlands, the St. Maartenskliniek. St. Maartenskliniek has over 300 in- patient beds and an extensive outpatient clinic program that diagnosis and treats 25,000 patients with orthopedic problems annually. In placing their order, St. Maartenskliniek announced from the point of view of their internationally recognized "Spine Center" that "once Fonar made available upright weight-bearing MRI imaging technology, owning one for the St. Maartenskliniek "Spine Center" was not optional but mandatory. For our hospital to continue to engage in spine surgery without it, once this new technology became available, was unacceptable. Once the means were available to make certain we were getting the complete picture of the patient's spine pathology before undertaking surgery, so that we could be certain we were not performing surgery based on a wrong diagnosis and running the risk of doing the wrong surgery, we did not regard the utilization of this new technology, from our patient's perspective as optional. It was mandatory."

We are vigorously promoting sales of the Upright(R) MRI which we regard as our most promising product. The market for the Upright(R) shows strong progress. Revenues recognized from the sale of Upright(R) MRI scanners increased in fiscal 2009 by 48.3% over fiscal 2008 from approximately $11.2 million in fiscal 2008 to approximately $16.6 million in fiscal 2009. The following chart shows the revenues attributable to our different model scanners for the fiscal years ended June 30, 2008 and June 30, 2009. Note that we recognize revenue on a percentage of completion basis. Accordingly, revenue is recognized as each sub-assembly of a scanner is manufactured. Consequently the revenues for a fiscal period do not necessarily relate to orders placed in that period.

                                     Revenues Recognized
               Model             Fiscal 2008     Fiscal 2009
               -------------     -----------     -----------
               Upright(R)        $11,203,688     $16,617,352
               Fonar 360(TM)     $         0     $         0
               Other             $         0     $    65,965

The Fonar 360(TM) includes the Open Sky(TM) MRI. We received our first order for a Fonar 360(TM) scanner in the first quarter of fiscal 2005. The magnet frame is incorporated into the floor, ceiling and sidewalls of the scan room and is open. Consequently, physicians and family members can walk inside the magnet to approach the patient. The Open Sky(TM) version of the Fonar 360(TM) is decoratively designed so that it is incorporated into the panoramic landscape that decorates the walls of the scan room. The ability of the Fonar 360(TM) to give physicians direct 360 degree access to patients and the availability of MRI compatible interventional instruments such as needles, catheters, probes, scalpels and forceps, will also enable the Fonar 360(TM) to be used for image guided interventions.

Fonar's showcase installation of the first Fonar 360(TM) MRI scanner was completed at the Oxford Nuffield Orthopedic Center in Oxford, United Kingdom. Oxford-Nuffield had two objectives in the choice of the Fonar 360(TM) MRI. The first was to have an open mid-field MRI imaging scanner to meet their medical imaging needs. The second was to have an open scanner that would enable direct image guided surgical intervention. The Oxford-Nuffield scanner is carrying a full diagnostic imaging load daily.

Additionally, development of the works in progress Fonar 360(TM) MRI image guided interventional technology is actively progressing. Fonar software engineers have completed and installed their 2nd generation tracking software at Oxford-Nuffield which is designed to enable the surgeons to insert needles into the patient and accurately advance them under direct visual image guidance to the target tissue, such as a tumor, so that therapeutic agents can be injected.

Health Management Corporation of America ("HMCA"), a wholly-owned subsidiary of Fonar, currently is managing 10 diagnostic imaging centers located principally in New York and Florida.

MEDICAL EQUIPMENT SEGMENT

PRODUCTS

Fonar's principal products are the Upright(R) MRI and the Fonar 360(TM).

The Upright(R) MRI is a whole-body open MRI system that enables positional MRI (pMRI(R)) applications, such as weight-bearing MRI studies. Operating at a magnetic field strength of 0.6 Tesla, the scanner is a powerful, diagnostically versatile and cost-effective open MRI that provides a broad range of clinical capabilities and a complete set of imaging protocols. Patients can be scanned standing, bending, sitting, upright at an intermediate angle or in any of the conventional recumbent positions. This multi-positional MRI system accommodates an unrestricted range of motion for flexion, extension, lateral bending, and rotation studies of the cervical (upper)and lumbar (lower) spine. Previously difficult patient scanning positions can be achieved using the system's MRI-compatible, three-dimensional, motorized patient handling system. Patients, lying horizontally, are placed into the magnet in the conventional manner. The system's lift and tilt functions then deliver the targeted anatomical region to the center of the magnet. The ceiling and floor are recessed to accommodate the full vertical travel of the table. True image orientation is assured, regardless of the rotation angle, via computer read- back of the table's position. Spines and extremities can be scanned in weight- bearing states; brains can be scanned with patients either standing or sitting.

Recently, this capability of the Fonar Upright(R) technology has demonstrated its key value on patients with the Arnold-Chiari syndrome, which is believed to affect 200,000 to 500,000 Americans. In this syndrome, brain stem compression and subsequent severe neurological symptoms occur in these patients, when because of weakness in the support tissues within the skull, the brain stem descends and is compressed at the base of the skull in the foramen magnum, which is the circular bony opening at the base of the skull where the spinal cord exits the skull. Conventional lie-down MRI scanners cannot make an adequate evaluation of the pathology since the patient's pathology is most visible and the symptoms most acute when the patient is scanned in the upright weight-bearing position.

The Upright(R) MRI has also demonstrated its value for patients suffering from scoliosis. Scoliosis patients have been typically subjected to routine x-ray exams for years and must be imaged upright for an adequate evaluation of their scoliosis. Because the patient must be standing for the exam, an x-ray machine has been the only modality that could provide that service. The Upright(R) MRI, is the only MRI scanner which allows the patient to stand during the MRI exam. Fonar has developed a new RF receiver and scanning protocol that for the first time allows scoliosis patients to obtain diagnostic pictures of their spines without the risks of x-rays. A recent study by the National Cancer Institute
(2000) of 5,466 women with scoliosis reported a 70% increase in breast cancer resulting from 24.7 chest x-rays these patients received on the average in the course of their scoliosis treatment.

The Upright(R) MRI is exceptionally open, making it the most non-claustrophobic whole-body MRI scanner. Patients can walk into the magnet, stand or sit for their scans and then walk out. From the patient's point of view, the magnet's front-open and top-open design provides an unprecedented degree of comfort because the scanner allows the patient an unobstructed view of the scanner room from inside the magnet, and there is nothing in front of one's face or over one's head. The only thing in front of the patient's face during the scan is a very large (42") panoramic TV (included with the scanner) mounted on the wall. The bed is tilted back five degrees to stabilize a standing patient. Special coil fixtures, a patient seat, Velcro straps, and transpolar stabilizing bars are available to keep the patient comfortable and motionless throughout the scanning process.

Full-range-of-motion studies of the joints in virtually any direction will be possible, an especially promising feature for sports injuries. Full range of motion cines, or movies, of the lumbar spine will be achieved under full body weight.

The Upright(R) MRI will also be useful for MRI guided interventional  procedures
as  the  physician  would  have  unhindered   access  to  the  patient  with  no
restrictions in the vertical direction.

This easy-entry, mid-field-strength scanner should be ideal for trauma centers where a quick MRI screening within the first critical hour of treatment will greatly improve patients' chances for survival and optimize the extent of recovery.

The Fonar 360(TM) is an enlarged room sized magnet in which the floor, ceiling and walls of the scan room are part of the magnet frame. This is made possible by Fonar's patented Iron-Frame(TM) technology which allows our engineers to control, contour and direct the magnet's lines of flux in the patient gap where wanted and almost none outside of the steel of the magnet where not wanted. Consequently, this scanner allows 360 degree access to the patient, and physicians and family members are able to enter the scanner and approach the patient.

The Fonar 360(TM) is presently marketed as a diagnostic scanner and is sometimes referred to as the Open Sky(TM) MRI. In its Open Sky(TM) capacity, the Fonar 360(TM) serves as an open patient- friendly scanner which allows 360 degree access to the patient on the scanner bed.

To optimize the patient-friendly character of the Open Sky(TM) MRI, the walls, floor, ceiling and magnet poles are decorated with landscape murals. The patient gap is twenty inches and the magnetic field strength is 0.6 Tesla.

We also  expect to  enable  the  Fonar  360(TM)  to  function  as an MRI  guided interventional scanner, for the purpose of performing intra-operative, interventional and therapeutic procedures with MR compatible instrumentation. In this capacity, the enlarged room sized magnet and 360 degree access to the patient afforded by the Fonar 360(TM) would permit full-fledged support teams to walk into the magnet and perform MRI guided interventions on the patient inside the magnet. Most importantly, the exceptional quality of the MRI image and its exceptional capacity to exhibit tissue detail on the image, by virtue of the nuclear resonance signal's extraordinary capacity to create image contrast, can then be obtained very near real time to guide the physician during the MRI guided intervention. Thus MRI compatible instruments, needles, catheters, endoscopes and the like can be introduced directly into the human body and guided to the malignant lesion or other pathology by means of the MRI image. Surgically inoperable lesions could be accessed through MRI guided catheters and needles making it possible to deliver the treatment agent directly to the targeted tissue.

The first Fonar 360(TM) MRI scanner, installed at the Oxford-Nuffield Orthopedic Center in Oxford, United Kingdom, is now carrying a full diagnostic imaging caseload. In addition, however, development of the works in progress Fonar 360(TM) MRI image guided interventional technology is actively progressing. Fonar software engineers have completed and installed their 2nd generation tracking software at Oxford-Nuffield which is designed to enable the surgeons to insert needles into the patient and accurately advance them, under direct visual image guidance, to the target tissue, such as a tumor, so that therapeutic agents can be injected.

With current treatment methods, such as chemotherapy taken by mouth, the therapy must always be restricted in the doses that can be applied to the malignant tissue because of the adverse effects on the healthy tissues. Thus chemotherapies must be limited at the first sign of toxic side effects. The same is the case with radiation therapy. Fonar expects that with the Fonar 360(TM) treatment agents may be administrated directly to the malignant tissue through small catheters or needles, thereby allowing much larger doses of chemotherapy, x-rays, laser ablation, microwave and other anti-neoplastic agents to be applied directly and exclusively to the malignant tissue with more effective results. Since the interventional procedure of introducing a treatment needle or catheter under image guidance will be minimally invasive, the procedure can be readily repeated should metastases occur elsewhere, with minimum impact on the patient beyond a straightforward needle injection. The presence of the MRI image during treatment would enable the operator to make assessments during treatment whether the treatment is being effective.

In addition to the patient comfort and new applications, such as MRI directed interventions, made possible by our scanners' open design, the Upright(R) and Fonar 360(TM) scanners are designed to maximize image quality through an optimal combination of signal-to-noise (S/N) and contrast-to-noise (C/N) ratios. The technical improvements realized in these scanners' design over their predecessors also include increased image- processing speed and diagnostic flexibility.

MRI directed interventions are made possible by the scanners' ability to supply images to a monitor positioned next to the patient, enabling the operator to view in process an interventional procedure from an unlimited number of angles. The openness of Fonar's scanners would enable a physician to perform a wide range of interventional procedures inside the magnet.

In the case of breast imaging the access by a physician permits an image guided biopsy to be performed easily which is essential once suspicious lesions are spotted by any diagnostic modality. In addition to being far superior to x-ray in detecting breast lesions because of the MRI's ability to create the soft tissue contrast needed to see them, where x-ray is deficient in its ability to generate the needed contrast between cancer and normal tissue, there is not the painful compression of the breast characteristic of X-ray mammography.

The Upright(R) MRI and Fonar 360(TM) scanners share much of the same fundamental technology and offer the same speed, precision and image quality. Fonar's scanners initiated the new market segment of high-field open MRI in which the Fonar Upright(R) MRI is one of the market leaders. High-field open MRIs operate at significantly higher magnetic field strengths and, therefore, produce more of the MRI image-producing signal needed to make high-quality MRI images (measured by signal-to-noise ratios, S/N).

The Upright(R) MRI and Fonar 360(TM) scanners utilize a 6000 gauss (0.6 Tesla field strength) iron core electromagnet. The greater field strength of the 6000 gauss magnet, as compared to lower field open MRI scanners that operate at 3,000 gauss (0.3 Tesla) when enhanced by the electronics already utilized by Fonar's scanners, produces images of higher quality and clarity. Fonar's 0.6 Tesla open scanner magnets are among the highest field "open MRI" magnets in the industry.

The Upright(R) MRI and Fonar 360(TM) scanners are designed to maximize image quality through an optimal combination of signal-to-noise (S/N) and contrast-to-noise (C/N) ratios. The technical improvements realized in the scanners' design over their lower field predecessors also include increased image-processing speed and diagnostic flexibility.

Several technological advances have been engineered into the Upright(R) MRI and Fonar 360(TM) scanners for extra improvements in S/N, including: new high-S/N Organ Specific(TM) receiver coils; new advanced front-end electronics featuring high-speed, wide-dynamic-range analog-to-digital conversion and a miniaturized ultra-low-noise pre-amplifier; high-speed automatic tuning, bandwidth-optimized pulse sequences, multi- bandwidth sequences, and off-center FOV imaging capability.

In addition to the signal-to-noise ratio, however, the factor that must be considered when it comes to image quality is contrast, the quality that enables reading physicians to clearly distinguish adjacent, and sometimes minute, anatomical structures from their surroundings. This quality is measured by contrast-to-noise ratios (C/N). Unlike S/N, which increases with increasing field strength, relaxometry studies have shown that C/N peaks in the mid-field range and actually falls off precipitously at higher field strengths. The Upright(R) MRI and Fonar 360(TM) scanners operate squarely in the optimum C/N range.

The Upright(R) MRI and Fonar 360(TM) provide various features allowing for versatile diagnostic capability. For example, SMART(TM) scanning allows for same-scan customization of up to 63 slices, each slice with its own thickness, resolution, angle and position. This is an important feature for scanning parts of the body that include small-structure sub-regions requiring finer slice parameters. There is also Multi-Angle Oblique(TM) (MAO) imaging, and oblique imaging.

The console for these scanners includes a mouse-driven, multi-window interface for easy operation and a 19-inch, 1280 x 1024-pixel, 20-up, high-resolution image monitor with features such as electronic magnifying glass and real-time, continuous zoom and pan.

Prior to the introduction of the Upright(R) MRI and Fonar 360(TM) QUAD(TM) scanner, the Ultimate(TM) 7000 scanner and the Beta(TM) scanner. The Beta(TM) 3000 scanner utilized a permanent magnet and the Beta(TM) earlier Fonar's products included the 3000M scanner utilized an iron core electromagnet. All of our current and earlier model scanners create cross-sectional images of the human body.

During fiscal 2009, sales of our Upright(R) MRI scanners accounted for approximately 41.8% of our total revenues and 56.4% of our medical equipment revenues, as compared to 31.5% of total revenues and 47.6% of medical equipment revenues in fiscal 2008. These sales show the market penetration being achieved by the Upright(R) MRI scanner.

During fiscal 2009 and fiscal 2008, we had no revenues attributable to sales of our Fonar 360(TM) scanner.

Our principal selling, marketing and advertising efforts have been focused on the Upright(R) MRI, which we believe is a particularly unique product, being the only MRI scanner which is both open and allows for weight bearing imaging. Since we perceive that the Upright(R) MRI is successfully penetrating the market and enabled us to achieve profitability in fiscal 2009, we expect to continue our focus on the Upright(R) MRI in the immediate future, notwithstanding the losses incurred in fiscal 2008. We are optimistic that the Fonar 360(TM) and our other products and works in progress will also contribute to increased product sales.

The materials and components used in the manufacture of our products (circuit boards, computer hardware components, electrical components, steel and plastic) are generally available at competitive prices. We have not had difficulty acquiring such materials.

WORKS-IN-PROGRESS

All of our products and works-in-progress seek to bring to the public MRI products that are expected to provide important advances against serious disease.

MRI takes advantage of the nuclear resonance signal elicited from the body's tissues and the exceptional sensitivity of this signal for detecting disease. Much of the serious disease of the body occurs in the soft tissue of vital organs. The principal diagnostic modality currently in use for detecting disease, as in the case of x-ray mammography, are diagnostic x-rays. X-rays discriminate soft tissues, such as healthy breast tissue and cancerous tissue poorly, because the x-ray particle traverses the various soft tissues almost equally thereby causing target films to be nearly equally exposed by x-rays passing through adjacent soft tissues and creating healthy and cancerous shadows on the film that differ little in brightness. The image contrast between cancerous and healthy breast tissue is poor, making the detection of breast cancers by the x-ray mammogram less than optimal and forcing the mammogram to rely on the presence or absence of microscopic stones called "microcalcifications" instead of being able to "see" the breast cancer itself. If microcalcifications are not present to provide the missing contrast, then the breast cancer goes undetected. They frequently are not present. The maximum contrast available by x-ray with which to discriminate disease is 4%. Brain cancers differ from surrounding healthy brain by only 1.6% while the contrast in the brain by MRI is 25 times greater at 40%. X-ray contrasts among the body's soft tissues are maximally 4%. Their contrast by MRI is 32.5 times greater (130%).

The soft tissue contrasts with which to distinguish cancers on images by MRI are up to 180%. In the case of cancer these contrasts can be even more marked making cancers readily visible and detectable anywhere in the body. This is because the nuclear resonance signals from the body's tissues differ so dramatically. Liver cancer and healthy liver signals differ by 180% for example. Thus there is some urgency to bring to market an MRI based breast scanner that can overcome the x-ray limitation and assure that mammograms do not miss serious lesions. The added benefit of MRI mammography relative to x- ray mammography is the elimination of the need for the patient to disrobe and the painful compression of the breast typical of the x-ray mammogram. The patient is scanned in her street clothes in MRI mammography. Moreover MRI mammogram scans the entire chest wall including the axilla for the presence of nodes which the x-ray mammogram cannot reach.

We view our Upright(R) MRI as having the potential for being an ideal breast examination machine as it permits the patient to be seated for the examination, which would allow easy access for an MRI guided breast biopsy when needed. The Fonar 360(TM) MRI scanner would also be ideal for breast examinations.

PRODUCT MARKETING

The principal markets for the Company's scanners are private scanning centers and hospitals.

Our internal sales force handles the domestic market, although we also have non-exclusive domestic independent sales representatives. We continue to use independent manufacturer's representatives and distributors for foreign markets. In addition to its internal domestic sales force, Fonar and General Electric Medical Systems, a division of General Electric Company, have entered into an arrangement pursuant to which General Electric Medical Systems is an independent manufacturer's representative for Fonar's Upright(R) MRI scanner in the domestic market as well. Neither General Electric nor any of Fonar's other competitors, however, are entitled to make the Upright(R) MRI scanner. In August 2007, Fonar engaged the services of a second independent sales representative to focus on spine surgeons or groups of spine surgeons pre-approved by Fonar who have a pre-existing relationship with the sales representative.

Fonar's Website includes interactive product information for reaching customers. We plan to commence an online program for providing demonstrations of our products to potential customers on an international basis.

Fonar has exhibited its new products at the annual meeting of the Radiological Society of North America ("RSNA") in Chicago from November 1995 through 2007 and plans to attend RSNA meetings in future years. The RSNA meeting is attended by radiologists from all over the world. Most manufacturers of MRI scanners regularly exhibit at this meeting.

Fonar has targeted orthopedic surgeons and neurosurgeons, particularly spine surgeons, as important markets for the Upright(R) MRI. Accordingly, Fonar has exhibited at annual meetings of The American Academy of Orthopaedic Surgeons
(AAOS); the North American Spine Society (NASS); the American Association of Neurological Surgeons (AANS); and the Congress of Neurological Surgeons (CNS). In addition, in 2007, Fonar attended the Global Health Care Expansion Congress and the Abu Dahabi International Surgical Conference abroad.

Fonar's success in targeting surgeons was most evident in the sale, in September 2006, of an Upright(R) MRI scanner to the largest orthopedic hospital in the Netherlands, the St. Maartenskliniek in Nijmegen. In addition to being a key sale to a prestigious hospital, the medical conclusions reached and stated by the buyer and the buyer's intention to conduct research and publish articles concerning the Upright(R) technology, are a vital component to Fonar's objective to prove to the medical community at large, insurers, governmental agencies and others the benefits, if not necessity of Upright(R) scanning. A Director of St. Maartenskliniek and the Chairman of Spine Surgery stated that "We at St. Maartenskliniek, the biggest orthopedic hospital in the Netherlands, are very much looking forward to this new technology from Fonar which will enable us to evaluate the spine anatomy in the fully weight bearing state and in multiple positions. We expect these new multi-position capabilities to lead to more accurate diagnosis and better surgery outcomes for patients. Once our active research program has discovered the benefits of this new Fonar technology for patients, we intend to publish the results in a lot of peer reviewed scientific journals." The Chairman stated further "that once Fonar made available upright weight-bearing MRI imaging technology, owning one for the St. Maartenskliniek "Spine Center" was not optional but mandatory. For our hospital to continue to engage in spine surgery without it, once this new technology became available, was unacceptable".

Fonar's advertising strategy has been designed to reach key purchasing decision makers with information concerning our flagship product, the Upright(R) MRI. This has led to many inquires and to some sales of the Upright(R) MRI scanner and is intended to increase Fonar's presence in the medical market. Fonar's advertising has been directed at four target audiences: neurosurgeons, orthopaedic surgeons, radiologists and physicians in general.

     1) Neurosurgeons and Orthopaedic Surgeons: These are the surgeons who can most benefit from the superior diagnostic benefits of the Fonar Upright(R) MRI with its Multi-Position(TM) diagnostic ability. Advertisements to them have appeared in the journal Spine, The Journal of Neurosurgery, and the Journal of the American Academy of Orthopedic Surgery.

     2) Radiologists: This segment of the campaign is aimed at the physicians who now have a new modality to offer their referring physicians. Our advertisements directed to them have appeared in Radiology and Diagnostic Imaging.

     3) All Physicians: These advertising efforts have been directed to the total physician audience, so that the vast number of doctors who send patients for MRI's are aware of the diagnostic advantages of the Fonar Upright(R) Multi-Position(TM) MRI. Advertisements directed to this audience have appeared in the Journal of the American Medical Association, which has a readership of over 350,000 physicians.

This advertising has featured a series of compelling messages. One advertisement pointed out that the AMA book, Guides to the Evaluation of Permanent Impairment, indicates that diagnosis must be performed upright in flexion and extension. Another advertisement was educational and headlined, "Discover the power of Upright Imaging". Fonar realizes that peer-to-peer communications is the most powerful way to speak to physicians. Consequently, testimonials from surgeons and radiologists have been used to promote our Upright(R) MRI scanner. The first such advertisement featured five surgeons and two radiologists, explaining the Multi- Position(TM) diagnostic benefits of the Fonar Upright(R) MRI scanner to them. Another advertisement featured a leading radiologist, telling why he bought 12 Fonar Upright(R) MRI scanners and planned to buy more.

Most recently, we have commenced a telemarketing campaign for the purpose of reaching prospective customers beyond the reach of our existing sales force, so they can be made aware of the medical benefits of Fonar's new Upright(R) MRI imaging technology.

We have an extensive advertising effort on Google, Yahoo and Bing Search Marketing. Enter relevant terms, such as "mri" or "mri for back pain", and an ad for Fonar will very likely appear in the paid search listings on the right side of the results page or along the top of it.

Also, our new advertising for HMCA also serves as advertising for Fonar MRI scanners. We are increasing internet awareness of and driving patient traffic to the Upright(R) scanning centers we manage, by installing new Websites for every location and embarking on a new internet advertising campaign. These websites and advertising give prospective customers of Upright(R) MRI scanners a view of operating Upright(R) MRI centers and the benefits of using an Upright(R) MRI scanner. The success of HMCA-managed sites not only increases management fees to HMCA but encourages new sales for Fonar as well.

To meet the demand for high field open MRI scanners, Fonar plans to devote its principal efforts to marketing the Upright(R) MRI. The Upright(R) MRI is the only scanner in the industry that has the unique capability of scanning patients under weight-bearing conditions and in various positions of pain or other symptoms. In addition we will continue to market our Fonar 360(TM) MRI scanners. Utilizing a 6000 gauss (0.6 Tesla field strength) iron core electromagnet, the Upright(R) MRI and Fonar 360(TM) scanner magnets are among the highest field "open MRI" scanners in the industry. Announcements in the press have reported the occurrence of MRI scanner explosions secondary to entrapped helium gas evaporating from the liquid helium that circulates in conventional MRI scanners to refrigerate the super-conducting wire generating the magnet fields of these magnets. Fonar's Upright(R) MRI magnet does not utilize liquid Helium and is free of this liability as is the Fonar 360(TM).

The Upright(R) MRI is also suited to fill a demand for better diagnoses of scoliosis patients, who must be standing for the exam. Scoliosis patients are typically subjected to routine x-ray exams for years. In the past, an x-ray machine was the only modality that could provide that service. Typical MRI scanners cannot provide this service because the patient cannot stand up inside of them. The Fonar Upright(R) MRI scanner is the only MRI scanner which allows the patient to stand during the exam. The Fonar Upright(R) Scanner avoids radiation of the x-ray machines currently used for scoliosis, which have been reported by the National Cancer Institute to cause a 70% increase in the risk of breast cancer. Other important new applications are Upright(R) imaging of the pelvic floor and abdomen to image prolapses and inguinal hernias. Fonar has also developed the first non-invasive method to image the prostate: the patient simply sits on a flat, seat-like coil.

We also will seek to introduce new MRI applications for our scanners such as MRI-directed interventions.

Our areas of operations are principally in the United States. During the fiscal year ended June 30, 2009, 13.2% of the Company's revenues were generated by foreign sales, as compared to 2.4% for fiscal 2008.

We are seeking to promote foreign sales and have sold scanners in various foreign countries. Foreign sales, however, have not yet proved to be a significant source of revenue.

SERVICE AND UPGRADES FOR MRI SCANNERS

Our customer base of installed scanners has been and will continue to be an additional source of income, independent of direct sales.

Income is generated from the installed base in two principal areas namely, service and upgrades. Service and maintenance revenues from our external installed base were approximately $10.5 million in fiscal 2009 and $11.0 million in fiscal 2008. We expect service revenues to continue to increase as warranties expire on previously sold scanners, and the customers then enter into service contracts.

We also anticipate that our new scanners will result in upgrades income in future fiscal years. The potential for upgrades income, particularly in the form of new patient supporting upright imaging fixtures and receiver coils, originates in the versatility and productivity of the new Upright(R) Imaging technology. New medical uses for MRI technology are constantly being discovered and are anticipated for the Upright(R) Imaging technology as well. New features can often be added to the scanner by the implementation of little more than versatile new software packages. For example, software can be added to existing MRI angiography applications to synchronize angiograms with the cardiac cycle. By doing so the dynamics of blood vessel filling and emptying can be visualized with movies. Such enhancements are attractive to end users because they extend the useful life of the equipment and enable the user to avoid obsolescence and the expense of having to purchase new equipment. At the present time, however, upgrade revenue is not significant. We had no upgrade revenue in fiscal 2009 and fiscal 2008.

Service and upgrade revenues are expected to increase as sales of scanners and the size of the customer base increases.

RESEARCH AND DEVELOPMENT

During the fiscal year ended June 30, 2009, we incurred expenditures of $4,085,177, $491,707 of which was capitalized, on research and development, as compared to $5,463,963, $457,372 of which was capitalized during the fiscal year ended June 30, 2008.

Research and development activities have focused principally, on the development and enhancement of the Upright(R) and Fonar 360(TM) MRI scanners. The Upright(R) MRI and Fonar 360(TM) involve significant software and hardware development as the new products represent entirely new hardware designs and architecture requiring a new operating software. Our research activity includes developing a multitude of new features for upright scanning made possible by the new high speed data processing power of Fonar's newest scanners. In addition, the Company's research and development efforts include the development of new software, such as its Sympulse(TM) software and hardware upgrade and the designing and continuing introduction of new receiver surface coils for the Upright(R) MRI.

BACKLOG

Our backlog of unfilled orders at September 30, 2009 was approximately $25.7 million, as compared to $36.5 million at September 26, 2008. It is expected that a substantial portion of the existing backlog of orders will be filled within the 2010 fiscal year. Our contracts generally provide that if a customer cancels an order, the customer's initial down payment for the MRI scanner is nonrefundable.

PATENTS AND LICENSES

We currently have numerous patents in effect which relate to the technology and components of the MRI scanners. We believe that these patents, and the know-how we have developed, are material to our business.

One of our patents, issued in the name of Dr. Damadian and licensed to Fonar, was United States patent No. 3,789,832, Apparatus and Method for Detecting Cancer in Tissue, also referred to as the "1974 Patent". The development of our MRI scanners have been based upon the 1974 Patent, and we believe that the 1974 Patent was the first of its kind to utilize MR to scan the human body and to detect cancer. The 1974 Patent was extended beyond its original 17-year term and expired in February, 1992.

We have significantly enhanced our patent position within the industry and now possesses a substantial patent portfolio which provides us, under the aegis of United States patent law, "the exclusive right to make, use and sell" many of the scanner features which Fonar pioneered and which are now incorporated in most MRI scanners sold by the industry. As of June 30, 2009, Fonar had 153 patents issued and approximately 50 patents pending. A number of Fonar's existing patents specifically relate to protecting Fonar's position in the high-field iron frame open MRI market. The patents further enhance Dr. Damadian's pioneer patent, the 1974 Patent, that initiated the MRI industry and provided the original invention of MRI scanning. The 153 issued patents extend to various times up to 2027.

We also have patent cross-licensing agreements with other MRI manufacturers.

PRODUCT COMPETITION

MRI SCANNERS

A majority of the MRI scanners in use in hospitals and outpatient facilities and at mobile sites in the United States are based on high field air core magnet technology while the balance are based on open iron frame magnet technology. Fonar's open iron frame MRI scanners are competing principally with high-field air core scanners. Fonar's open MRI scanners, however, utilizing a 6,000 gauss or 0.6 Tesla field strength, iron core electromagnet, were the first "open" MR scanners at high field strength.

Fonar believes that its MRI scanners have significant advantages as compared to the high-field air core scanners of its competitors. These advantages include:

1. There is no expansive fringe magnetic field. High field air core scanners require a more expensive shielded room than is required for the iron frame scanners. The shielded room required for the iron frame scanners is intended to prevent interference from external radio frequencies.

2. They are more open and quiet.

3. They can scan the trauma victim, the cardiac arrest patient, the respirator-supported patient, and premature and newborn babies. This is not possible with high- field air core scanners because their magnetic field interferes with conventional life-support equipment.

The principal competitive disadvantage of our products is that they are not "high field strength", 1.0 Tesla +, magnets. As a general principle, the higher field strength can produce a faster scan. In some parts of the body a faster scan can be traded for a clearer picture. Although we believe that the benefits of "openness" provided by our scanners compensate for the lower field strength, certain customers will still prefer the higher field strength.

Fonar faces competition within the MRI industry from such firms as General Electric Company, Philips N.V., Toshiba Corporation, Hitachi Corporation and Siemens A.G. Most competitors have marketing and financial resources more substantial than those available to us. They have in the past, and may in the future, heavily discount the sales price of their scanners. Such competitors sell both high field air core superconducting MRI scanners and iron frame products. Fonar's original iron frame design, ultimately imitated by Fonar's competitors to duplicate Fonar's origination of "Open" MRI magnets, gave rise to current patient protected Upright(R) MRI technology with the result that Fonar today is the unique and only supplier of the highest field MRI magnets (.6 Tesla) that are not superconducting, do not use liquid helium and are not therefore susceptible to explosion.

The iron frame, because it could control the magnetic lines of force and place them where wanted and remove them from where not wanted, such as in the Fonar 360(TM) where physicians and staff are standing, provide a much more versatile magnet design than is possible with air core magnets. Air core magnets contain no iron but consist entirely of turns of current carrying wire.

For an 11 year period from 1983-1994, Fonar's large competitors, with one exception, generally rejected Fonar's "open" design but by now all have added the iron frame "open" magnet to their MRI product lines. One reason for this market shift, in addition to patient claustrophobia, is the awareness that the open magnet designs permit access to the patient to perform MRI guided procedures, a field which is now growing rapidly and is called "interventional MRI."

The Fonar 360(TM) scanner explicitly addresses this growing market reception of MRI guided interventions, and the first of these scanners was sold to a hospital in England. Fonar's Upright(R) magnet also addresses the growing market reception of MRI guided interventions. Although not enabling a full interventional theater as the Fonar 360(TM) does, the iron frame Upright(R) MRI design permits ready access to the patient and enables a wide range of interventional procedures such as biopsies and needle or catheter delivered therapies to be performed under MRI image guidance. The "tunnel" air core superconductive scanners do not permit access to the patient while the patient is inside the scanner.

Fonar expects to be the leader Upright(R) Multi-Position(TM) MRI for providing dynamic visualization of body parts such as the spine and other joints as well as dynamic visualization of the heart in its upright position when it is sustaining its full normal physiological load. No companies possess the patented Upright(R) MRI technology or the Fonar 360(TM)'s 360 degree full access interventional technology.

OTHER IMAGING MODALITIES

Fonar's MRI scanners also compete with other diagnostic imaging systems, all of which are based upon the ability of energy waves to penetrate human tissue and to be detected by either photographic film or electronic devices for presentation of an image on a television monitor. Three different kinds of energy waves - X-ray, gamma and sound - are used in medical imaging techniques which compete with MRI medical scanning, the first two of which involve exposing the patient to potentially harmful radiation. These other imaging modalities compete with MRI products on the basis of specific applications.

X-rays are the most common energy source used in imaging the body and are employed in three imaging modalities:

1. Conventional X-ray systems, the oldest method of imaging, are typically used to image bones and teeth. The image resolution of adjacent structures that have high contrast, such as bone adjacent to soft tissue, is excellent, while the discrimination between soft tissue organs is poor because of the nearly equivalent penetration of x-rays.

2. Computerized Tomography, also referred to as "CT", systems couple computers to x-ray instruments to produce cross-sectional images of particular large organs or areas of the body. The CT scanner addresses the need for images, not available by conventional radiography, that display anatomic relationships spatially. However, CT images are generally limited to the transverse plane and cannot readily be obtained in the two other planes, sagittal and coronal. Improved picture resolution is available at the expense of increased exposure to x-rays from multiple projections. Furthermore, the pictures obtained by this method are computer reconstructions of a series of projections and, once diseased tissue has been detected, CT scanning cannot be focused for more detailed pictorial analysis or obtain a chemical analysis.

3. Digital radiography systems add computer image processing capability to conventional x-ray systems. Digital radiography can be used in a number of diagnostic procedures which provide continuous imaging of a particular area with enhanced image quality and reduced patient exposure to radiation.

Nuclear medicine systems, which are based upon the detection of gamma radiation generated by radioactive pharmaceuticals introduced into the body, are used to provide information concerning soft tissue and internal body organs and particularly to examine organ function over time.

Ultrasound systems emit, detect and process high frequency sound waves reflected from organ boundaries and tissue interfaces to generate images of soft tissue and internal body organs. Although the images are substantially less detailed than those obtainable with x-ray methods, ultrasound is generally considered harmless and therefore has found particular use in imaging the pregnant uterus.

X-ray machines, ultrasound machines, digital radiography systems and nuclear medicine compete with the MRI scanners by offering significantly lower price and space requirements. However, Fonar believes that the quality of the images produced by its MRI scanners is generally superior to the quality of the images produced by those other methodologies.

GOVERNMENT REGULATION

FDA Regulation

The Food and Drug Administration in accordance with Title 21 of the Code of Federal Regulations regulates the manufacturing and marketing of Fonar's MRI scanners. The regulations can be classified as either pre-market or post-market. The pre-market requirements include obtaining marketing clearance, proper device labeling, establishment registration and device listing. Once the products are on the market, Fonar must comply with post-market surveillance controls. These requirements include the Quality Systems Regulation, or "QSR", also known as Current Good Manufacturing Practices or CGMPs, and Medical Device Reporting, also referred to as MDR regulations. The QSR is a quality assurance requirement that covers the design, packaging, labeling and manufacturing of a medical device. The MDR regulation is an adverse event-reporting program.

Classes of Products

Under the Medical Device Amendments of 1976 to the Federal Food, Drug and Cosmetic Act, all medical devices are classified by the FDA into one of three classes. A Class I device is subject only to general controls, such as labeling requirements and manufacturing practices; a Class II device must comply with certain performance standards established by the FDA; and a Class III device must obtain pre-market approval from the FDA prior to commercial marketing.

Fonar's products are Class II devices. Class I devices are subject to the least regulatory control. They present minimal potential for harm to the user and are often simpler in design than Class II or Class III devices. Class I devices are subject to "General Controls" as are Class II and Class III devices. General Controls include:

     1. Establishment registration of companies which are required to register under 21 CFR Part 807.20, such as manufacturers, distributors, re-packagers and re- labelers.
     2. Medical device listing with FDA of devices to be marketed.
     3. Manufacturing devices in accordance with the Current Good Manufacturing Practices Quality System Regulation in 21 CFR Part 820.
     4. Labeling devices in accordance with labeling regulations in 21 CFR Part 801 or 809.
     5. Submission of a Premarket Notification, pursuant to 510(k), before marketing a device.

Class II devices are those for which general controls alone are insufficient to assure safety and effectiveness, and existing methods are available to provide such assurances. In addition to complying with general controls, Class II devices are also subject to special controls. Special controls may include special labeling requirements, guidance documents, mandatory performance standards and post-market surveillance.

We received approval to market our Beta(TM) 3000 and Beta(TM) 3000M scanners as Class III devices on September 26, 1984 and November 12, 1985. On July 28, 1988, the Magnetic Resonance Diagnostic Device which includes MR Imaging and MR Spectroscopy was reclassified by the FDA to Class II status. Consequently, Fonar's products are now classified as Class II products. On July 26, 1991, Fonar received FDA clearance to market the Ultimate(TM) Magnetic Resonance Imaging Scanner as a Class II device. Fonar received FDA clearance to market the QUAD(TM) 7000 in April 1995 and the QUAD(TM) 12000 in November 1995. On March 16, 2000, Fonar received FDA clearance to market the Fonar 360(TM) for diagnostic imaging, the Open Sky(TM) version, and on October 3, 2000 received FDA clearance for the Upright(R) MRI.

Premarketing Submission

Each person who wants to market Class I, II and some III devices intended for human use in the U.S. must submit a 510(k) to FDA at least 90 days before marketing unless the device is exempt from 510(k) requirements. A 510(k) is a pre-marketing submission made to FDA to demonstrate that the device to be marketed is as safe and effective, that is, substantially equivalent, SE, to a legally marketed device that is not subject to pre-market approval, PMA. Applicants must compare their 510(k) device to one or more similar devices currently on the U.S. market and make and support their substantial equivalency claims.

The FDA is committed to a 90-day clearance after submission of a 510(k), provided the 510(k) is complete and there is no need to submit additional information or data.

The 510(k) is essentially a brief statement and description of the product. As Fonar's scanner products are Class II products, there are no pre-market data requirements and the process is neither lengthy nor expensive.

An investigational device exemption, also referred to as IDE, allows the investigational device to be used in a clinical study pending FDA clearance in order to collect safety and effectiveness data required to support the Premarket Approval, also referred to as PMA, application or a Premarket Notification pursuant to 510(k), submission to the FDA. Clinical studies are most often conducted to support a PMA.

For the most part, however, we have not found it necessary to utilize IDE's. The standard 90 day clearance for our new MRI scanner products classified as Class II products makes the IDE unnecessary, particularly in view of the time and effort involved in compiling the information necessary to support an IDE.

Quality System Regulation

The Quality Management System is applicable to the design, manufacture, administration of installation and servicing of magnetic resonance imaging scanner systems. The FDA has authority to conduct detailed inspections of manufacturing plants, to establish Good Manufacturing Practices which must be followed in the manufacture of medical devices, to require periodic reporting of product defects and to prohibit the exportation of medical devices that do not comply with the law.

Medical Device Reporting Regulation

Manufacturers must report all MDR reportable events to the FDA. Each manufacturer must review and evaluate all complaints to determine whether the complaint represents an event which is required to be reported to FDA. Section 820.3(b) of the Quality Systems regulation defines a complaint as, "any written, electronic or oral communication that alleges deficiencies related to the identity, quality, durability, reliability, safety, effectiveness, or performance of a device after it is released for distribution."

A report is required when a manufacturer becomes aware of information that reasonably suggests that one of their marketed devices has or may have caused or contributed to a death, serious injury, or has malfunctioned and that the device or a similar device marketed by the manufacturer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur.

Malfunctions are not reportable if they are not likely to result in a death, serious injury or other significant adverse event experience.

A malfunction which is or can be corrected during routine service or device maintenance still must be reported if the recurrence of the malfunction is likely to cause or contribute to a death or serious injury if it were to recur.

We have established and maintained written procedures for implementation of the MDR regulation. These procedures include internal systems that:

          provide for timely and effective identification, communication and evaluation of adverse events;

          provide a standardized review process and procedures for determining whether or not an event is reportable; and

          provide procedures to insure the timely transmission of complete reports.

These procedures also include documentation and record keeping requirements for:

          information   that  was   evaluated  to  determine  if  an  event  was
          reportable;

          all medical device reports and information submitted to the FDA;

          any information that was evaluated during preparation of annual certification reports; and

          systems that ensure access to information that facilitates timely follow up and inspection by FDA.

FDA Enforcement

FDA may take the following actions to enforce the MDR regulation:

FDA-Initiated or Voluntary Recalls

Recalls are regulatory actions that remove a hazardous, potentially hazardous, or a misbranded product from the marketplace. Recalls are also used to convey additional information to the user concerning the safe use of the product. Either FDA or the manufacturer can initiate recalls.

There are three classifications, i.e., I, II, or III, assigned by the Food and Drug Administration to a particular product recall to indicate the relative degree of health hazard presented by the product being recalled.

Class I
Is a situation in which there is a reasonable probability that the use of, or exposure to, a violative product will cause serious adverse health consequences or death.

Class II
Is a situation in which use of, or exposure to, a violative product may cause temporary or medically reversible adverse health consequences or where the probability of serious adverse health consequences is remote.

Class III
Is a situation in which use of, or exposure to, a violative product is not likely to cause adverse health consequences.

Fonar has initiated five voluntary recalls. Four of the recalls were Class II and one was Class III. The recalls involved making minor corrections to the product in the field. Frequently, corrections which are made at the site of the device are called field corrections as opposed to recalls.

Civil Money Penalties

The FDA, after an appropriate hearing, may impose civil money penalties for violations of the FD&C Act that relate to medical devices. In determining the amount of a civil penalty, FDA will take into account the nature, circumstances, extent, and gravity of the violations, the violator's ability to pay, the effect on the violator's ability to continue to do business, and any history of prior violations. The civil money penalty may not exceed $15,000 for each violation and may not exceed $1,000,000 for all violations adjudicated in a single proceeding, per person.

Warning Letters

FDA issues written communications to a firm, indicating that the firm may incur more severe sanctions if the violations described in the letter are not corrected. Warning letters are issued to cause prompt correction of violations that pose a hazard to health or that involve economic deception. The FDA generally issues the letters before pursuing more severe sanctions.

Seizure

A seizure is a civil court action against a specific quantity of goods which enables the FDA to remove these goods from commercial channels. After seizure, no one may tamper with the goods except by permission of the court. The court usually gives the owner or claimant of the seized merchandise approximately 30 days to decide a course of action. If they take no action, the court will recommend disposal of the goods. If the owner decides to contest the government's charges, the court will schedule the case for trial. A third option allows the owner of the goods to request permission of the court to bring the goods into compliance with the law. The owner of the goods is required to provide a bond or, security deposit, to assure that they will perform the orders of the court, and the owner must pay for FDA supervision of any activities by the company to bring the goods into compliance.

Citation

A citation is a formal warning to a firm of intent to prosecute the firm if violations of the FD&C Act are not corrected. It provides the firm an opportunity to convince FDA not to prosecute.

Injunction

An injunction is a civil action filed by FDA against an individual or company. Usually, FDA files an injunction to stop a company from continuing to manufacture, package or distribute products that are in violation of the law.

Prosecution

Prosecution is a criminal action filed by FDA against a company or individual charging violation of the law for past practices.

Foreign and Export Regulation

We obtain approvals as necessary in connection with the sales of our products in foreign countries. In some cases, FDA approval has been sufficient for foreign sales as well. Our standard practice has been to require either the distributor or the customer to obtain any such foreign approvals or licenses which may be required.

Legally marketed devices that comply with the requirements of the Food Drug & Cosmetic Act require a Certificate to Foreign Government issued by the FDA for export. Other devices that do not meet the requirements of the FD&C Act but comply with the laws of a foreign government require a Certificate of Exportability issued by the FDA. All products which we sell have FDA clearance and would fall into the first category.

Foreign governments have differing requirements concerning the import of medical devices into their respective jurisdictions. The European Union, also referred to as EU, made up of 27 individual countries, has some essential requirements described in the EU's Medical Device Directive, also referred to as MDD. In order to export to one of these countries, we must meet the essential requirements of the MDD and any additional requirements of the importing country. The essential requirements are similar to some of the requirements mandated by the FDA. In addition the MDD requires that we enlist a Notified Body to examine and assess our documentation, a Technical Construction File, and verify that the product has been manufactured in conformity with the documentation. The notified body must carry out or arrange for the inspections and tests necessary to verify that the product complies with the essential requirements of the MDD, including safety performance and Electromagnetic Compatibility, also referred to as EMC. Also required is a Quality System, ISO-9001, assessment by the Notified Body. We were approved for ISO 9001 certification for its Quality Management System in April, 1999.

We received clearances to sell the Fonar 360(TM) and Upright(R) MRI scanners in the EU in May, 2002.

Other  countries  require  that  their  own  testing   laboratories  perform  an
evaluation of our devices. This requires that we must bring the foreign agency's personnel to the USA to perform the evaluation at our expense before exporting.

Some countries, including many in Latin America and Africa, have very few regulatory requirements.

To date, Fonar has been able to comply with all foreign regulatory requirements applicable to its export sales.

Reimbursement to Medical Providers for MRI Scans

Effective November 22, 1985, the Department of Health and Human Services authorized reimbursement of MRI scans under the Federal Medicare program. In addition, most private insurance companies have authorized reimbursement for MRI scans.

Anti-Kickback and Self-Referral Legislation

Proposed and enacted legislation at the State and Federal levels has restricted referrals by physicians to medical and diagnostic centers in which they or their family members have an interest. In addition, regulations have been adopted by the Secretary of Health and Human Services which provide limited "safe harbors" under the Medicare Anti-Kickback Statute. These safe harbors describe payments and transactions which are permitted between an entity receiving reimbursement under the Medicare program and those having an interest in or dealings with the entity. Although the Company cannot predict the overall effect of the adoption of these regulations on the medical equipment industry, the use and continuation of limited partnerships, where investors may be referring physicians, to own and operate MRI scanners could be greatly diminished.

Deficit Reduction Act

The Deficit Reduction Act, among other things, limits reimbursements for MRI scans performed at MRI facilities. We believe that these limitations may be having a general negative impact on the market for MRI scanners, but believe that the unique capabilities of our products should counter any such effect on Fonar as our marketing and advertising campaigns reach prospective customers. Our Upright(R) MRI is the only MRI scanner which enables patients to be scanned in a weight bearing position and the Fonar 360(TM) MRI is the only MRI scanner which allows complete unobstructed 360 degree* access to the patient.

HEALTH MANAGEMENT CORPORATION OF AMERICA PHYSICIAN AND DIAGNOSTIC SERVICES MANAGEMENT BUSINESS

Health Management Corporation of America, formed under the name U.S. Health Management Corporation and referred to as "HMCA", was organized by us in March 1997. HMCA is a wholly-owned subsidiary which engages in the business of providing comprehensive management services to imaging facilities. The services we provide include development, administration, leasing of office space, facilities and medical equipment, provision of supplies, staffing and supervision of non-medical personnel, legal services, accounting, billing and collection and the development and implementation of practice growth and marketing strategies.

HMCA currently manages 10 MRI facilities. In April 2003, HMCA sold the portion of its business which managed primary care medical practices, and in July 2005, HMCA sold the portion of its business engaged in the management of physical therapy and rehabilitation practices. This was the result of HMCA's decision to focus on management of MRI facilities, the business in which HMCA is most experienced. For the 2009 fiscal year, the revenues HMCA recognized from the MRI facilities were $10.3 million. For the 2008 fiscal year, the revenues HMCA recognized from the MRI facilities were $12.0 million.

HMCA GROWTH STRATEGY

HMCA's growth strategy focuses on upgrading and expanding the existing facilities it manages and expanding the number of facilities it manages for its clients. Our most important effort in this regard has been to promote and facilitate the replacement of existing MRI scanners with new Fonar Upright(R) MRI scanners. Presently, we have Upright(R) MRI scanners at all of the MRI facilities we manage with the exception of the one in Dublin, Georgia.

In connection with its focus on managing MRI facilities, HMCA decided to sell its business of managing physical therapy and rehabilitation practices. The sale was completed on July 28, 2005, at the beginning of the 2006 fiscal year. The sale was made pursuant to an asset purchase agreement to Health Plus Management Services, L.L.C.

The purchase price under the asset purchase agreement was $6.6 million, payable pursuant to a promissory note in 120 monthly installments commencing on August 28, 2005. The first twelve installments were interest only and the remaining 108 payments consisted of equal installments of principal and interest in the amount of $76,014 each. The note is subject to prepayment provisions to the extent Health Plus resells all or part of the assets and business or utilizes the assets sold as collateral in any debt financing.

Pursuant to a Modification Agreement dated August 8, 2008, Health Plus made a prepayment of principal in the amount of $2,000,000 in consideration for the balance of the note being discounted by $1,000,000. After taking into account the prepayment of $2,000,000 and the discount of $1,000,000, the remaining balance of $2,378,130, was amortized and made payable over a period of 60 consecutive months, in equal installments of principal and interest of $47,089 each pursuant to a new replacement promissory note, bearing interest at a rate of 7% per annum.

On July 31, 2007, HMCA sold its 20% equity interest in a non-consolidated entity providing management services to a scanning center in the Bronx, New York for approximately $600,000 and its 50% equity interest in a consolidated entity providing management services to a scanning center in Orlando, Florida for approximately $4.3 million.

Effective September 30, 2008, a wholly-owned subsidiary of HMCA sold its 92.3% equity interest in an entity providing management services to a scanning center in Bensonhurst, New York for approximately $2.3 million.

PHYSICIAN AND DIAGNOSTIC MANAGEMENT SERVICES

HMCA's services to the facilities it manages encompass substantially all of their business operations. Each facility is controlled, however, by the physician owner, not HMCA, and all medical services are performed by the physicians and other medical personnel under the physician owner's supervision. HMCA is the management company and performs services of a non-professional nature. These services include:

1. Offices and Equipment. HMCA identifies, negotiates leases for and/or provides office space and equipment to its clients. This includes technologically sophisticated medical equipment. HMCA also provides improvements to leaseholds, assistance in site selection and advice on improving, updating, expanding and adapting to new technology.

2. Personnel. HMCA staffs all the non-medical positions of its clients with its own employees, eliminating the client's need to interview, train and manage non-medical employees. HMCA processes the necessary tax, insurance and other documentation relating to employees.

3. Administrative. HMCA assists in the scheduling of patient appointments, purchasing of medical supplies and equipment and handling of reporting, accounting, processing and filing systems. It prepares and files the physician portions of complex forms to enable its clients to participate in managed care programs and to qualify for insurance reimbursement. We assist the clients to implement programs and procedures to ensure full and timely regulatory compliance and appropriate cost reimbursement under no-fault insurance and workers' compensation guidelines, as well as compliance with other applicable governmental requirements and regulations, including HIPAA and other privacy requirements.

4. Billing and Collections. HMCA is responsible for the billing and collection of revenues from third-party payors including those governed by no-fault and workers' compensation statutes. HMCA is presently using a third party to perform its billing and collection services for its clients' no-fault and workers' compensation scanning business.

5. Cost Saving Programs. Based on available volume discounts, HMCA seeks to obtain favorable pricing for medical supplies, equipment, contrast agents, such as gadolinuim, and other inventory for its clients.

6. Diagnostic Imaging and Ancillary Services. HMCA can offer access to diagnostic imaging equipment through diagnostic imaging facilities it manages. The Company may expand the ancillary services offered in its network to include CT-scans and x-rays, if it is determined that such additions may be useful to clients.

7. Marketing Strategies. HMCA is responsible for developing marketing plans for its clients.

8. Expansion Plans. HMCA assists the clients in developing expansion plans including the opening of new or replacement facilities where appropriate.

HMCA advises clients on all aspects of their businesses, including expansion where it is a reasonable objective, on a continuous basis. HMCA's objective is to free physicians from as many non-medical duties as is practicable. Practices can treat patients more efficiently if the physicians can spend less time on business and administrative matters and more time practicing medicine.

HMCA provides its services pursuant to negotiated contracts with its clients. While HMCA believes it can provide the greatest value to its clients by furnishing the full range of services appropriate to that client, HMCA would also be willing to enter into contracts providing for a more limited spectrum of management services.

The facilities enter into contracts with third party payors, including managed care companies. Neither HMCA's clients nor HMCA participate in any capitated plans or other risk sharing arrangements. Capitated plans are those HMO programs where the provider is paid a flat monthly fee per patient.

As of June 22, 2007, Dr. Robert Diamond purchased the stock of the professional corporations owning the eight New York sites managed by HMCA, previously owned by Dr. Raymond V. Damadian, the President, Chairman of the Board and principal stockholder of Fonar. Dr. Diamond has been reading scans for HMCA managed facilities for more than seven years. In connection with the sale, new management agreements were substituted for the existing management agreements, providing, for the same management services. The fees in fiscal 2008, however, were flat monthly fees in the aggregate amount of $682,500 per month. The fees in fiscal 2009 were flat monthly fees in the aggregate amount of $578,500. Fees under the management agreements are subject to adjustment by mutual agreement on an annual basis.

Dr. Damadian still owns the four MRI facilities in Georgia and Florida managed by HMCA. In the case of contracts with these MRI facilities, fees are charged by HMCA based on the number of procedures performed. These fees are also subject to adjustment on an annual basis, based on mutual agreement. The per procedure charges to the MRI facilities during fiscal 2009 ranged from $300 to $400 per MRI scan. No MRI facilities or other medical facilities are owned by HMCA.

HMCA entered into an agreement in September, 2007 with Integrity Healthcare Management, Inc., also referred to as "Integrity", which is owned by an unrelated party. Under the terms of the agreement, Integrity supervised and directed HMCA and the management of the facilities including the performance of billing and collection services. The existing management agreements between the facilities and HMCA remained in place. As compensation Integrity was entitled to an annual fee equal to one-half of the increase in the consolidated cash flow of HMCA and the facilities over the period from July 1, 2006 through June 30, 2007. The term of the agreement automatically renewed on a year to year basis, but was terminated by HMCA as of the end of June, 2008.

Commencing upon the termination of this agreement, however, we hired Health Diagnostics, LLC, the parent company of Integrity, to perform all billing and collection procedures for HCMA's clients on HMCA's behalf for a fee of 6% of all adjusted deposits for these services. Effective May 1, 2009, this agreement was terminated. HMCA now contracts with TriTech (Plainview, New York) to perform billing and collection for its clients' no-fault and workers' compensation business for a fee of 6% of all adjusted no-fault and workers' compensation claims. HMCA handles all of its clients' other billings and collections.

HMCA MARKETING

HMCA's marketing strategy is to expand the business and improve the facilities which it manages. HMCA will seek to increase the number of locations of those facilities where market conditions are promising and to promote growth of its clients' patient volume and revenue.

DIAGNOSTIC IMAGING FACILITIES AND OTHER ANCILLIARY SERVICES

Diagnostic imaging facilities managed by HMCA provide diagnostic imaging services to patients referred by physicians who are either in private practice or affiliated with managed care providers or other payor groups. The facilities are operated in a manner which eliminates the admission and other administrative inconveniences of in-hospital diagnostic imaging services. Imaging services are performed in an outpatient setting by trained medical technologists under the direction of physicians. Following diagnostic procedures, the images are reviewed by the interpreting physicians who prepare a report of these tests and their findings. These reports are transcribed by HMCA personnel and then delivered to the referring physician.

HMCA develops marketing programs in an effort to establish and maintain profitable referring physician relationships and to maximize reimbursement yields. These marketing approaches identify and target selected market segments consisting of area physicians with certain desirable medical specialties and reimbursement yields. Corporate and facility managers determine these market segments based upon an analysis of competition, imaging demand, medical specialty and payor mix of each referral from the local market. HMCA also directs marketing efforts at managed care providers.

Managed care providers have become an important factor in the diagnostic imaging industry. To further its position, HMCA will seek to expand the imaging modalities offered at its managed diagnostic imaging facilities.

HMCA COMPETITION

The physician and diagnostic management services field is highly competitive. A number of large hospitals have acquired medical practices and this trend may continue. HMCA expects that more competition will develop. Many competitors have greater financial and other resources than HMCA.

With respect to the diagnostic imaging facilities managed by HMCA, the outpatient diagnostic imaging industry is highly competitive. Competition focuses primarily on attracting physician referrals at the local market level and increasing referrals through relationships with managed care organizations. HMCA believes that principal competitors for the diagnostic imaging centers are hospitals and independent or management company-owned imaging centers. Competitive factors include quality and timeliness of test results, ability to develop and maintain relationships with managed care organizations and referring physicians, type and quality of equipment, facility location, convenience of scheduling and availability of patient appointment times. HMCA believes that it will be able to effectively meet the competition in the outpatient diagnostic imaging industry with the new Fonar Upright(R) MRI scanners at its facilities.

GOVERNMENT REGULATION APPLICABLE TO HMCA

FEDERAL REGULATION

Stark Law

Under the federal Self-Referral Law, also referred to as the "Stark Law", which is applicable to Medicare and Medicaid patients, and the self-referral laws of various States, certain health practitioners, including physicians, chiropractors and podiatrists, are prohibited from referring their patients for the provision of designated health services, including diagnostic imaging and physical therapy services, to any entity with which they or their immediate family members have a financial relationship, unless the referral fits within one of the specific exceptions in the statutes or regulations. Statutory exceptions under the Stark Law include, among others, direct physician services, in-office ancillary services rendered within a group practice, space and equipment rental and services rendered to enrollees of certain prepaid health plans. Some of these exceptions are also available under the State self-referral laws. HMCA believes that it and its clients are in compliance with these laws.

Anti-kickback Regulation

Under the federal Anti-kickback statute, which is applicable to Medicare and Medicaid, it is illegal, among other things, for a provider of MRI services to pay or offer money or other consideration to induce the referral of MRI scans. Neither HMCA nor its clients engage in this practice.

In fiscal 2009, approximately 16.8% of the revenues of HMCA's clients were attributable to Medicare and 1.5% were attributable to Medicaid. In fiscal 2008, approximately 17.3% of the revenues of HMCA's clients were attributable to Medicare and 1.8% were attributable to Medicaid.

Deficit Reduction Act

The Deficit Reduction Act, which among other things, places limits on Medicare reimbursements to MRI scanning facilities, has had a negative but not material effect on the Medicare receipts of HMCA's clients.

State Regulation

In addition to the federal self-referral law and federal Anti-kickback statute, many States, including those in which HMCA and its clients operate, have their own versions of self-referral and anti-kickback laws. These laws are not limited in their applicability, as are the federal laws, to specific programs. HMCA believes that it and its clients are in compliance with these laws.

Various States prohibit business corporations from practicing medicine. Various States also prohibit the sharing of professional fees or fee splitting. Consequently, HMCA leases space and equipment to clients and provides clients with a range of non-medical administrative and managerial services for agreed upon fees. HMCA does not engage in the practice of medicine or establish standards of medical practice or policies for its clients in any State even where permitted.

HMCA's clients generate revenue from patients covered by no-fault insurance and workers' compensation programs. For the fiscal year ended June 30, 2009 approximately 39.6% of our clients' receipts were from patients covered by no-fault insurance and approximately 6.7% of our client's receipts were from patients covered by worker's compensation programs. For the fiscal year ended June 30, 2008, approximately 37.9% of HMCA's clients' receipts were from patients covered by no-fault insurance and approximately 6.5% of HMCA's clients' receipts were from patients covered by workers compensation programs. In the event that changes in these laws alter the fee structures or methods of providing service, or impose additional or different requirements, HMCA could be required to modify its business practices and services in ways that could be more costly to HMCA or in ways that decrease the revenues which HMCA receives from its clients.

HMCA believes that it and its clients are in compliance with applicable Federal, State and local laws. HMCA does not believe that such laws will have any material effect on its business.

EMPLOYEES

As of July 1, 2009, we employed 292 persons on a full-time and part-time basis. Of such employees, 27 were engaged in marketing and sales, 35 in research and development, 39 in production, 41 in customer support services, 36 in administration, 74 on site at facilities and offices, 18 performing billing and collection functions managed by HMCA and 22 performing transcription services for those facilities.


ITEM 2. PROPERTIES

Fonar leases approximately 117,000 square feet of office and plant space at its principal offices in Melville, New York and at one other location in Melville, New York at a current aggregate annual rental rate of $1,194,596, excluding utilities, taxes and other related expenses. The term of one of the leases includes options to renew up through 2016 and the terms of the other leases extend to 2013. Management believes that these premises are adequate for its current needs. HMCA has consolidated its headquarters with those of Fonar as part of Fonar's cost cutting program. HMCA maintains leased office premises for its clients having an aggregate annual rental rate of approximately $800,000 under leases having various terms.


ITEM 3. LEGAL PROCEEDINGS

There is no material litigation pending, or to its knowledge, threatened against the Company.


ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

None.

Part II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is traded in the Nasdaq SmallCap market under the National Association of Securities Dealers Automated Quotation System, also referred to as "NASDAQ", symbol FONR. The following table sets forth the high and low trades reported in NASDAQ System for the periods shown.

Fiscal Quarter                    High      Low
---------------------------       ----      ----
January - March         2007      8.75      5.00
April   - June          2007      7.50      4.01
July    - September     2007     10.00      4.20
October - December      2007      8.80      5.18
January - March         2008      5.45      2.38
April   - June          2008      4.20      2.21
July    - September     2008      2.43      1.35
January - March         2009      1.38      0.62
April   - June          2009      3.92      0.82
July    - September 15, 2009      2.33      1.60

On September 30, 2009, we had approximately 4,392 stockholders of record of our Common Stock, 12 stockholders of record of our Class B Common Stock, 3 stockholders of record of our Class C Common Stock and 3,864 stockholders of record of our Class A Non-voting Preferred Stock.

At the present time, the only class of our securities for which there is a market is the Common Stock.

In July, 2008 we received a notice from NASDAQ that our common stock would be delisted due to failure to hold our annual meeting during fiscal 2008. We appealed and requested a hearing before the Hearing Panel stating that we planned, subject to their approval to hold a joint two-year meeting on November 17, 2008. Fonar held its two-year meeting on November 17, 2008 and accordingly remained listed. Fonar received an additional notice of delisting for failure to meet certain continuing listing requirements. Fonar appealed again and requested a hearing, asking that Fonar be granted additional time to come into compliance. Fonar was then granted until October 5, 2009 to demonstrate compliance with the criteria.

We paid cash dividends in fiscal 1998 and the first three quarters of fiscal 1999 on monies we received from the enforcement of our patents. Except for these dividends, we have not paid any cash dividends. Except for these dividends, we expect that we will retain earnings to finance the development and expansion of our business.

Item 6. SELECTED FINANCIAL DATA

The following selected consolidated financial data has been extracted from our consolidated financial statements for the five years ended June 30, 2009. This consolidated selected financial data should be read in conjunction with our consolidated financial statements and the related notes included in Item 8 of this form.

                    As of and For the Periods Ended June 30,
                       2009           2008           2007           2006           2005
                   -------------  -------------  -------------  ------------    ------------
STATEMENT OF
OPERATIONS

Revenues           $ 39,722,000   $ 35,569,000   $ 33,212,000   $ 33,076,000    $104,899,000

Cost of
revenues           $ 22,123,000   $ 24,893,000   $ 26,660,000   $ 26,950,000    $ 67,331,000

Research
and Development
Expenses           $  3,593,000   $  5,007,000   $  5,692,000   $  6,868,000    $  6,007,000

Net Income(Loss)   $  1,121,000   $(13,508,000)  $(25,539,000)  $(29,963,000)   $  1,014,000

Basic and Diluted
Net Income (Loss)
per common share-
continuing
operations            $0.21          $(2.76)      $(5.29)         $(6.78)           $0.23

Basic Weighted
average number of
shares outstanding    4,904,358      4,897,997      4,830,652      4,416,125       4,063,680

Diluted Weighted
average number of
shares outstanding    5,031,862      4,897,997      4,830,652      4,416,125       4,220,228


BALANCE SHEET DATA

Working capital    $(10,838,000)  $(15,965,000)  $ (7,566,000)  $ 14,237,000    $3 6,224,000

Total Assets         28,359,000     35,226,000   $ 41,210,000   $ 57,230,000    $ 76,094,000

Long-term debt
and obligations
under capital
leases (1)         $    919,000   $  1,130,000   $  1,213,000   $  1,406,000    $  1,392,000

Stockholder's
(deficiency)
equity             $ (2,941,000)  $ (4,245,000)  $  8,898,000   $ 30,419,000    $ 51,869,000



ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

INTRODUCTION.

Fonar was formed in 1978 to engage in the business of designing, manufacturing and selling MRI scanners. In 1997, we formed a wholly-owned subsidiary, Health Management Corporation of America, also referred to as "HMCA", formerly known as U.S. Health Management Corporation, in order to expand into the physician and diagnostic management services business.

Fonar's principal MRI products are its Stand-Up(R)/Upright(R) MRI and Fonar 360(TM) MRI scanners. The Stand-Up(R) MRI allows patients to be scanned for the first time under weight-bearing conditions. The Company has been aggressively seeking new sales. The Stand-Up(R) MRI is the only MRI capable of producing images in the weight bearing state.

At 0.6 Tesla field strength, the Upright(R) MRI and Fonar 360(TM) magnets are among the highest field open MRI scanners in the industry, offering non-claustrophobic MRI together with high-field image quality. Fonar's open MRI scanners were the first high field strength MRI scanners in the industry.

HMCA commenced operations in July, 1997 and generates revenues from providing comprehensive management services, including development, administration, accounting, billing and collection services, together with office space, medical equipment, supplies and non-medical personnel to its clients. Revenues are in the form of fees which are earned under contracts with HMCA's clients. Since July 2005, HMCA has engaged only in the management of MRI facilities.

For the fiscal years ended June 30, 2009 and June 30, 2008, 28.4% and 30.8%, respectively, of HMCA's revenues were derived from contracts with facilities owned by Dr. Raymond V. Damadian, the President of Fonar and HMCA and principal stockholder of Fonar. The agreements with these MRI facilities are for one- year terms which renew automatically on an annual basis, unless terminated. The fees are based on the number of procedures performed and ranged from $300 to $400 per MRI scan. The balance of HMCA's revenues are derived from contracts with MRI facilities purchased by Dr. Robert Diamond from Dr. Damadian. The MRI facilities owned by Dr. Diamond are charged a flat fee, pursuant to new contracts executed in connection with the sale of the MRI facilities at the end of fiscal 2007. The fees are reviewed and if appropriate, adjusted on an annual basis by mutual agreement.

Critical Accounting Policies
----------------------------

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to investments, intangible assets, income taxes, contingencies and litigation. We base our estimates on historical experience and on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements. We recognize revenue and related costs of revenue from sales contracts for our MRI scanners, under the percentage-of-completion method. Under this method, we recognize revenue and related costs of revenue, as each sub-assembly is completed. Amounts received in advance of our commencement of production are recorded as customer advances.

We record a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized. As of June 30, 2009, we recorded a valuation allowance which reduced our deferred tax assets to equal our deferred tax liability.

We amortize our intangible assets, including patents, purchased management agreements and capitalized software development costs, over the shorter of the contractual/legal life or the estimated economic life. Our amortization life for patents and capitalized software development costs is 15 to 17 years and 5 years, respectively.

We periodically assess the recoverability of long-lived assets, including property and equipment, intangibles and management agreements, when there are indications of potential impairment, based on estimates of undiscounted future cash flows. The amount of impairment is calculated by comparing anticipated discounted future cash flows with the carrying value of the related asset. In performing this analysis, management considers such factors as current results, trends, and future prospects, in addition to other economic factors.

RESULTS OF OPERATIONS. FISCAL 2009 COMPARED TO FISCAL 2008

In fiscal 2009, we experienced a net income of $1.1 million on revenues of $39.7 million, as compared to a net loss of $13.5 million on revenues of $35.6 million for fiscal 2008. This represents an increase in revenues of 11.7%. Included in net income for fiscal 2009 is a gain of $1.4 million recognized by the Company on the sale of a consolidated subsidiary. The impact of increased unrelated party product sales, which increased by 51.6%, was the principal factor accounting for the increased revenues of the Company. Related management fees decreased by 11.9%. In addition, total costs and expenses decreased by 23.0%. Our consolidated operating results improved by $16.2 million to an operating loss of $704,000 for fiscal 2009 as compared to an operating loss of $16.9 million for fiscal 2008.

Discussion of Operating Results of Medical Equipment Segment
Fiscal 2009 Compared to Fiscal 2008
------------------------------------------------------------

Revenues attributable to our medical equipment segment increased by 25.3% to $29.5 million in fiscal 2009 from $23.5 million in fiscal 2008, with product sales revenues increasing 51.6% from $11.3 million in fiscal 2008 to $17.2 million in fiscal 2009, and service revenue decreasing by 4.6%, from $11.0 million in fiscal 2008 to $10.5 million in fiscal 2009. This increase in revenues was attributable to an increase in sales of our Upright(R) MRI to unrelated parties, notwithstanding the decrease in service and repair fees.

We anticipate an improvement in our Upright(R) MRI sales because the Upright(R) MRI is unique in that it permits MRI scans to be performed on patients upright in the weight-bearing state and in multiple positions that correlate with symptoms. An important event in our ongoing effort to educate both the medical community and payors about the benefits, if not necessity, of utilizing Upright(R) MRI scanning, occurred in fiscal 2007 when we sold an Upright(R) MRI scanner to the largest orthopedic hospital in the Netherlands, St. Maartenskliniek. Upon placing the order, the Chairman of Spine Surgery at St. Maartenskliniek expressed the view that for their hospital to continue to engage in spine surgery without Fonar's Upright(R) MRI technology, now that it was available was "unacceptable" and that owning the scanner "was not optional, but mandatory". He further stated that "[o]nce our active research program has discovered the benefits of this new Fonar technology for patients, we intend to publish the results in a lot of peer reviewed scientific journals".

In addition, significant progress is being made in developing the Fonar 360(TM) MRI scanner so that it can be used in interventional procedures. At the Oxford-Nuffield site in the United Kingdom, where we installed the first Fonar 360(TM) MRI, Fonar software engineers have completed and installed our 2nd generation tracking software, which is designed to enable the surgeons to insert needles into the patient and accurately advance them under direct visual image guidance to the target tissue, such as a tumor, in order to inject therapeutic agents directly into the tissue.

Product sales to unrelated parties increased by 51.6% in fiscal 2009 from $11.3 million in fiscal 2008 to $17.2 million in fiscal 2009. There were no product sales to related parties in fiscal 2009 and 2008.

We believe that one of our principal challenges in achieving greater market penetration is attributable to the better name recognition and larger sales forces of our larger competitors such as General Electric, Siemens, Hitachi, Philips and Toshiba and the ability of some of our competitors to offer attractive financing terms through affiliates, such as G.E. Capital. Nevertheless, no other competitor offers a whole body weight bearing MRI scanner such as the Upright(R) MRI, and the General Electric Medical Systems division of General Electric acts as a manufacturer's representative for the Stand-Up(R) MRI.

We believe that our aggregate product sales to unrelated parties of Upright(R) Scanners shows that we are successfully meeting that challenge.

The operating results for the medical equipment segment improved by $14.2 million from a loss of $14.1 million in fiscal 2008 to an income of $27,000 in fiscal 2009. This improvement is attributable most significantly to an increase in our scanner sales and a decrease in our total costs and expenses.

We recognized revenues of $16.6 million from the sale of our Upright(R) MRI scanners in fiscal 2009. In fiscal 2008, we recognized revenues of $11.2 million from the sale of Upright(R) MRI scanners.

None of our revenues for fiscal 2009 and fiscal 2008 were attributable to sales to related parties.

License and royalty revenue in fiscal 2009 increased to $1.8 million as compared to $1.2 million in fiscal 2008.

Research and development expenses, net of capitalized costs, decreased by 28.2% to $3.6 million in fiscal 2009 as compared to $5.0 million in fiscal 2008. Our expenses for fiscal 2009 represented continued research and development of Fonar's scanners, Fonar's new hardware and software product, Sympulse(TM) and new surface coils to be used with the Upright(R) MRI scanner.

Discussion of Operating Results of Physician and Diagnostic Services Management Segment.
Fiscal 2009 Compared to Fiscal 2008
--------------------------------------------------------------------------------

Revenues attributable to the Company's physician and diagnostic services management segment, HMCA, decreased by 14.9% to $10.3 million in fiscal 2009 from $12.0 million in fiscal 2008. The decrease in revenues was primarily due to the sale of a 92.3% equity interest in an enterprise managing an MRI center. Presently, nine of the ten MRI facilities managed by HMCA have Upright(R) MRI scanners.

Cost of revenues as a percentage of the related revenues for our physician and diagnostic services management segment decreased from $8.6 million or 71.3% of related revenues for the year ended June 30, 2008 to $7.3 million, or 71.2% of related revenue for the year ended June 30, 2009. The decrease in revenues resulted from our sale of a 92.3% equity interest in an enterprising managing an MRI center.

Operating results of this segment improved from an operating loss of $2.8 million in fiscal 2008 to operating loss of $731,000 in fiscal 2009. We attribute the improvement to a decrease in our cost of revenues.

Discussion of Certain Consolidated Results of Operations Fiscal 2009 Compared to Fiscal 2008
--------------------------------------------------------------------------------

Interest and investment income decreased in 2009 compared to 2008. We recognized interest income of $346,506 in 2009 as compared to $728,711 in fiscal 2008, representing an decrease of 52.4%.

Interest expense of $333,229 was recognized in fiscal 2009, as compared to $535,322 in fiscal 2008, representing an decrease of 37.8%.

Notwithstanding   that  revenue  increased  by  11.7%,   selling,   general  and
administrative expenses, decreased by 34.2% to $13.4 million in fiscal 2009 from $20.4 million in fiscal 2008.

Compensatory element of stock issuances also increased from approximately $360 in fiscal 2008 to $4,061 in fiscal 2009. This reflected Fonar's policy to refrain from using its stock bonus plans to pay employees and others, in order to prevent dilution of its outstanding stock.

The lower provision for bad debts of $1.3 million in fiscal 2009 as compared to $2.2 million in fiscal 2008, reflected an increase in reserves of certain indebtedness in fiscal 2008 by our physician and diagnostic services management segment. In fiscal 2009, the three Florida sites managed by HMCA jointly and severally guaranteed the payment of their management fees to HMCA, further securing HMCA's management fee receivables.

Service and repair fees have decreased, from $11.0 million in fiscal 2008 and to $10.5 million in fiscal 2009.

Continuing our tradition as the originator of MRI, we remain committed to maintaining our position as the leading innovator of the industry through aggressive investing in research and development. In fiscal 2009 we continued our investment in the development of our new MRI scanners, together with software and upgrades, with an investment of $4,085,177 in research and development, $491,707 of which was capitalized, as compared to $5,463,963, $457,372 of which was capitalized, in fiscal 2008. The research and development expenditures were approximately 12.2% of revenues attributable to our medical equipment segment, and 9.0% of total revenues, in 2009 and 21.3% of medical equipment segment revenues, and 14.1% of total revenues in fiscal 2008. This represented a 28.2% decrease in research and development expenditures in fiscal 2009 as compared to fiscal 2008. Notwithstanding the decrease in research and development expenditures, in connection with our overall cost cutting programs, the Company remains fully committed to developing new features, software and upgrades to improve its products.

The physician and diagnostic services management segment, HMCA, revenues decreased, from $12.0 in fiscal 2008 to $10.3 million in fiscal 2009. This is primarily attributable to the sale of HMCA's 92.3% equity interest in an entity providing management services to a scanning center in Bensonhurst, New York.

We have been taking steps to improve HMCA revenues by our marketing efforts, which focus on the unique capability of our Upright(R) MRI scanners to scan patients in different positions.

Marketing expenditures are likely to increase, as the Company continues its efforts to promote sales.

In the beginning of fiscal 2006, in July of 2005, HMCA sold the portion of its business engaged in the management of physical therapy and rehabilitation facilities to Health Plus Management Services, L.L.C. for a purchase price of $6.6 million, payable pursuant to a promissory note payable in 120 monthly installments.

The first twelve installments were interest only and the remaining 108 payments were to consist of equal installments of principal and interest in the amount of $76,014 each. The note was secured by a first lien on all of the assets of Health Plus, including its accounts receivable. The note was subject to prepayment provisions to the extent Health Plus resells all or part of the assets and business or utilizes the assets sold as collateral in any debt financing.

Pursuant to a Modification Agreement dated August 8, 2008, Health Plus made a prepayment of $2,000,000 on the note and received a discount of $1,000,000 in return. A new note was executed for the balance of the indebtedness remaining, in the amount of $2,378,130, providing for 60 consecutive equal monthly payments of principal and interest of $47,090 each. The security agreement and the mandatory prepayment provisions applicable to the original note are also applicable to the replacement note.

In fiscal 2008 and 2009, HMCA received no revenue from the physical therapy and rehabilitation business.

The Company's management fees are dependent on collection by its clients of fees from reimbursements from Medicare, Medicaid, private insurance, no fault and workers' compensation carriers, self -pay and other third-party payors. The health care industry is experiencing the effects of the federal and state governments' trend toward cost containment, as governments and other third-party payors seek to impose lower reimbursement and utilization rates and negotiate reduced payment schedules with providers. The cost-containment measures, consolidated with the increasing influence of managed-care payors and competition for patients, have resulted in reduced rates of reimbursement for services provided by the Company's clients from time to time. The Company's future revenues and results of operations may be adversely impacted by future reductions in reimbursement rates.

In 2009, the Obama administration announced its intentions for healthcare reform in the United States. The plan includes providing healthcare coverage for some 40 million uninsured Americans. The plan calls for, among other things, more vigilant control of healthcare utilization, including diagnostic imaging services. The use of radiology benefit managers, or RBM's has increased in recent years. It is common practice for health insurance carriers to contract with RBMs to manage utilization of diagnostic imaging procedures for their insureds. In many cases, this leads to lower utilization of imaging procedures based on a determination of medical necessity. The efficacy of RBMs is still a high controversial topic. The Company cannot predict whether the current administration's healthcare plan and the use of RBMs will negatively impact its business, but it is possible that the Company's financial position and results of operations could be negatively affected by increased utilization of RBMs.

While the Company has prepared certain estimates of the impact of the above discussed changes and proposed changes, it is not possible to fully quantify their impact on its business. There can be no assurance that the impact of these changes will not be greater than estimated or that any future health care legislation or reimbursement changes will not adversely affect the Company's business.


LIQUIDITY AND CAPITAL RESOURCES

Cash, cash equivalents and marketable securities decreased by 52.1% from $2.4 million at June 30, 2008 to $1.2 million at June 30, 2009.

Marketable securities approximated $23,000 as of June 30, 2009, as compared to $1.1 million as of June 30, 2008.

Cash used in operating  activities  for fiscal 2009  approximated  $6.1 million.
Cash used in operating activities was attributable to a decrease in customer advances of $5.0 million and a decrease in billings in excess of costs and estimated earnings on uncompleted contracts of $3.7 million, offset by the net income of $1.1 million and an increase in notes receivables of $508,000.

Cash provided by investing activities for fiscal 2009 approximated $5.9 million. The principal uses of cash from investing activities were purchases of property and equipment of $28,000, costs of capitalized software development of $492,000 and costs of patents and copyrights of $331,000. The principal source of cash provided by investing activities were the proceeds of approximately $2.3 million from the sale of a consolidated subsidiary, proceeds from note receivables of $2.0 million and proceeds of $1.3 million from the cash surrender value of life insurance.

Cash used in financing activities for fiscal 2009 approximated $83,000. The principal sources of cash in financing activities were proceeds from the long term debt of $258,000 and proceeds of $127,000 from repayment of notes receivable from employee stockholders, offset by the repayment of borrowings and capital lease obligations of $279,000 and distributions to holders of minority interests of $23,000.

Total liabilities decreased by 20.5% during fiscal 2009, from approximately $39.3 million at June 30, 2008 to approximately $31.2 million at June 30, 2009. The decrease in total liabilities reflected principally an decrease in billings in excess of costs and estimated earnings on uncompleted contracts of 64.9% from $5.8 million at June 30, 2008 to $2.0 million at June 30, 2009 and a decrease in customer advances of 35.3% from $14.3 million at June 30, 2008 to $9.2 million at June 30, 2009, resulting from our decreased backlog.

Our contractual obligations and the periods in which they are scheduled to become due are set forth in the following table:

                             Due in
                             Less         Due         Due         Due
Contractual                  than 1       in 1-3      in 4-5      after 5
Obligation         Total     Year         years       years       years
--------------  ----------  -----------  ----------  ----------  ----------
Long-term debt  $  962,591  $   235,771  $  191,136  $     -     $  535,684

Capital lease
Obligation      $  313,799   $  121,232  $  192,567  $     -     $     -

Operating
  leases        $12,054,134  $1,994,523  $4,068,513  $3,623,430  $2,367,668

Stipulation
  Agreements    $   763,511  $  579,343  $  184,168  $     -     $     -
                -----------  ----------  ----------  ----------  ---------

Total cash
Obligations     $14,094,035  $2,930,869  $4,636,384  $3,623,430  $2,903,352
                ===========  ==========  ==========  ==========  ==========

As at June 30, 2009, our obligations included approximately $2.4 million in various state sales taxes.

At June 30, 2009, however, we had a working capital deficit of approximately $10.8 million as compared to a working capital deficit of $16.0 million at June 30, 2008 and a stockholders' deficiency of $2.9 million at June 30, 2009 as compared to a stockholders' deficiency of $4.2 million at June 30, 2008. For the year ended June 30, 2009, we realized a net income of $1.1 million, which included non-cash charges of approximately $3.1 million. Our net income for fiscal 2009 included a gain of $1.4 million recognized on the sale of a consolidated subsidiary.

Our principal source of liquidity has been derived from revenues, as well as by cash provided by the sale of marketable securities and other assets.

In July 2007, we sold our 50% interest in a consolidated  subsidiary and our 20%
interest  in  a   non-consolidated   subsidiary,   and   received   proceeds  of
approximately $4.8 million.

Effective September 30, 2008, a wholly-owned subsidiary of HMCA sold its 92.3% equity interest in an entity providing management services to a scanning center in Bensonhurst, New York for approximately $2.3 million.

In August, 2008, the Company entered into a modification agreement with regard to the asset purchase agreement with Health Plus Management Services, L.L.C. The Company received a $2,000,000 payment on the note issued by Health Plus.

Our business plan includes an aggressive program for manufacturing and selling our Upright(R) MRI scanners. In addition, we are enhancing our revenue by participating in the physician and diagnostic services management business through our subsidiary, HMCA and have upgraded the facilities which it manages, most significantly by the replacement of existing MRI scanners with new Upright(R) MRI scanners. Presently, of the 10 MRI facilities managed by HMCA, 9 are equipped with Upright(R) MRI scanners.

Our business plan also calls for a continuing emphasis on providing our customers with enhanced equipment service and maintenance capabilities and delivering state-of-the-art, innovative and high quality equipment upgrades at competitive prices. Fees for on-going service and maintenance from our installed base of scanners were $11.0 million for the year ended June 30, 2008 and $10.5 million for the year ended June 30, 2009.

In order to reduce our net losses and demands on our cash and other liquid reserves, we instituted an aggressive program of cost cutting during and following the end of fiscal 2008. These measures included consolidating HMCA's office space with Fonar's office space, reductions in the size of our workforce, compensation and benefits, as well as across the board reduction of expenses. The cost reductions were intended to enable us to withstand periods of low volumes of MRI scanner sales, by keeping expenditures at levels which, if necessary, can be supported by service revenues and HMCA revenues. We are also seeking equity and debt financing and have been engaged in discussions with several possible sources.

In order to promote sales, we are continuing to focus on marketing campaigns to strengthen the demand for our products and services. Management anticipates that Fonar's capital resources will improve if Fonar's MRI scanner products gain wider market recognition and acceptance resulting in both increased product sales and scan volumes. If we are not successful with our marketing efforts to increase sales, we will experience a shortfall in cash, and it will be necessary to further reduce operating expenses in a manner or obtain funds through equity or debt financing in sufficient amounts to avoid the need to curtail our operations subsequent to June 30, 2010. Current economic credit conditions have contributed to a slowing business environment. Given such liquidity and credit constraints in the markets, the business may suffer, should the credit markets not improve in the near future. The direct impact of these conditions is not fully known. However, there can be no assurance that we would be able to secure additional funds if needed and that if such funds were available, whether the terms or conditions would be acceptable to us. In such case, the reduction in operating expenses might need to be substantial in order for us to generate positive cash flow to sustain our operations.

If we are unable to meet expenditures with revenues or financing then it will be necessary to reduce expenses further, or seek other sources of funds through the issuance of debt or equity financing in order to conduct operations as now conducted subsequent to fiscal 2010.

Capital expenditures for fiscal 2009 approximated $28,000.  Capitalized software
costs  were   approximately   $492,000,   and  capitalized   patent  costs  were
approximately $331,000.

Fonar has not committed to making capital expenditures in the 2010 fiscal year other than its plans to continue research and development expenditures at current levels.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and assume that the Company will continue as a going concern. The Company has suffered recurring losses from operations, continues to generate negative cash flows from operating activities and had negative working capital at June 30, 2009. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


ITEM 7A. QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

Fonar's investments in fixed rate instruments. None of the fixed rate instruments in which we invest extend beyond June 30, 2010. All of our revenue, expense and capital purchasing activities are transacted in United States dollars.

See [Note 13] to the consolidated Financial Statements for information on long-term debt.

Item 8.

                              FINANCIAL STATEMENTS
                       FONAR CORPORATION AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                       Page No.
                                                       -------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED BALANCE SHEETS
  At June 30, 2009 and 2008

CONSOLIDATED STATEMENTS OF OPERATIONS
  For the Years Ended June 30, 2009 and 2008

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
  For the Years Ended June 30, 2009 and 2008

CONSOLIDATED STATEMENTS OF CASH FLOWS
  For the Years Ended June 30, 2009 and 2008

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
FONAR Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of FONAR Corporation and Subsidiaries (the "Company") as of June 30, 2009 and 2008, and the related consolidated statements of operations, comprehensive loss, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FONAR Corporation and Subsidiaries at June 30, 2009 and 2008, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that FONAR Corporation and Subsidiaries will continue as a going concern. As more fully described in Note 1, the Company has suffered recurring losses from operations, continues to generate negative cash flows from operating activities, has negative working capital at June 30, 2009 and is dependent on asset sales to fund its shortfall from operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP
New York, New York
October 5, 2009

                     FONAR CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS

                                        ASSETS
                                        ------

                                                                June 30,
                                                        ------------------------
                                                            2009         2008
                                                        -----------  -----------
Current Assets:
  Cash and cash equivalents                             $ 1,225,619  $ 1,325,512
  Marketable securities                                      22,652    1,068,168
  Accounts receivable - net of allowances for
    doubtful accounts of $2,393,326 and $2,020,208
    at June 30, 2009 and 2008, respectively               5,391,822    5,157,594
  Medical receivables - net of allowances for
    doubtful accounts of $1,343,500 and $769,000
    at June 30, 2009 and 2008, respectively                 374,225    1,227,858
  Management fee receivable - net of allowances for
    doubtful accounts of $5,093,345 and $3,958,733
    at June 30, 2009 and 2008, respectively               3,273,756    5,040,523
  Management fee receivable - related medical
    practices - net of allowances for doubtful
    accounts of $1,094,818 and $2,413,483 at
    June 30, 2009 and 2008, respectively                  2,196,580    1,372,261
  Costs and estimated earnings in excess of
    billings on uncompleted contracts                     1,475,706        6,285
  Inventories                                             3,172,397    3,255,915
  Current portion of advances and notes to related
    medical practices                                       164,611      155,423
  Current portion of note receivable                        517,934    2,508,306
  Prepaid expenses and other current assets                 472,397      869,353
                                                        -----------  -----------
      Total Current Assets                               18,287,699   21,987,198

Property and Equipment - Net                              2,892,380    3,932,533

Advances and Notes to Related Medical Practices -
  net of allowances for doubtful accounts of
  $264,791 at June 30, 2009 and at June 30, 2008             89,032      263,363

Notes Receivable - net of allowance for doubtful
accounts of $65,000 at June 30, 2009 and at
June 30, 2008                                             1,778,626    2,296,560

Other Intangible Assets - Net                             4,920,241    4,809,564

Other Assets                                                391,237    1,936,415
                                                        -----------  -----------
      Total Assets                                      $28,359,215  $35,225,633
                                                        ===========  ===========

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                   LIABILITIES
                                   -----------

                                                                June 30,
                                                        ------------------------
                                                            2009         2008
                                                        -----------  -----------
Current Liabilities:
  Current portion of long-term debt and capital
    Leases                                              $   277,494  $   372,722
  Current portion of long-term debt - related party          79,509         -
  Accounts payable                                        3,518,609    4,019,993
  Other current liabilities                               8,460,042    8,316,263
  Unearned revenue on service contracts                   5,526,006    5,193,645
  Customer advances                                       9,237,921   14,276,311
  Billings in excess of costs and estimated
    earnings on uncompleted contracts                     2,026,441    5,773,286
                                                        -----------  -----------
      Total Current Liabilities                          29,126,022   37,952,220
                                                        -----------  -----------
Long-Term Liabilities:
  Accounts payable                                          184,168         -
  Due to related medical practices                          643,135       97,663
  Long-term debt and capital leases, less
    current portion                                         759,211      756,976
  Long-term debt, less current
    portion - related party                                 160,176         -
  Other liabilities                                         363,550      496,837
                                                        -----------  -----------
      Total Long-Term Liabilities                         2,110,240    1,351,476
                                                        -----------  -----------
      Total Liabilities                                  31,236,262   39,303,696
                                                        -----------  -----------
Commitments, Contingencies and Other Matters

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                            STOCKHOLDERS' DEFICIENCY
                       ----------------------------------

                                                              June 30,
                                                      -------------------------
                                                          2009          2008
                                                      -----------   -----------
Minority Interest                                     $    63,815   $   166,966

Stockholders' Deficiency:
  Class A non-voting preferred stock - $.0001
    par value; authorized - 1,600,000 shares;
    issued and outstanding - 313,451 shares
    at June 30, 2009 and 2008                                  31            31
  Preferred stock - $.001 par value;
    authorized - 2,000,000 shares; issued
    and outstanding - none                                   -             -
  Common stock - $.0001 par value; authorized -
    30,000,000 shares at
    June 30, 2009 and 2008, respectively;
    issued - 4,917,918 and 4,915,918 shares
    at June 30, 2009 and 2008, respectively;
    outstanding - 4,906,275 and 4,904,275
    shares at June 30, 2009 and 2008, respectively            491           490
  Class B common stock (10 votes per share) -
    $.0001 par value; authorized - 800,000
    shares; issued and outstanding - 158
    shares at June 30, 2009 and 2008                         -             -
  Class C common stock (25 votes per share) -
   $.0001 par value; authorized - 2,000,000
    shares; issued and outstanding - 382,513
    shares at June 30, 2009 and 2008
  Paid-in capital in excess of par value                       38            38
  Accumulated other comprehensive loss                172,280,600   172,276,540
  Accumulated deficit                                     (20,995)      (72,723)
  Notes receivable from employee stockholders        (174,258,607) (175,379,874)
  Treasury stock, at cost - 11,643 shares                (267,030)     (394,141)
    of common stock at June 30, 2009 and 2008
                                                         (675,390)     (675,390)
                                                     ------------  ------------
      Total Stockholders' Deficiency                   (2,940,862)   (4,245,029)
                                                     ------------  ------------

      Total Liabilities and Stockholders' Deficiency $ 28,359,215  $ 35,225,633
                                                     ============  ============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    For the Years Ended June 30,
                                                    ----------------------------
                                                          2009          2008
                                                    -------------  -------------
Revenues
  Product sales - net                               $ 17,175,417   $ 11,326,388
  Service and repair fees - net                       10,345,091     10,930,331
  Service and repair fees - related
    parties - net                                        192,500        110,000
  Management and other fees                            7,342,614      8,337,000
  Management and other fees - related
    medical practices - net                            2,911,318      3,706,636
  License fees and royalties                           1,755,493      1,158,478
                                                    -------------  ------------
      Total Revenues - Net                            39,722,433     35,568,833
                                                    -------------  ------------
Costs and Expenses
  Costs related to product sales                      10,758,201     11,143,826
  Costs related to service and repair fees             3,992,557      5,107,802
  Costs related to service and repair fees
    - related parties                                     74,293         51,404
  Costs related to management and other fees           4,507,587      5,548,605
  Costs related to management and other fees
    - related medical practices                        2,790,745      3,041,828
  Research and development                             3,593,470      5,006,591
  Selling, general and administrative,
    inclusive of compensatory element of stock
    issuances of $4,061 and $360 for the years
    ended June 30, 2009 and 2008, respectively        13,423,066     20,386,748
  Provision for bad debts                              1,286,451      2,208,820
                                                    -------------  -------------
      Total Costs and Expenses                        40,426,370     52,495,624
                                                    -------------  -------------
      Loss from Operations                           (   703,937)   (16,926,791)

Other Income and (Expenses):
  Interest expense                                      (333,229)      (535,322)
  Investment income                                      325,688        694,910
  Interest income - related parties                       20,818         33,801
  Other income - net                                     410,657        129,368
  Minority interests in income of partnerships        (   10,995)    (  219,058)
  Gain on sale of investment                                -           571,161
  Gain on sale of consolidated subsidiary              1,448,196      3,394,975
  Loss on note receivable                                   -        (  658,351)
                                                    -------------  -------------
      Income (Loss) Before Provision For
          (Benefit From) Income Taxes                  1,157,198    (13,515,307)

Provision for (Benefit from) Income Taxes                 35,931         (6,940)
                                                    -------------  -------------
       Net Income (Loss)                            $  1,121,267   $(13,508,367)
                                                    =============  =============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                    For the Years Ended June 30,
                                                    ----------------------------
                                                         2009          2008
                                                    -------------  -------------
Net Income (Loss) Available to Common and
  Class C Common Stockholders                       $  1,053,898   $(13,508,367)
                                                    =============  =============
Basic and Diluted Net Income (Loss) Per
  Common Share                                          $ 0.21         $(2.76)
                                                    =============  =============
Basic Net Income Per Share - Common C                   $ 0.06           N/A
                                                    =============  =============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                        FOR THE YEAR ENDED JUNE 30, 2009


                                              Class A
                                              Non-Voting      Common Stock
                                              Preferred   ----------------------
                                                Stock       Shares      Amount
                                              ----------  ----------  ----------
Balance    -    June   30,   2008              $     31    4,904,275   $    490

Net income                                         -            -         -

Other comprehensive loss, net of tax:
  Unrealized gains on securities arising
    during the year, net of tax                    -            -         -
Stock issued to employees under stock
  bonus plans                                      -           2,000          1
Payments on notes receivable
  from employee stockholders                       -            -         -
                                              ----------  ----------  ---------

Balance   -   June   30,    2009               $     31    4,906,275   $    491
                                              ==========  ==========  ==========

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                        FOR THE YEAR ENDED JUNE 30, 2009

                                                                     Paid-in
                                             Class B     Class C     Capital in
                                             Common      Common      Excess of
                                             Stock       Stock       Par Value
                                            ----------  ----------  ------------
                                             Shares
                                            ----------

Balance   -  June  30,  2008                      158       $  38   $172,276,540

Net income                                       -           -              -

Other comprehensive loss, net of tax:
  Unrealized gains on securities arising
    during the year, net of tax                  -           -              -
Stock issued to employees under
  stock bonus plans                              -           -             4,060
Payments on notes receivable from
  employee stockholders                          -           -              -
                                            ----------  ----------  ------------
Balance  -  June   30,  2009                      158       $  38   $172,280,600
                                            ==========  ==========  ============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                        FOR THE YEAR ENDED JUNE 30, 2009


                                                         Notes
                                                      Receivable    Accumulated
                                                         From          Other
                                          Treasury     Employee    Comprehensive
                                          Stock      Stockholders      Loss
                                         ----------  ------------  -------------
Balance  - June 30, 2008                 $(675,390)  $  (394,141)  $    (72,723)

Net income                                                  -              -
-

Other comprehensive loss, net of tax:
  Unrealized gains on securities arising
    during the year, net of tax               -             -            51,728
Stock issued to employees under stock
  bonus plans                                 -             -              -
Payments on notes receivable from employee
  stockholders                                -          127,111           -
                                         ----------  ------------  -------------
Balance -  June  30, 2009                $(675,390)  $  (267,030)  $    (20,995)
                                         ==========  ============  =============

See accompanying notes to consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES
         CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                       FOR THE YEAR ENDED JUNE 30, 2009


                                      Accumulated                  Comprehensive
                                        Deficit         Total      Income (Loss)
                                     --------------  ------------  -------------
Balance  -  June 30, 2008            $(175,379,874)  $(4,245,029)  $       -

Net income                               1,121,267     1,121,267      1,121,267

Other comprehensive loss, net of tax:
  Unrealized gains on securities
    arising during the year, net of tax       -           51,728         51,728
Stock issued to employees under
    stock bonus plans                         -            4,061           -
Payments on notes receivable from
  employee stockholders                       -          127,111           -
                                     --------------  ------------  -------------
Balance - June  30,  2009            $(174,258,607)  $(2,940,862)  $  1,172,995
                                     ==============  ============  =============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                        FOR THE YEAR ENDED JUNE 30, 2008


                                              Class A
                                              Non-Voting      Common Stock
                                              Preferred   ----------------------
                                                Stock       Shares      Amount
                                              ----------  ----------  ----------
Balance    -    June 30, 2007                 $       31   4,874,207  $      487

Net loss                                            -           -           -

Other comprehensive loss, net of tax:
  Unrealized gains on securities arising
      during the year, net of tax                   -           -           -
Stock issued to employees under stock
  bonus plans                                       -             68        -
Issuance of stock for goods and services            -         30,000           3
Payments on notes receivable
  from employee stockholders                        -           -           -
                                              ----------  ----------  ----------
Balance   -   June 30, 2008                   $       31   4,904,275  $      490
                                              ==========  ==========  ==========

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                        FOR THE YEAR ENDED JUNE 30, 2008

                                                                  Paid-in
                                             Class B     Class C     Capital in
                                             Common      Common      Excess of
                                             Stock       Stock       Par Value
                                            ----------  ----------  ------------
                                             Shares
                                            ----------

Balance   -  June  30,  2008                      158    $     38   $172,071,727

Net loss                                                      -             -
-

Other comprehensive loss, net of tax:
  Unrealized gains on securities arising
    during the year, net of tax                  -            -             -
Stock issued to employees under
  stock bonus plans                              -            -              360
Issuance of stock for goods and services         -            -          204,453
Payments on notes receivable from
  employee stockholders                          -            -             -
                                            ----------  ----------  ------------
Balance  -  June   30,  2008                      158    $     38   $172,276,540
                                            ==========  ==========  ============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                        FOR THE YEAR ENDED JUNE 30, 2008


                                                         Notes
                                                      Receivable    Accumulated
                                                         From          Other
                                          Treasury     Employee    Comprehensive
                                          Stock      Stockholders      Loss
                                         ----------  ------------  -------------
Balance  - June 30, 2007                 $(675,390)  $  (523,754)  $   (103,604)

Net loss                                      -             -              -

Other comprehensive loss, net of tax:
  Unrealized gains on securities arising
    during the year, net of tax               -             -             30,881
Stock issued to employees under stock
    bonus plans                               -             -               -
Issuance of stock for goods and services      -             -               -
Payments on notes receivable from
  employee stockholders                       -          129,613            -
                                         ----------  ------------  -------------
Balance -  June  30, 2008                $(675,390)  $  (394,141)  $    (72,723)
                                         ==========  ============  =============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                        FOR THE YEAR ENDED JUNE 30, 2008


                                      Accumulated                  Comprehensive
                                        Deficit         Total      Income (Loss)
                                     --------------  ------------  -------------
Balance  -  June 30, 2007            $(161,871,507)  $  8,898,028  $       -

Net loss                               (13,508,367)   (13,508,367)  (13,508,367)

Other comprehensive loss, net of tax:
  Unrealized gains on securities
    arising during the year, net of tax       -            30,881        30,881
Stock issued to employees under
  stock bonus plans                           -               360          -
Issuance of stock for goods and services      -           204,456          -
Payments on notes receivable from
  employee stockholders                       -           129,613          -
                                     --------------  ------------  -------------
Balance - June 30, 2008              $(175,379,874)   $(4,245,029) $(13,477,486)
                                     ==============  ============  =============

See accompanying notes to consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    For the Years Ended June 30,
                                                    ----------------------------
                                                         2009          2008
                                                    -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                  $ 1,121,267   $(13,508,367)

 Adjustments to reconcile net income
    (loss) to net cash used in operating activities:
      Minority interest in income of partnerships         10,995        219,058
      Depreciation and amortization                    1,733,499      2,793,592
      Abandoned patents written off                       46,327           -
      Provision for bad debts                          1,286,451      2,208,820
      Compensatory element of stock issuances              4,061            360
      Stock issued for costs and expenses                   -           204,456
      Gain on sale of consolidated subsidiary         (1,448,196)    (3,394,975)
      Gain on sale of investment                            -        (  571,161)
      Loss on note receivable                               -           658,351

  (Increase) decrease in operating
    assets, net:
      Accounts, management fee and medical
        receivable                                      (642,004)    (2,905,437)
      Notes receivable                                   508,306        578,451
      Costs and estimated earnings in excess of
        billings on uncompleted contracts             (1,469,421)        (6,285)
      Inventories                                         83,518      1,210,009
      Prepaid expenses and other current assets          338,375        292,577
      Other assets                                       166,032       (251,214)
      Advances and notes to related parties
        medical practices                                223,724        200,528
  Increase (decrease) in operating
    liabilities, net:
      Accounts payable                                  (132,713)        80,196
      Other current liabilities                          476,140        687,227
      Customer advances                               (5,038,390)     4,195,673
      Billings in excess of costs and estimated
        earnings on uncompleted contracts             (3,746,845)     2,292,597
      Other liabilities                                 (133,287)       346,298
      Due to related medical practices                   545,472          5,000
                                                    -------------  -------------
        NET CASH USED IN
          OPERATING ACTIVITIES                        (6,066,689)    (4,664,246)
                                                    -------------  -------------


See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                    For the Years Ended June 30,
                                                    ----------------------------
                                                         2009          2008
                                                    -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of marketable securities                $       -      $   (765,203)
  Sales of marketable securities                       1,097,244      1,707,225
  Purchases of property and equipment                 (   28,076)    (  366,574)
  Costs of capitalized software development             (491,707)      (457,372)
  Collection of note receivable                        2,000,000           -
  Proceeds from loans on cash surrender
    value of life insurance policies                   1,344,901       -
  Cost of patents                                       (331,300)      (229,886)
  Proceeds from sale of investment                         -            571,161
  Proceeds from sale of consolidated subsidiary        2,293,013      4,142,134
                                                    -------------  -------------
        NET CASH PROVIDED BY
          INVESTING ACTIVITIES                         5,884,075      4,601,485
                                                    -------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long-term debt                           258,000        265,000
  Repayment of borrowings and capital lease
     obligations                                        (279,399)      (348,504)
  Distributions to holders of minority interests         (22,991)      (127,657)
  Repayment of notes receivable from
     employee stockholders                               127,111        129,613
                                                    -------------  -------------
        NET CASH PROVIDED BY (USED IN)
          FINANCING ACTIVITIES                            82,721       ( 81,548)
                                                    -------------  -------------
NET DECREASE IN CASH AND CASH EQUIVALENTS             (   99,893)      (144,309)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR          1,325,512      1,469,821
                                                    -------------  -------------
CASH AND CASH EQUIVALENTS - END OF YEAR             $  1,225,619   $  1,325,512
                                                    =============  =============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009

NOTE 1 - DESCRIPTION OF BUSINESS AND LIQUIDITY AND CAPITAL RESOURCES

Description of Business
-----------------------

FONAR Corporation (the "Company" or "FONAR") is a Delaware corporation, which was incorporated on July 17, 1978. FONAR is engaged in the research, development, production and marketing of medical scanning equipment, which uses principles of Magnetic Resonance Imaging ("MRI") for the detection and diagnosis of human diseases. In addition to deriving revenues from the direct sale of MRI equipment, revenue is also generated from its installed-base of customers through its service and upgrade programs.

FONAR, through its wholly-owned subsidiary Health Management Corporation of America ("HMCA") provides comprehensive management services to diagnostic imaging facilities. The services provided by the Company include development, administration, leasing of office space, facilities and medical equipment, provision of supplies, staffing and supervision of non-medical personnel, legal services, accounting, billing and collection and the development and implementation of practice growth and marketing strategies. As of June 30, 2009, HMCA manages 10 diagnostic imaging facilities located in the states of New York, Georgia and Florida.

Liquidity and Going Concern
---------------------------

In September 2008, the Company sold to a related party its 92.3% interest in an entity that provided management services to a scanning center in Bensonhurst, New York and received cash proceeds of approximately $2,300,000. The Company recorded a gain of $1,448,196 on the sale of this consolidated subsidiary.

In August 2008, the Company signed a modification agreement with regards to the asset purchase agreement with Health Plus (See Note 10). The Company received a $2,000,000 payment on the note issued by Health Plus.

At June 30, 2009, the Company had a working capital deficit of $10,838,323 and a stockholders' deficiency of $2,940,862. For the year ended June 30, 2009, the Company's net income was $1,121,267, which included non-cash charges of approximately $3,070,000. Net cash used in operating activities for the year ended June 30, 2009 was approximately $6,067,000. The Company funded its cash flow deficit from operations for the year ended June 30, 2009 through cash provided from the sale of marketable securities of approximately $1,097,000, proceeds from notes receivable of $2,000,000, loans from life insurance policies of approximately $1,345,000 and proceeds from the sale of its subsidiary of approximately $2,293,000. In addition, during June 2008, the Company implemented a restructuring program, including a reduction of its workforce, across the board salary reductions, elimination of manufacturing facilities and restructuring of its diagnostic imaging management service business.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 1 - DESCRIPTION OF BUSINESS AND LIQUIDITY AND CAPITAL RESOURCES

Liquidity and Going Concern (Continued)
---------------------------

The Company continues to focus its efforts on increased marketing campaigns to strengthen the demand for its products and services. Management anticipates that its capital resources will improve if Fonar's MRI scanner products gain wider market recognition and acceptance resulting in increased product sales. Current economic credit conditions have contributed to a slowing business environment. Given such liquidity and credit constraints in the markets, the business has and may continue to suffer, should the credit markets not improve in the near future. The direct impact of these conditions is not fully known. However, there can be no assurance that the Company would be able to secure additional funds if needed and that if such funds were available, whether the terms or conditions would be acceptable to the Company. In such case, the further reduction in operating expenses as well as possible sale of other operating subsidiaries might need to be substantial in order for the Company to generate positive cash flow to sustain the operations of the Company.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("USGAAP") and assume that the Company will continue as a going concern. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2009


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of FONAR Corporation, its majority and wholly-owned subsidiaries and partnerships. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates
----------------

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the consolidated financial statements and accompanying notes. The most significant estimates relate to accounts receivable allowances, intangible assets, income taxes, useful lives of property and equipment, contingencies, revenue recognition and litigation. In addition, healthcare industry reforms and reimbursement practices will continue to impact the Company's operations and the determination of contractual and other allowance estimates. Actual results could differ from those estimates.

Investment in Marketable Securities
-----------------------------------

The Company accounts for its investments using Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). This standard requires that certain debt and equity securities be adjusted to market value at the end of each accounting period. Unrealized market value gains and losses are charged to operations if the securities are traded for short-term profit. Otherwise, such unrealized gains and losses are charged or credited to other comprehensive income (loss).

Management determines the proper classifications of investments in obligations with fixed maturities and marketable equity securities at the time of purchase and re-evaluates such designations as of each balance sheet date. At June 30, 2009 and 2008, all securities covered by SFAS No. 115 were designated as available for sale. Accordingly, these securities are stated at fair market value, with unrealized gains and losses reported in comprehensive income (loss). Realized gains and losses on sales of investments, as determined on a specific identification basis, are included in investment income in the accompanying consolidated statements of operations.

Inventories
-----------

Inventories consist of purchased parts, components and supplies, as well as work-in-process, and are stated at the lower of cost determined on the first-in, first-out method or market.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment
----------------------

Property and equipment procured in the normal course of business is stated at cost. Property and equipment purchased in connection with an acquisition is stated at its estimated fair value, generally based on an appraisal. Property and equipment is being depreciated for financial accounting purposes using the straight-line method over the shorter of their estimated useful lives, generally five to seven years, or the term of a capital lease, if applicable. Leasehold improvements are being amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gains or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized. Maintenance and repair expenses totaled approximately $228,000 and $402,000 for the years ended June 30, 2009 and 2008, respectively.

Other Intangible Assets
-----------------------

1) Capitalized Software Development Costs

Capitalization of software development costs begins upon the establishment of technological feasibility. Technological feasibility for the Company's computer software is generally based upon achievement of a detail program design free of high risk development issues and the completion of research and development on the product hardware in which it is to be used. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized computer software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenue, estimated economic life and changes in software and hardware technology.

Amortization of capitalized software development costs commences when the related products become available for general release to customers. Amortization is provided on a product by product basis. The annual amortization is the greater of the amount computed using (a) the ratio that current gross revenue for a product bear to the total of current and anticipated future gross revenue for that product, or (b) the straight-line method over the remaining estimated economic life of the product.

The Company periodically performs reviews of the recoverability of such capitalized software development costs. At the time a determination is made that capitalized amounts are not recoverable based on the estimated cash flows to be generated from the applicable software, any remaining capitalized amounts are written off.

2) Patents and Copyrights

Amortization is calculated on the straight-line basis over a period ranging from 15 to 17 years.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-Lived Assets
-----------------

The Company periodically assesses the recoverability of long-lived assets, including property and equipment and intangibles, when there are indications of potential impairment, based on estimates of undiscounted future cash flows. The amount of impairment is calculated by comparing anticipated discounted future cash flows with the carrying value of the related asset. In performing this analysis, management considers such factors as current results, trends, and future prospects, in addition to other economic factors.

Revenue Recognition
-------------------

Revenue on sales contracts for scanners, included in "product sales" in the accompanying consolidated statements of operations, is recognized under the percentage-of-completion method. The Company manufactures its scanners under specific contracts that provide for progress payments. Production and installation take approximately three to six months. The percentage of completion is determined by the ratio of costs incurred to date on completed sub-assemblies to the total estimated cost for each scanner. Contract costs include purchased parts and components, direct labor and overhead. Revisions in cost estimates and provisions for estimated losses on uncompleted contracts, if any, are made in the period in which such losses are determined. The asset, "Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts", represents amounts billed in excess of revenues recognized.

Revenue on scanner service contracts is recognized on the straight-line method over the related contract period, usually one year.

Revenue from sales of other items is recognized upon shipment.

Revenue under management contracts is recognized based upon contractual agreements for management services rendered by the Company primarily under various long-term agreements with various medical providers (the "PCs"). As of June 30, 2009, the Company has ten management agreements of which four are with PC's owned by Raymond V. Damadian, M.D., President and Chairman of the Board of FONAR ("the Related medical practices") and six are with PC's, which are all located in the state of New York ("the New York PC's"), owned by one unrelated radiologist. The contractual fees for services rendered to the New York PCs consists of fixed monthly fees per diagnostic imaging facility ranging from approximately $45,000 to $125,000. The contractual fees for services rendered to the related medical practices are primarily calculated on activity based efforts at pre-determined rates per unit of activity. All fees are re- negotiable at the anniversary of the agreements and each year thereafter.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Research and Development Costs
------------------------------

Research and development costs are charged to expense as incurred. The costs of materials and equipment that are acquired or constructed for research and development activities, and have alternative future uses (either in research and development, marketing or production), are classified as property and equipment and depreciated over their estimated useful lives.

Advertising Costs
-----------------

Advertising  costs are expensed as incurred.  Advertising  expense  approximated
$261,000  and   $1,293,000   for  the  years  ended  June  30,  2009  and  2008,
respectively.

Shipping Costs
--------------

The Company's shipping and handling costs are included under costs related to product sales.

Income Taxes
------------

Deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Customer Advances
-----------------

Cash advances and progress payments received on sales orders are reflected as customer advances until such time as revenue recognition begins.

Minority Interest
-----------------

The Company records adjustments to minority interest for the allocable portion of income or loss that the minority interest holders are entitled based upon their portion of certain of the subsidiaries that they own. Distributions to holders of minority interests are adjusted to the respective minority interest holders' balance.

The Company suspends allocation of losses to minority interest holders when the minority interest balance for a particular minority interest holder is reduced to zero. Any excess loss above the minority interest holders' balance is not charged to minority interest as the minority interest holders have no obligation to fund such losses.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings (Loss) Per Share
-------------------------

Basic earnings (loss) per share ("EPS") is computed based on weighted average shares outstanding and excludes any potential dilution. In accordance with Emerging Issues Task Force ("EITF 03-6"), "Participating Securities and the Two-Class Method under FASB Statement No. 128" ("EITF 03-6"), the Company uses the two-class method to calculate the effect of the Company's participating convertible securities on basic EPS, which include the Class A Non-voting Preferred stock, Class B common stock and Class C common stock, and the if-
converted method is used to calculate the effect of participating convertible securities on diluted EPS. In addition, these participating convertible securities were not included in the computation of basic EPS for the year ended June 30, 2008 because the participating securities did not have a contractual obligation to share in the losses of the Company. For the year ended June 30, 2009, the Company used the Two-Class method for calculating basic earnings per share and applied the if converted method in calculating diluted earnings per share.

Diluted EPS reflects the potential dilution from the exercise or conversion of all dilutive securities into common stock based on the average market price of common shares outstanding during the period. The number of common shares potentially issuable upon the exercise of options and warrants or conversion of the participating convertible securities that were excluded from the diluted EPS calculation, because they are antidilutive as a result of the net losses, was 267,062 as of June 30, 2008. For the year ended June 30, 2009, the number of common shares potentially issuable upon the exercise of certain options of $96,014 have not been included in the computation of diluted EPS since the effect would be antidilutive.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings (Loss) Per Share (Continued)
-------------------------
                                         June 30,                    June 30,
                                           2009                        2008
                            ----------------------------------      ----------
                                                      Class C
                                          Common      Common
Basic                         Total       Stock       Stock
--------------------------  ----------  ----------  ----------
Numerator:
 Net income (loss)
  available to common
   stockholders             $1,053,898   1,032,717     $21,181     $(13,508,367)
                            ==========  ==========  ==========     =============
Denominator:
 Weighted average
  shares  outstanding                    4,904,358     382,513        4,897,997
                                        ==========  ==========     =============
Basic income (loss) per
 common share available to
  common  stockholders                      $0.21       $0.06           $(2.76)
                                        ==========  ==========     =============

Diluted
----------------------
Denominator:
 Weighted average
   shares  outstanding       4,904,358                                4,897,997
Stock options                     -                                        -
Convertible C Stock            127,504                                     -
                            ----------                             -------------
Total Denominator for
 diluted earnings
 per share                   5,031,862                                4,897,997
                            ==========                             =============
Diluted income (loss)
 per common share available
 to  common  stockholders      $0.21                                  $(2.76)
                            ==========                             =============
Cash and Cash Equivalents
-------------------------

The Company considers all short-term highly liquid investments with a maturity of three months or less when purchased to be cash or cash equivalents.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30,2009

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk
----------------------------

Cash: The Company maintains its cash and cash equivalents with various financial institutions, which exceed federally insured limits throughout the year. At June 30, 2009, the Company had cash on deposit of approximately $483,000 in excess of federally insured limits of $250,000.

Related Parties: Net revenues from related parties accounted for approximately 8% and 11% of the consolidated net revenues for the years ended June 30, 2009 and 2008, respectively. Net management fee receivables from the related medical practices accounted for approximately 20% and 11% of the consolidated accounts receivable for the years ended June 30, 2009 and 2008, respectively.

Fair Value of Financial Instruments
-----------------------------------

The financial statements include various estimated fair value information at June 30, 2009 and 2008, as required by SFAS No. 107, "Disclosures about Fair Value of Financial Instruments". Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that Statement and does not purport to represent the aggregate net fair value to the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents: The carrying amount approximates fair value because of the short-term maturity of those instruments.

Accounts receivable and accounts payable: The carrying amounts approximate fair value because of the short maturity of those instruments.

Investments and advances and notes to related medical practices: The carrying amount approximates fair value because the discounted present value of the cash flow generated by the related parties approximates the carrying value of the amounts due to the Company.

Long-term debt, notes payable and accounts payable: The carrying amounts of debt and notes payable approximate fair value due to the length of the maturities, the interest rates being tied to market indices and/or due to the interest rates not being significantly different from the current market rates available to the Company.

All of the Company's financial instruments are held for purposes other than trading.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accumulated Other Comprehensive Loss
------------------------------------

Accumulated other comprehensive loss generally includes all changes in equity during a period, except those resulting from investments by stockholders and distributions to stockholders.

Recent Accounting Pronouncements
---------------------------------

In September, 2006, the Financial Accounting Standard Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements", ("SFAS 157"). This statement provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except SFAS No.
123(revised 2004), "Share-Based Payment", and related interpretations and pronouncements that require or permit measurement similar to fair value but are not intended to measure fair value. The Company adopted SFAS 157 on July 1, 2008, as required for its financial assets and financial liabilities. However, the FASB issued FSP FAS No. 157-2, which deferred the effective date of SFAS 157 for one year as it relates to liabilities that are not recognized or disclosed as fair value on a recurring basis. FSP FAS No. 157-2 will be effective beginning in fiscal 2010. The adoption of SFAS 157 for the Company's financial assets and financial liabilities did not have a material impact on its consolidated financial statements. The Company is evaluating the effect the implementation of SFAS 157 for its nonfinancial assets and nonfinancial liabilities will have on the Company's consolidated financial statements.

On February 15, 2007, the FASB issued SFAS No. 159, entitled ``The Fair Value Option for Financial Assets and Financial Liabilities,'' ("SFAS 159"). The guidance in SFAS 159 ``allows'' reporting entities to ``choose'' to measure many financial instruments and certain other items at fair value. The objective underlying the development of this literature is to improve financial reporting by providing reporting entities with the opportunity to reduce volatility in reported earnings that results from measuring related assets and liabilities differently without having to apply complex hedge accounting provisions, using the guidance in SFAS No. 133, as amended, entitled ``Accounting for Derivative Instruments and Hedging Activities.'' The provisions of SFAS No. 159 are applicable to all reporting entities and are effective as of the beginning of the first fiscal year that begins subsequent to November 15, 2007. The Company adopted SFAS 159 effective July 1, 2008. Upon adoption, the Company did not elect the fair value option for any items within the scope of SFAS 159 and, therefore, the adoption of SFAS 159 did not have an impact on the Company's consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
--------------------------------

In March 2007, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on EITF Issue No. 06-10. "Accounting for Collateral Assignment Split Dollar Life Insurance". This EITF indicates that an employer should recognize a liability for postretirement benefits related to collateral assignment split-dollar life insurance arrangements. In addition, the EITF provides guidance for the recognition of an asset related to a collateral assignment split-dollar life insurance arrangement. The EITF is effective for fiscal years beginning after December 15, 2007. The Company has adopted the EITF as required and it did not have an impact on the Company's results of operations, financial condition and liquidity.

In December 2007, the FASB issued SFAS No. 141R, "Business Combinations" ("SFAS 141R"), which replaces SFAS No. 141, "Business Combinations". SFAS 141R establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including noncontrolling interests, contingent consideration, and certain acquired contingencies. SFAS 141R also requires acquisition-related transaction expenses and restructuring costs be expensed as incurred rather than capitalized as a component of the business combination. SFAS 141R will be applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141R would have an impact on accounting for any businesses acquired after the effective date of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51" ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary (previously referred to as minority interests). SFAS 160 also requires that a retained noncontrolling interest upon the deconsolidation of a subsidiary be initially measured at its fair value. Upon adoption of SFAS 160, the Company will be required to report its noncontrolling interests as a separate component of stockholders' equity. The Company will also be required to present net income allocable to the noncontrolling interest and net income attributable to the stockholders of the Company separately in its consolidated statements of income. Currently, minority interests are reported as a liability in the Company's consolidated balance sheets and the related income attributable to the minority interests is reflected as an expense in arriving at net loss. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS 160 shall be applied prospectively. The Company does not believe that adopting SFAS 160 will have a material impact on the Company's financial position, results of operations or cash flows.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
--------------------------------

In October 2008, the FASB issued FASB Staff Position No. FAS 157-3, "Determining the Fair Value of a Financial Asset in a Market That Is Not Active" ("FSP
157-3"), which clarifies the application of SFAS 157 when the market for a financial asset is inactive. Specifically, FSP 157-3 clarifies how (1) management's internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The guidance in FSP 157-3 is effective immediately and did not have a material impact on the Company's consolidated financial statements.

In June 2008, the FASB ratified Emerging Issue Task Force ("EIFT) 07-5, "Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity's Own Stock" ("EIFT 07-5). EITF 07-5 provides framework for determining whether an instrument is indexed to an entity's own stock. EIFT 07-5 is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact of the adoption of EIFT 07-5 on its consolidated financial position and results of operations.

In April 2009, the FASB issued FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (FAS 107-1). SFAS 107-1 amends FASB No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. SFAS also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. SFAS 107-1 is effective for interim reporting periods ending after June 15, 2009. The adoption of this standard is not expected to have a material impact on the Company's consolidated financial position, results of operations and cash flows. The carrying value of our cash and cash equivalents approximates fair value because these instruments have original maturities of three months or less.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
--------------------------------

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events". ("SFAS No. 165") This Statement establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date and is effective for interim and annual periods ending after June 15, 2009. The adoption of SFAS No. 165 did not have a material impact on the Company's consolidated financial statements.

In June 2009, the FASB issued SFAS No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 168"). SFAS No. 168 will become the single source of authoritative nongovernmental U.S. generally accepted accounting principles ("GAAP"), superseding existing FASB, American Institute of Certified Public Accountants ("AICPA"), EITF, and related accounting literature. SFAS No. 168 reorganizes the thousand of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure. Also included is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections. SFAS No. 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009. As the codification was not intended to change or alter existing U.S. GAAP, it will not have any impact on our consolidated financial position, results of operations and cash flows.

In April 2008, the FASB issued FSP FAS 142-3, "Determination of the Useful Life of Intangible Assets" (FAS 142-3). FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of an intangible asset under SFAS No. 142, "Goodwill and Other Intangibles" (SFAS 142). FAS 142-3 aims to improve the consistency between the useful life of an intangible asset as determined under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141, "Business Combinations", and other applicable accounting literature. FAS 142-3 will be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of this pronouncement did not have a material impact on the Company's consolidated financial statements.

In June 2009, the FASB issued SFAS No. 166, ("SFAS 166"), "Accounting for Transfers of Financial Assets - an amendment of FASB Statement No. 140, SFAS 166 requires additional disclosures concerning a transferor's continuing involvement with transferred financial assets. SFAS 166 eliminates the concept of a "qualifying special-purpose entity" and changes the requirements for derecognizing financial assets. SFAS 166 is effective for fiscal years beginning after November 15, 2009. The Company is currently evaluating the impact that the adoption of SFAS No. 166 will have on its consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
--------------------------------

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation ("FIN") No. 46(R)," which changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity's purpose and design and the reporting entity's ability to direct the activities of the other entity that most significantly impact the other entity's economic performance. SFAS No. 167 will require a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity's financial statements. SFAS 167 is effective for fiscal years beginning after November 15, 2009, and interim periods within those fiscal years. Management is currently evaluating the requirements of SFAS No. 167 and has not yet determined the impact on the Company's consolidated financial statements.

In September 2009, the EITF reached final consensus on a new revenue recognition standard, Issue No. 08-1, "Revenue Arrangements with Multiple Deliverables", (EIFT 08-1). EITF 08-1 addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting, and how the arrangement consideration should be allocated among the separate units of accounting. This Issue is effective for fiscal years beginning after June 15, 2010 and may be applied retrospectively or prospectively for new or materially modified arrangements. In addition, early adoption is permitted. The Company is currently evaluating the potential impact of EITF 08-1 on its consolidated financial statements.

In September 2009, the EITF reached final consensus on a new revenue recognition standard, Issue No. 09-3, "Applicability of AICPA Statement of Position 97-2 to Certain Arrangements That Contain Software Elements" (EITF 09- 3). EITF 09-3 amends the scope of AICPA Statement of Position 97-2, Software Revenue Recognition to exclude tangible products that include software and non- software components that function together to deliver the product's essential functionality. This Issue shall be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Earlier application is permitted as of the beginning of a company's fiscal year provided the company has not previously issued financial statements for any period within that year. An entity shall not elect early application of this Issue unless it also elects early application of Issue 08-1. The Company is currently evaluating the potential impact of EITF 09-3 on its consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassifications
-----------------

Certain prior year amounts have been reclassified to conform to the current year presentation. The reclassifications did not have any effect on reported net losses for any periods presented.

NOTE 3 - MEDICAL RECEIVABLES

The Company was assigned medical receivables valued at $11,775,000, in connection with the satisfaction of the management fees and termination fees related to a Termination and Replacement Agreement dated May 23, 2005. The balance of the net medical receivables as of June 30, 2009 and 2008 was $374,225 and $1,227,858, respectively. As of June 30, 2009 and June 30, 2008, the Company's allowance for doubtful accounts totaled $1,343,500 and $769,000, respectively, on these receivables.


NOTE 4 - MARKETABLE SECURITIES

The following is a summary of marketable securities at June 30, 2009 and 2008:


                                       June 30, 2009
                         -----------------------------------------
                                         Unrealized    Fair Market
                             Cost          Loss          Value
                         ------------   -----------   ------------
Equities - other         $    43,647    $  (20,995)   $    22,652
                         ------------   -----------   ------------
                         $    43,647    $ ( 20,995)   $    22,652
                         ============   ===========   ============


                                       June 30, 2008
                         -----------------------------------------
                                         Unrealized    Fair Market
                             Cost          Loss          Value
                         ------------   -----------   ------------
Corporate and government
  agency bonds           $ 1,100,000    $ ( 59,915)   $ 1,040,085
Equities - other              40,891      ( 12,808)        28,083
                         ------------   -----------    -----------
                         $ 1,140,891    $ ( 72,723)   $ 1,068,168
                         ============   ===========    ===========

All marketable securities are deemed to be available for sale.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 5 - MANAGEMENT FEE RECEIVABLE AND ACCOUNTS RECEIVABLE

The Company's customers are concentrated in the healthcare industry.

Management Fee Receivable
-------------------------

The Company's receivables from the related and non-related professional corporations ("PCs") substantially consists of fees outstanding under management agreements. Payment of the outstanding fees is dependent on collection by the PCs of fees from third party medical reimbursement organizations, principally insurance companies and health management organizations.

Collection by the Company of its management fee receivables may be impaired by the uncollectibility of the PCs' medical fees from third party payors, particularly insurance carriers covering automobile no-fault and workers compensation claims due to longer payment cycles and rigorous informational requirements and certain other disallowed claims. Approximately 46% and 44%, respectively, of the PCs' 2009 and 2008 net revenues were derived from no-fault and personal injury protection claims. The Company considers the aging of its accounts receivable in determining the amount of allowance for doubtful accounts and contractual allowances. The Company generally takes all legally available steps to collect its receivables. Credit losses associated with the receivables are provided for in the consolidated financial statements and have historically been within management's expectations.

Net revenues from management and other fees charged to the related medical practices accounted for approximately 7% and 10%, of the consolidated net revenues for the years ended June 30, 2009 and 2008, respectively.

Commencing with June 2008, the Company hired Health Diagnostics, LLC, to perform all billing and collection procedures related to the Company's diagnostic imaging facilities. The Company agreed to pay 6% of all adjusted collections for these services. Amounts charged to HMCA during the fiscal year ended June 30, 2009 under this agreement totaled $880,848. HMCA terminated the billing and collection agreement as of April 30, 2009.

Effective June 30, 2009, Tallahassee Magnetic Resonance Imaging, PA, Stand Up MRI of Boca Raton, PA and Stand Up MRI & Diagnostic Center, PA (all related medical practices) entered in a guaranty for all management fees which were indebted to the Company. Each entity will jointly and severally guarantee to the Company all payments due to the Company which have arisen under each individual management agreement.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 5 - MANAGEMENT FEE RECEIVABLE AND ACCOUNTS RECEIVABLE (Continued)

Management Fee Receivable (Continued)
-------------------------

Unaudited Financial Information of Unconsolidated Managed Medical Practices
---------------------------------------------------------------------------

Audited financial information related to the unconsolidated related and unrelated PCs, which the Company provides management services to, is not available. Substantially all of these medical practices' books and records are maintained on a cash basis, their assets are depreciated on an accelerated tax basis and have a December 31st year end.

Summarized unaudited income statement data for the years ended December 31, 2008 and 2007 related to the unconsolidated medical practices managed by the Company are as follows:

                                 (000's omitted)

                                  2008      2007
                                --------  --------
Patient Revenue - Net           $15,869   $16,490
                                ========  ========
Loss from
  Operations (Income Tax
  - Cash Basis)                 $  (783)  $   (385)
                                ========  =========
Net (Loss) Income
(Income Tax - Cash Basis)
                                $  (872)  $    131
                                ========  =========

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 5 - MANAGEMENT FEE RECEIVABLE AND ACCOUNTS RECEIVABLE (Continued)

Accounts Receivable
-------------------

Credit risk with respect to the Company's accounts receivable related to product sales and service and repair fees is limited due to the customer advances received prior to the commencement of work performed and the billing of amounts to customers as sub-assemblies are completed. Service and repair fees are billed on a monthly or quarterly basis and the Company does not continue providing these services if accounts receivable become past due. The Company controls credit risk with respect to accounts receivable from service and repair fees through its credit evaluation process, credit limits, monitoring procedures and reasonably short collection terms. The Company performs ongoing credit authorizations before a product sales contract is entered into or service and repair fees are provided.


NOTE 6 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS AND CUSTOMER ADVANCES

1) Information relating to uncompleted contracts as of June 30, 2009 and 2008 is as follows:

                                     As of June 30,
                               ----------------------------
                                   2009           2008
                               ------------    ------------
Costs incurred on uncompleted
  Contracts                    $10,140,938     $ 4,031,388
Estimated earnings               7,349,914       1,297,111

                                17,490,852       5,328,499
Less: Billings to date          18,041,587      11,095,500
                               ------------    ------------
                               $(  550,735)    $(5,767,001)
                               ============    ============

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 6 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS AND CUSTOMER ADVANCES (Continued)

Included in the accompanying consolidated balance sheets under the following captions:

                                      As of June 30,
                               ----------------------------
                                   2009            2008
                               ------------    ------------
Costs and estimated earnings
  in excess of billings on
  uncompleted contracts        $ 1,475,706     $     6,285
Less:  Billings in excess
  of costs and estimated
  earnings on uncompleted
  contracts                      2,026,441       5,773,286
                               ------------    ------------
                               $(  550,735)    $(5,767,001)
                               ============    ============

2)  Customer advances consist of the following:

                                      As of June 30, 2009
                             -------------------------------------
                                            Related
                                Total       Parties       Other
                             -----------  -----------  -----------
Total advances               $27,279,508  $      -     $27,279,508
Less: Advances on contracts
        under construction    18,041,587         -      18,041,587
                             -----------  -----------  -----------
                             $ 9,237,921  $      -     $ 9,237,921
                             ===========  ===========  ===========


                                       As of June 30, 2008
                             -------------------------------------
                                            Related
                                Total       Parties       Other
                             -----------  -----------  -----------
Total advances               $25,371,811  $      -     $25,371,811
Less: Advances on contracts
        under construction    11,095,500        -      11,095,500
                             -----------  -----------  -----------
                             $14,276,311  $      -     $14,276,311
                             ===========  ===========  ===========

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009

NOTE 7 - INVENTORIES

Inventories included in the accompanying consolidated balance sheets consist of:

                                      As of June 30,
                               ----------------------------
                                   2009            2008
                               ------------    ------------
Purchased parts, components
and supplies                   $ 2,065,528     $ 1,847,381
Work-in-process                  1,106,869       1,408,534
                               ------------    ------------
                               $ 3,172,397     $ 3,255,915
                               ============    ============


NOTE 8 - PROPERTY AND EQUIPMENT

Property and equipment, at cost, less accumulated depreciation and amortization, at June 30, 2009 and 2008, is comprised of:

                                      As of June 30,
                               ----------------------------
                                   2009            2008
                               ------------    ------------
Diagnostic equipment under
  capital leases               $   633,675     $   780,150
Diagnostic equipment             2,878,528       2,783,397
Research, development and
  Demonstration equipment        9,605,961       9,605,961
Machinery and equipment          3,583,929       3,582,539
Furniture and fixtures           2,066,833       2,164,373
Equipment under capital leases   1,504,123       1,504,123
Leasehold improvements           4,981,658       5,201,350
Building                           939,614         939,614
                               ------------    ------------
                                26,194,321      26,561,507
Less: Accumulated depreciation
        and amortization        23,301,941      22,628,974
                               ------------    ------------
                               $ 2,892,380     $ 3,932,533
                               ============    ============

Depreciation and amortization of property and equipment for the years ended June 30, 2009 and 2008 was $1,067,496 and $1,570,453, respectively.

Equipment under capital leases has a net book value of $135,597 and $295,073 at June 30, 2009 and 2008, respectively.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 9 - OTHER INTANGIBLE ASSETS

Other intangible assets, net of accumulated amortization, at June 30, 2009 and 2008 are comprised of:

                                      As of June 30,
                               ----------------------------
                                   2009            2008
                               ------------    ------------
Capitalized software
  development costs             $6,098,057      $5,606,350
Patents and copyrights           4,170,892       3,885,919
                               ------------    ------------
                                10,268,949       9,492,269
Less: Accumulated amortization   5,348,708       4,682,705
                               ------------    ------------
                                $4,920,241      $4,809,564
                               ============    ============

Information related to the above intangible assets for the years ended June 30, 2009 and 2008 is as follows:

                                   2009            2008
                               ------------    ------------
Balance - Beginning of Year     $4,809,564      $5,345,445

Amounts capitalized                823,007         687,258

Abandon patents written off        (46,327)           -

Amortization                      (666,003)     (1,223,139)
                               ------------    ------------
Balance - End of Year           $4,920,241      $4,809,564
                               ============    ============

Amortization of patents and copyrights for the years ended June 30, 2009 and 2008 amounted to $147,530 and $592,059, respectively. The Company also recorded a write off of abandon patents in the amount of $46,327 for the year ended June 30, 2009.

Amortization of capitalized software development costs for the years ended June 30, 2009 and 2008 was $518,473 and $631,080, respectively.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 9 - OTHER INTANGIBLE ASSETS (Continued)

The estimated amortization of patents and copyrights and capitalized software development costs for the five years ending June 30, 2014 is as follows:

                                                        Capitalized
                                                         Software
             For the Years                 Patents and  Development
            Ending June 30,      Total     Copyrights      Costs
            ---------------   ----------   -----------  -----------
                 2010         $  642,569   $  133,716   $  508,853
                 2011            598,897      139,145      459,752
                 2012            527,667      150,808      376,859
                 2013            469,798      166,942      302,856
                 2014            416,120      175,009      241,111
              Thereafter       2,265,190    1,955,842      309,348
                              ----------   ----------   ----------
                              $4,920,241   $2,721,462   $2,198,779
                              ==========   ==========   ==========


The weighted average amortization period for other intangible assets is 9.4 years and has no expected residual value.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 10 - NOTES RECEIVABLE

Notes receivable as of June 30, 2009 and 2008 consist of the following:

                               June 30, 2009   June 30, 2008
                               -------------   -------------
Note Receivable - Sale of
 assets (a)                    $  2,037,100    $  4,484,674
Note Receivable - (b)                65,000          65,000
Note Receivable - (c)               259,460         334,276
                               -------------   -------------

Total Notes Receivable            2,361,560       4,883,950

Discount of note receivable            -            (14,084)

Allowance                           (65,000)        (65,000)
                               -------------   -------------
Net Notes Receivable           $  2,296,560    $  4,804,866
                               =============   =============
Current Portion                $    517,934    $  2,508,306
Long-Term Portion              $  1,778,626    $  2,296,560

a) On August 8, 2008, the Company signed a modification agreement with regards to the Asset Purchase Agreement with Health Plus. Under the modification agreement Health Plus made a $2,000,000 principal payment on the promissory note in exchange for a discount on the original note of $1,000,000.

The original promissory note ("Note") was modified to $2,378,130 payable in 60 consecutive months in equal installments of principal and interest of $47,090. The Note is secured by a first lien on all of the assets of Health Plus, including its accounts receivable and is subject to prepayment provisions to the extent Health Plus resells all or part of the assets and business or utilizes the assets sold as collateral in any debt financing. The Note provides for interest at 7% per annum. The Company recorded a charge to earnings for the discount on the Note of $658,351 during the quarter ended June 30, 2008.

b) This note receivable represents a note due from a customer for the purchase of a system. The note is payable over two years. The Company has an allowance for doubtful accounts of $65,000 as of June 30, 2009 and 2008 on this note.

c) This note receivable represents a note due from a customer for the purchase of an Upright MRI system. The note is payable in 48 consecutive equal monthly payments of principal and interest of $8,426.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 11 - CAPITAL STOCK

Common Stock
------------

Cash dividends payable on the common stock shall, in all cases, be on a per share basis, one hundred twenty percent (120%) of the cash dividend payable on shares of Class B common stock and three hundred sixty percent (360%) of the cash dividend payable on a share of Class C common stock.


Class B Common Stock
--------------------

Class B common stock is convertible into shares of common stock on a one-for-one basis. Class B common stock has 10 votes per share. There were 158 of such shares outstanding at June 30, 2009 and 2008.

Class C Common Stock
--------------------

On April 3, 1995, the stockholders ratified a proposal creating a new Class C common stock and authorized the exchange offering of three shares of Class C common stock for each share of the Company's outstanding Class B common stock. The Class C common stock has 25 votes per share, as compared to 10 votes per share for the Class B common stock and one vote per share for the common stock. The Class C common stock was offered on a three-for-one basis to the holders of the Class B common stock. Although having greater voting power, each share of Class C common stock has only one-third of the rights of a share of Class B common stock to dividends and distributions. Class C common stock is convertible into shares of common stock on a three-for-one basis.

Class A Non-Voting Preferred Stock
----------------------------------

On April 3, 1995, the stockholders ratified a proposal consisting of the creation of a new class of Class A non-voting preferred stock with special dividend rights and the declaration of a stock dividend on the Company's common stock consisting of one share of Class A non-voting preferred stock for every five shares of common stock. The stock dividend was payable to holders of common stock on October 20, 1995. Class A non-voting preferred stock issued pursuant to such stock dividend approximates 313,000 shares.

The Class A non-voting preferred stock is entitled to a special dividend equal to 3-1/4% of first $10 million, 4-1/2% of next $20 million and 5-1/2% on amounts in excess of $30 million of the amount of any cash awards or settlements received by the Company in connection with the enforcement of five of the Company's patents in its patent lawsuits, less the revised special dividend payable on the common stock with respect to one of the Company's patents.

                     FONAR CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JUNE 30, 2009


NOTE 11 - CAPITAL STOCK (Continued)

Class A Non-Voting Preferred Stock (Continued)
----------------------------------

The Class A non-voting preferred stock participates on an equal per share basis with the common stock in any dividends declared and ranks equally with the common stock on distribution rights, liquidation rights and other rights and preferences (other than the voting rights).


Options
-------

The Company has stock option plans, which provide for the awarding of incentive and non-qualified stock options to employees, directors and consultants who may contribute to the success of the Company. The options granted vest either immediately or ratably over a period of time from the date of grant, typically three or four years, at a price determined by the Board of Directors or a committee of the Board of Directors, generally the fair value of the Company's common stock at the date of grant. The options must be exercised within ten years from the date of grant.

FONAR's 1993 Incentive Stock Option Plan (the "FONAR 1993 Plan"), adopted on March 26, 1993, was intended to qualify as an incentive stock option plan under
Section 422A of the Internal Revenue Code of 1954, as amended. The FONAR 1993 Plan permitted the issuance of stock options covering an aggregate of 60,000 shares of common stock of FONAR. The FONAR 1993 Plan terminated on March 25, 2003. No options to purchase shares of common stock remained available for grant under the FONAR 1993 Plan at that time. During the year ended June 30, 2008, 2,360 options expired, therefore, there are no options that were issued under the FONAR 1993 Plan that remain outstanding.

FONAR's 1997 Nonstatutory Stock Option Plan, adopted on May 9, 1997, permits the issuance of stock options covering an aggregate of 200,000 shares of common stock of FONAR. The options may be issued at such prices and upon such terms and conditions as are determined by FONAR. The 1997 Plan terminated on May 8, 2007. During the year ended June 30, 2009, 1,105 options were forfeited, therefore of the options granted under this plan 77,062 remain outstanding.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 11 - CAPITAL STOCK (Continued)

Options (Continued)
-------

FONAR's 2002 Incentive Stock Option Plan (the "FONAR 2002 Plan"), adopted on July 1, 2002, is intended to qualify as an incentive stock option plan under
Section 422A of the Internal Revenue Code of 1954, as amended. The FONAR 2002 Plan permits the issuance of stock options covering an aggregate of 100,000 shares of common stock of FONAR. The options have an exercise price equal to the fair market value of the underlying stock on the date the option is granted, are nontransferable, are exercisable for a period not exceeding ten years and expire upon the voluntary termination of employment. The FONAR 2002 Plan will terminate on June 30, 2012. As of June 30, 2009, options to purchase 50,943 shares of common stock of FONAR were available for future grant under this plan. During the year ended June 30, 2009, 283 options were forfeited, therefore 18,952 shares remain outstanding.

FONAR's 2005 Incentive Stock Option Plan (the "FONAR 2005 Plan"), adopted on February 16, 2005, is intended to qualify as an incentive stock option plan under Section 422A of the Internal Revenue Code of 1954, as amended. The FONAR 2005 Plan permits the issuance of stock options covering an aggregate of 80,000 shares of common stock of FONAR. The options have an exercise price equal to the fair market value of the underlying stock on the date the option is granted, are non-transferable, are exercisable for a period not exceeding ten years, and expire upon the voluntary termination of employment. The FONAR 2005 Plan will terminate on February 14, 2015. As of June 30, 2009, 80,000 shares of common stock of FONAR were available for future grant under this Plan.

                    FONAR CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JUNE 30, 2009

NOTE 11 - CAPITAL STOCK (Continued)

Options (Continued)
-------
Stock option activity and weighted average exercise prices under these plans and grants for the years ended June 30, 2009 and 2008 were as follows:

                                             Weighted
                                             Average    Aggregate
                               Number of     Exercise   Intrinsic
                                Options       Price       Value
                               ----------   ---------   --------
Outstanding, June 30, 2007        109,270     30.55        -
Granted                                 -       -          -
Exercised                               -       -          -
Forfeited / Expired              ( 11,869)    29.70        -
                                ---------     -----
Outstanding, June 30, 2008         97,401     30.66        -
Granted                                 -       -          -
Exercised                               -       -          -
Forfeited                        (  1,387)    28.77        -
                                ---------     -----
Outstanding, June 30, 2009         96,014     30.69        -
                                =========     =====

Exercisable at:
  June 30, 2008                    97,401    $30.66
  June 30, 2009                    96,014    $30.69



The range of exercise prices for options outstanding as of June 30, 2009 was as follows:

                                                 Weighted
                                                 Average
                                Number of        Remaining
                                 Options        Contractual
Range of Exercise Price        Outstandings    Life in Year
-----------------------        ------------    ------------
$18.75 - $28.13                    67,887          1.9
$29.00 - $42.18                    20,352          2.8
$46.88                              7,775          2.1
                               ------------
                                   96,014
                               ============

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 11 - CAPITAL STOCK (Continued)

Options (Continued)
-------

HMCA Stock Options
------------------

Stock option share activity and weighted average exercise prices under the HMCA stock option plans for the two years ended June 30, 2009 and 2008 were as follows:

                                             Weighted
                                             Average    Aggregate
                               Number of     Exercise   Intrinsic
                                Options       Price       Value
                               ----------   ---------   --------
Outstanding, June 30, 2007       660,000       $1.00        -

Forfeited                           -                       -
                               ----------   ---------
Outstanding, June 30, 2008       660,000       $1.00        -

Expired                         (660,000)                   -
                               ----------   ---------
Outstanding, June 30, 2009          -            -          -
                               ==========   =========
          Exercisable at:
            June 30, 2008           -
            June 30, 2009           -

Stock Bonus Plans
-----------------

On August 9, 2007, the Company filed a registration statement on Form S-8 to register 100,000 shares under FONAR's 2007 Stock Bonus Plan. As of June 30, 2009, 67,932 shares of common stock of FONAR were available for future grant under this plan.

Warrants
--------

On May 24, 2009, warrants of 42,000 shares of common stock with an exercise price of $19.75 expired and no warrants remain outstanding.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 12 - LONG-TERM DEBT, NOTES PAYABLE AND CAPITAL LEASES

Long-term debt, notes payable and capital leases consist of the following:
                                                               June 30,
                                                        ------------------------
                                                           2009         2008
                                                        -----------  -----------

Capital lease  requiring  monthly  payments of $13,623,
including  interest  at a  rate  of  10.51%  per  annum
through July 2010.  The loan is  collateralized  by the
related equipment.                                       $ 254,989    $ 315,545

Capital  lease  requiring  monthly  payments of $2,997,
including interest at a rate of 8.36% per annum through
October 2008. The loan is collateralized by the related
equipment.                                                    -          11,704

Note payable  requiring monthly payments of interest at
a  rate  of 7%  until  May  2009  followed  by  monthly
payments of $3,908 through May 2026. A final payment of
$535,684  will  be due on May  29,  2026.  The  loan is
collateralized by the related building.                    535,684      532,805

Note  payable  requiring  monthly  payments  of $8,325,
including  interest  at a  rate  of  10.00%  per  annum
through April 2012. The loan is from a related party.      239,685         -

Other  (including   capital  leases  for  property  and    246,032      269,644
equipment).                                             -----------  -----------
                                                         1,276,390    1,129,698
 Less: Current portion                                     357,003      372,722
                                                        -----------  -----------
                                                         $ 919,387    $ 756,976
                                                        ===========  ===========

The maturities of long-term debt over the next three years are as follows:

                         Years Ending
                           June 30,
                         ------------
                             2010         $  357,003
                             2011            242,700
                             2012            141,003
                             2013               -
                             2014               -
                             Thereafter      535,684
                                          ----------
                                          $1,276,390
                                          ==========

                      FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 13 - INCOME TAXES

Effective   January  1,  2007,  the  Company  adopted  the  provisions  of  FASB
Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109" (FIN 48). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a corporate tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as "unrecognized benefits". A liability is recognized (or amount of net operating loss carryforward or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise's potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of FIN 48.

In accordance with FIN 48, interest costs related to unrecognized tax benefits are required to be calculated (if applicable) and would be classified as "Interest expense, net". Penalties if incurred would be recognized as a component of "Selling, general and administrative" expenses.

The Company files corporate income tax returns in the United States (federal) and in various state and local jurisdictions. In most instances, the Company is no longer subject to federal, state and local income tax examinations by tax authorities for years prior to 2004.

The adoption of the provisions of FIN 48 did not have a material impact on the Company's consolidated financial position and results of operations. Upon the adoption and as of June 30, 2009, no liability for unrecognized tax benefits was required to be recorded. The Company does not expect its unrecognized tax benefit position to change during the next 12 months.

The Company recognized a deferred tax asset of $876,868 and a deferred tax liability of $876,868 as of June 30, 2009, primarily relating to net operating loss carryforwards of approximately $164,465,000 available to offset future taxable income through 2029. The net operating losses begin to expire in 2012 for federal tax purposes and in 2012 for state income tax purposes.

The ultimate realization of deferred tax assets is dependent on the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. At present, the Company does not have a sufficient history of income to conclude that it is more-likely-than-not that the Company will be able to realize all of its tax benefits in the near future and therefore a valuation allowance was established for the full value of the deferred tax asset.

A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of any portion or all of the valuation. Should the Company become profitable in future periods with supportable trends, the valuation allowance will be reversed accordingly.

                     FONAR CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JUNE 30, 2009

NOTE 13 - INCOME TAXES (Continued)

Components of the current provision (benefit from) for income taxes are as follows:

                              Years Ended June 30,
                             ----------------------
                                2009        2008
                             ----------  ----------

                    Current:
                      Federal$     -     $     -
                      State     35,931     ( 6,940)
                             ----------  ----------
                             $  35,931   $ ( 6,940)
                             ==========  ==========


A reconciliation of the federal statutory income tax rate to the Company's effective tax rate as reported is as follows:

                                        Years Ended June 30,
                                       ----------------------
                                          2009        2008
                                       ----------  ----------
Taxes at federal statutory rate           34.0%      (34.0)%
State and local income taxes
  (benefit), net of federal benefit        6.0         0.0
Permanent differences                      4.1         0.9
(Decrease) increase in the valuation
  allowance and true ups                 (41.0)       33.1
                                       ----------  ----------
Effective income tax rate                  3.1%        0.0%
                                       ==========  ==========

As of June 30, 2009, the Company has net operating loss ("NOL") carryforwards of approximately $164,465,000 that will be available to offset future taxable income. The utilization of certain of the NOLs is limited by separate return limitation year rules pursuant to Section 1502 of the Internal Revenue Code. The expiration dates of NOL carryforwards are as follows:

                         June 30,
                         --------
                           2012      $  3,953,000
                           2013           845,000
                           2019        15,801,000
                           2020        18,718,000
                           2021        19,657,000
                           2022        19,667,000
                           2023        16,114,000
                           2024         9,257,000
                           2025            44,000
                           2026        27,001,000
                           2027        22,698,000
                           2028        10,710,000
                                     ------------
                                     $164,465,000
                                     ============

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 13 - INCOME TAXES (Continued)

The Company has, for federal income tax purposes, research and development tax credit carryforwards aggregating $4,059,401, which are accounted for under the flow-through method. The tax credit carryforwards expire as follows:

                         June 30,
                         --------
                           2012      $   70,145
                           2013         402,590
                           2019         432,195
                           2020         378,193
                           2021         448,221
                           2022         441,865
                           2023         444,970
                           2024         440,499
                           2025         285,564
                           2026         245,053
                           2027          62,208
                           2028         290,090
                           2029         117,808
                                     ----------
                                     $4,059,401
                                     ==========

In addition, for New York State income tax purposes, the Company has tax credit carryforwards, aggregating approximately $1,117,000, which are accounted for under the flow-through method. The tax credit carryforwards expire during the years ending June 30, 2012 to June 30, 2029.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 13 - INCOME TAXES (Continued)

Significant components of the Company's deferred tax assets and liabilities at June 30, 2009 and 2008 are as follows:

                                                             June 30,
                                                    --------------------------
                                                        2009          2008
                                                    ------------  ------------
Deferred tax assets:
  Allowance for doubtful accounts                   $ 4,111,445   $ 3,596,865
  Non-deductible accruals                               233,338       383,359
  Net operating carryforwards                        65,789,317    66,518,124
  Tax credits                                         5,176,360     4,970,084
  Inventory capitalization for tax purposes              39,320       113,101
  Property and equipment and depreciation             1,315,706     1,217,280
  Other                                                   3,600         4,500
                                                    ------------  ------------
                                                     76,669,086    76,803,313
Valuation allowance                                 (75,792,218)  (75,915,772)
                                                    ------------  ------------
Net deferred tax assets                                 876,868       887,541
                                                    ------------  ------------

Deferred tax liabilities:
  Capitalized software development costs               (876,868)     (887,541)
                                                    ------------  ------------
Gross deferred tax liabilities                         (876,868)   (  887,541)
                                                    ------------  ------------
Net deferred tax liabilities                        $      -      $      -
                                                    ============  ============



The net change in the valuation allowance for deferred tax assets decreased by approximately $124,000 during the year ended June 30, 2009 and increased by approximately $4,923,000 during the year ended June 30, 2008.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009

NOTE 14 - OTHER CURRENT LIABILITIES

Included in other current liabilities are the following:

                                                     June 30,
                                            --------------------------
                                               2009           2008
                                            ------------  ------------
       Royalties                            $   622,780    $  622,780
       Accrued salaries, commissions and
         payroll taxes                          882,038       900,934
       Accrued interest                         901,286       876,389
       Litigation accruals                      193,349       193,349
       Sales tax payable                      2,433,773     2,543,795
       Legal and other professional fees        674,501       633,659
       Accounting fees                          480,000       502,594
       Insurance premiums                        30,336       409,928
       Penalty - Sales tax                      682,500       632,500
       Penalty - 401k plan                      250,000       250,000
       Purchase scanner                         440,000          -
       Other                                    869,479       750,335
                                            ------------  ------------
                                            $ 8,460,042   $ 8,316,263
                                            ============  ============


NOTE 15 - COMMITMENTS AND CONTINGENCIES

Leases
------

The Company rents its operating facilities and certain equipment, pursuant to operating lease agreements expiring at various dates through December 2013. The leases for certain facilities contain escalation clauses relating to increases in real property taxes as well as certain maintenance costs.

In May 2002,  HMCA  entered  into a sub-lease  agreement  (as amended in January
2003) with an entity owned by a relative of Raymond V. Damadian. The sub-lease agreement expired on May 31, 2008. As of June 1, 2008, the sub-lease tenant occupied the entire space and paid the monthly rent of $ 39,064 on a month to month basis. On December 3, 2008, HMCA terminated the lease on these premises and surrendered the property. Rental income under the sub-lease agreement for the years ended June 30, 2009 and 2008 amounted to $0 and $99,371, respectively.

In March 2008, HMCA entered into a s sub-lease agreement with a third party. The sub-lease agreement expired on April 30, 2009. Rental income under the sub-lease agreement for the year ended June 30, 2009 amounted to $131,724. The rental income is included in the consolidated statements of operations under costs related to management and other fees - unrelated medical practices.

                     FONAR CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JUNE 30, 2009


NOTE 15 - COMMITMENTS AND CONTINGENCIES (Continued)

Future minimum operating lease commitments consisted of the following at June 30, 2009:

                                             Facilities
                                                And
                                              Equipment
                        Year Ending          (Operating
                         June 30,               Lease)
                        -----------         ------------
                           2010             $ 1,994,523
                           2011               1,999,245
                           2012               2,069,268
                           2013               2,051,651
                           2014               1,571,779
                        Thereafter            2,367,668
                                            -----------
                Total minimum obligations   $12,054,134

Rent expense for operating leases approximated $1,796,000 and $3,078,000 for the years ended June 30, 2009 and 2008, respectively.

License Agreements
------------------

The Company had a license agreement which requires the Company to pay a royalty on the Company's future sales of certain MRI imaging apparatus. Royalty expense charged to operations for the years ended June 30, 2009 and 2008 approximated $0 and $67,000, respectively. In April 2008, the licensor commenced an action in Superior Court, New Castle County, Delaware for the outstanding royalties of $666,734 plus interest and other costs. The Company answered the complaint raising affirmative defenses including duress, failure of consideration and violation of United States Antitrust Laws. As of June 30, 2009, the Company has accrued $710,461 for royalties and interest. During September 2009, the Company has entered into an understanding regarding this matter with the licensor. The understanding calls for an initial payment of $25,000 followed by monthly payments of $7,520 until the debt is paid.

In July 2000, the Company entered into a non-exclusive sales representative agreement with an unrelated third party. The agreement requires the third party to sell at least two Fonar MRI scanners or if it does not, pay an amount equal to the Company's gross margin on the unsold MRI scanners. The Company received the gross margin payment on two scanners of $1,158,478 in November 2007 and is included in revenues for the year ended June 30, 2008. The Company received the gross margin payment on one scanner of $585,493 in November 2008 and applied a previously received deposit for two other gross margin payments for a total of $1,755,493 which was included in revenue for the year ended June 30, 2009. As of April 2009, this agreement has expired.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 15 - COMMITMENTS AND CONTINGENCIES (Continued)

Employee Benefit Plans
----------------------

The Company has a non-contributory 401(k) Plan (the "401(k) Plan"). The 401(k) Plan covers all non-union employees who are at least 21 years of age with no minimum service requirements. There were no employer contributions to the Plan for the years ended June 30, 2009 and 2008. (see Other Matters below)

The stockholders of the Company approved the 2000 Employee Stock Purchase Plan ("ESPP") at the Company's annual stockholders' meeting in April 2000. The ESPP provides for eligible employees to acquire common stock of the Company at a discount, not to exceed 15%. This plan has not been put into effect as of June 30, 2009.

Litigation
----------

The Company is subject to legal proceedings and claims arising from the ordinary course of its business, including personal injury, customer contract and employment claims. In the opinion of management, the aggregate liability, if any, with respect to such actions, will not have a material adverse effect on the consolidated financial position or results of operations of the Company.

Stipulation Agreements
----------------------

The Company has entered into stipulation agreements with a number of its creditors that in the aggregate totals $763,511 as of June 30, 2009. The monthly payments total $98,808.

The amounts to be paid over the next two years are as follows:

                        Year Ending
                          June 30,
                        -----------
                           2010         $ 579,343
                           2011           184,168
                                         --------
                                          763,511
                                         ========

NASDAQ Notice of Non-compliance
-------------------------------

The Company's stockholder's deficiency was $4.2 million as of June 30, 2008 and $2.9 million as of June 30, 2009. NASDAQ had granted the Company an extension to October 5, 2009 to evidence compliance with the minimum stockholders' equity requirement or minimum net income requirement for continued listing on the NASDAQ Capital Market. The Company's common stock continues to be listed pending its filing of its Form 10-K for fiscal 2009 to demonstrate compliance with one or more of the continued listing requirements. The Company believes that it is in compliance with the minimum net income requirement of NASDAQ Capital Market.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 15 - COMMITMENTS AND CONTINGENIES (Continued)

Other Matters
-------------

In March 2007, the Company and New York State taxing authorities conducted a conference to discuss a sales tax matter to determine if certain sales transactions are subject to sales tax withholdings. In fiscal 2007, the Company recorded a provision of $250,000 to cover any potential tax liability including interest. This matter was settled in May of 2009 with no payment required by the Company. The Company reversed the accrual for this matter in the quarter ended June 30, 2009.

The Company is also delinquent in filing sales tax returns for certain states, for which the Company has transacted business. The Company has recorded tax obligations of $2,062,000 plus interest and penalties of approximately $1,377,000. The Company is in the process of determining is regulatory requirements in order to become compliant.

The Company has determined they may not be in compliance with the Department of Labor and Internal Revenue Service regulations concerning the requirements to file Form 5500 to report activity of its 401K Employee Benefit Plan and Flex Plan. The filings do not require the Company to pay tax, however they may be subject to penalty for non-compliance. The Company has recorded provisions for any potential penalties totaling $250,000. The Company has engaged outside counsel to handle such matters to determine the necessary requirements to ensure compliance. Such non-compliance could impact the eligibilty of the plan. At this time the outcome cannot be determined.

The Company management fees are dependent on collection by the PCs of fees from reimbursements from Medicare, Medicaid, private insurance, no fault and workers' compensation carriers, self-pay and other third-party payors. The health care industry is experiencing the effects of the federal and state governments' trend toward cost containment, as government and other third-party payors seek to impose lower reimbursement and utilization rates and negotiate reduced payment schedules with providers. The cost- containment measures, consolidated with the increasing influence of managed-care payors and competition for patients, have resulted in reduced rates of reimbursement for services provided by the Company from time to time. The Company's future revenues and results of operations may be adversely impacted by future reductions in reimbursement rates.

In 2009, the Obama administration announced its intentions for healthcare reform in the United States. The plan includes providing healthcare coverage for some 40 million uninsured Americans. The plan calls for, among other things, more vigilant control of healthcare utilization, including diagnostic imaging services. The use of radiology benefit managers, or RBMs, has increased in recent years. It is common practice for health insurance carriers to contract with RBMs to manage utilization of diagnostic imaging procedures for their insureds. In many cases, this leads to lower utilization of imaging procedures based on a determination of medical necessity. The efficacy of RBMs is still a highly controversial topic. The Company cannot predict whether the current administration's healthcare plan and the use of RBMs will negatively impact its business, but it is possible that the Company's financial position and results of operations could be negatively affected by increased utilization of RBMs.

While the Company has prepared certain estimates of the impact of the above discussed changes and proposed changes, it is not possible to fully quantify their impact on its business. There can be no assurance that the impact of these changes will not be greater than estimated or that any future health care legislation or reimbursement changes will not adversely affect the Company's business.

NOTE 16 - OTHER INCOME

Other income consists of:
                                         For the Years Ended June 30,
                                         ----------------------------
                                              2009            2008
                                         -------------    -----------
         (Loss) Income from investment    $ (129,228)      $  5,000
         Litigation settlement              ( 17,500)          -
         Other income                        557,385        124,368
                                         -------------    -----------
                                          $  410,657       $129,368
                                         =============    ===========

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 17 - SUPPLEMENTAL CASH FLOW INFORMATION

During the years ended June 30, 2009 and 2008, the Company paid $308,332 and $214,394 for interest, respectively. During the years ended June 30, 2009 and 2008, the Company paid $35,931 and $0 for income taxes, respectively.


NOTE 18 - ADVANCES AND NOTES TO RELATED MEDICAL PRACTICES

Canarsie MRI Associates ("Canarsie"), a joint venture partnership, of which MRI Specialties, Inc. ("Specialties") is an owner. In addition, during fiscal 2001, Canarsie purchased a QUAD MRI scanner from the Company, for a purchase price of $850,000, payable as follows: (1) $400,000 downpayment (received April 2001);
(2) $450,000 in 84 equal monthly installments, including interest at 6%, pursuant to a promissory note to be executed upon acceptance of the scanner. Timothy Damadian, the son of Raymond V. Damadian, is the sole stockholder, Director and President of Specialties. The balance due under this note as of June 30, 2009 is $0. Interest income on this note for the years ended June 30, 2009 and 2008 amounted to $487 and $3,852, respectively.

The Company had advanced a former subsidiary, Tallahassee Magnetic Resonance Imaging, P.A., $546,183. This balance was evidenced by a promissory note and is payable as follows: $546,183 in 40 monthly installments commencing September 2007, including interest at 6%. The balance due under this note as of June 30, 2009 was $253,643. Interest income on this note for the years ended June 30, 2009 and 2008 amounted to $20,818 and $29,949, respectively.

The maturities of advances and notes to related medical practices over the next two years are as follows:

                          Years Ending
                            June 30,
                          ------------
                              2010       $164,611
                              2011         89,032
                                         --------
                                         $253,643
                                         ========

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 19 - SEGMENT AND RELATED INFORMATION

The Company provides segment data in accordance with the provisions of SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information".

The Company operates in two industry segments - manufacturing and the servicing of medical equipment and management of diagnostic imaging services.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. All intersegment sales are market-based. The Company evaluates performance based on income or loss from operations.

Summarized financial information concerning the Company's reportable segments is shown in the following table:

                                               Management of
                                   FONAR        Diagnostic
                                  Medical        Imaging
                                 Equipment        Centers          Totals
                               --------------  --------------  --------------
Fiscal 2009:
------------
Net revenues from external
  Customers                     $ 29,468,501    $ 10,253,932    $ 39,722,433
Intersegment net revenues       $    999,167    $    -          $    999,167
Income (loss) from operations   $     27,484    $ (  731,421)   $(   703,937)
Depreciation and amortization   $  1,106,230    $    673,596    $  1,779,826
Compensatory element of stock
  Issuances                     $      4,061    $    -          $      4,061
Total identifiable assets       $ 17,302,361    $ 11,056,854    $ 28,359,215
Capital expenditures            $    826,938    $     24,145    $    851,083

Fiscal 2008:
-----------

Net revenues from external
  Customers                     $ 23,525,197    $ 12,043,636    $ 35,568,833
Intersegment net revenues       $    889,167    $     -         $    889,167
Loss from operations            $(14,133,689)   $ (2,793,102)   $(16,926,791)
Depreciation and amortization   $  1,851,746    $    941,846    $  2,793,592
Compensatory element of stock
  Issuances                     $        360    $     -         $        360
Total identifiable assets       $ 19,203,367    $ 16,022,266    $ 35,225,633
Capital expenditures            $    943,197    $    110,635    $  1,053,832

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009

NOTE 19 - SEGMENT AND RELATED INFORMATION (Continued)

Export Product Sales
--------------------
The Company's areas of operations are principally in the United States. The Company had export sales of medical equipment amounting to 25.4% and 0.0% of product sales revenues to third parties for the years ended June 30, 2009 and 2008, respectively.

The foreign product sales, as a percentage of product sales to unrelated parties, were made to customers in the following countries:

                          For the Years Ended June 30,
                          ----------------------------
                                   2009   2008
                                  ------ ------
                        Kuwait     (0.5)% (0.5)%
                        Holland     3.4     -
                        Germany     7.2     -
                        Greece     (0.4)   0.5
                        Canada      8.7     -
                        Australia   7.0     -
                                   ------------
                                   25.4%   0.0%
                                   ============

Foreign Service and Repair Fees
-------------------------------

The Company's areas of service and repair are principally in the United States. The Company had foreign revenues of service and repair of medical equipment amounting to 8.1% and 7.8% of consolidated net service and repair fees for the years ended June 30, 2009 and 2008, respectively. The foreign service and repair fees, as a percentage of total service and repair fees, were provided principally to the following countries:

                          For the Years Ended June 30,
                          -----------------------------
                                 2009      2008
                                ------    ------
               Spain             1.7%      1.6%
               Puerto Rico       1.0       1.3
               Switzerland       0.9       1.0
               Germany           0.0       1.0
               England           2.1       1.2
               Holland           1.3        .7
               Scotland          1.0       1.0
               Canada            0.1         -
                               ------     ------
                                 8.1%      7.8%
                               ======     ======


The Company does not have any material assets outside of the United States.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009

NOTE 20 - LIFE INSURANCE

During the year ended June 30, 2009, the Company borrowed $1,344,901 against the cash surrender value of a whole life insurance policy on the life of the Company's Chief Executive Officer.


NOTE 21 - DUE TO RELATED MEDICAL PRACTICES

In June of 2009, an entity owned by the Company's Chairman of the Board, Tallahassee Scanning Services PA, sold its Upright MRI scanning system to the Company for $550,000 in exchange for 35 monthly payments of $18,769 to be made over a three year period, commencing October 18, 2009 including interest at 10.41% per annum. The Company used this scanning system to fulfill a sales order with an unrelated customer.


NOTE 22 - SALE OF CONSOLIDATED SUBSIDIARY AND INVESTMENT

Sale of Consolidated Subsidiary
-------------------------------

On September 30, 2008, the Company sold its 92.3% interest (to a related party) in an entity that provided management services to a diagnostic center in Bensonhurst, NY. The Company continues to manage other diagnostic centers in the New York region.

The related third party purchased all assets and assumed all liabilities of the diagnostic center which included cash, the management fee receivable, furniture and fixtures and other miscellaneous assets. The purchase price for the 92.3% interest was $2,307,500 all of which was paid in cash at the time of closing.

The following is the calculation of the gain on sale of the 92.3% interest in a consolidated subsidiary:

      Selling Price - Net cash paid:                    $ 2,307,500

      Assets and liabilities sold:
            Cash                    $         14,487
            Management fee receivable - net  917,406
            Property and equipment - net         733
            Other assets                      34,245
            Accounts payable                 (16,412)
            Minority interest                (91,155)
                                           ----------
      Subtotal                               859,304

      Gain on sale of consolidated subsidiary            $1,448,196
                                                        ===========

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 22 - SALE OF INVESTMENT AND CONSOLIDATED SUBSIDIARY (Continued)

Sale of Investment
------------------

On July 31, 2007, the Company sold its 20% equity interest in an unconsolidated entity (management company for a diagnostic center) to an unrelated third party. The selling price was $629,195. The Company realized a gain on the sale of the equity interest of $571,161.

The gain was calculated as follows:

                   Selling Price:                   $ 629,195
                         Less: Closing costs         ( 58,034)
                                                    ----------
                   Selling Price - Net                571,161

                   Basis                                    0
                                                    ---------
                   Gain on sale of investment       $ 571,161
                                                    =========

Sale of Consolidated Subsidiary
-------------------------------

On July 31, 2007, the Company sold its 50% interest (to an unrelated third party) in an entity which provided management services to a diagnostic center in Orlando, FL. The Company continues to manage other diagnostic centers in the Florida region.

The unrelated third party purchased all assets and assumed all liabilities of the diagnostic center which included cash, the management fee receivable, furniture and fixtures and other miscellaneous assets. The purchase price under the for the 50% interest was $4,499,768 and after closing costs the amount received was $4,256,372.

The following is the calculation of the gain on sale of the 50% interest in a consolidated subsidiary:

      Selling Price:                                    $ 4,499,768
      Less: Closing costs                                  (243,396)
                                                        ------------
      Selling Price - Net:                              $ 4,256,372

      Assets sold:
        Cash                               $   114,238
        Management fee receivable            1,166,100
        Property and equipment - net            22,673
        Other Assets                            14,759
        Minority Interest                     (456,373)
                                           ------------
      Subtotal                                              861,397
                                                        ------------

      Gain on sale of consolidated subsidiary           $ 3,394,975
                                                        ============

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 23 - QUARTERLY FINANCIAL DATA (UNAUDITED)

                     (000's omitted, except per share data)

                                         For the Quarters Ended
                         -------------------------------------------------------
                         September 30, December 31, March 31, June 30,
                             2008          2008       2009      2009     Total
                         ------------- ------------ --------- -------- ---------

Total Revenues - Net       $  6,784      $ 11,290   $ 11,256  $10,392  $ 39,722

Total Costs and Expenses      8,632        10,589     10,494   10,711    40,426

Net (Loss) Income            (  450)          781        730       60     1,121

Basic Net (Loss)
  Income Per Share         $  (0.09)     $   0.16   $   0.14  $  0.01  $   0.21


                                         For the Quarters Ended
                         -------------------------------------------------------
                         September 30, December 31, March 31, June 30,
                             2007          2007       2008      2008     Total
                         ------------- ------------ --------- -------- ---------
Total Revenues - Net       $  8,669      $ 10,680   $  8,071  $ 8,149  $ 35,569

Total Costs and Expenses     12,775        14,556     10,792   14,373    52,496

Net Loss                     (  209)       (3,838)    (2,695)  (6,766)  (13,508)

Basic and Diluted Net
  Loss Per Share          $   (0.04)     $  (0.78)  $  (0.55) $ (1.38) $  (2.76)

Income (loss) per share from operations for each quarter was computed independently using the weighted-average number of shares outstanding during the quarter. However, income (loss) per share for the year was computed using the weighted-average number of shares outstanding during the year. As a result, the sum of the income (loss) per share for the four quarters may not equal the full year income (loss) per share.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2009


NOTE 24 - ALLOWANCE FOR DOUBTFUL ACCOUNTS

The following represents a summary of allowance for doubtful accounts for the years ended June 30, 2009 and 2008, respectively:

                                    Balance                                     Balance
Description                     June 30, 2008    Additions      Deductions   June 30, 2009
------------------------------  -------------  -------------  -------------  -------------
Receivables from equipment
  sales and service contracts   $  2,020,208   (1) $441,951     $  68,833     $ 2,393,326
Management fee receivable          3,958,733   (1)1,185,000        50,388       5,093,345
Management fee receivable from
  Related medical practices        2,413,483   (1) (915,000)      403,665       1,094,818
Medical receivables                  769,000   (1)  574,500          -          1,343,500
Advance and notes to related
  Parties                            264,791         -                -           264,791
Notes receivable                      65,000         -                -            65,000



                                    Balance                                     Balance
Description                     June 30, 2007    Additions      Deductions   June 30, 2008
------------------------------  -------------  -------------  -------------  -------------
Receivables from equipment sales
  and service contracts           $ 1,952,830  (1)$ 169,820      $102,442     $ 2,020,208
Management fee receivable           2,110,306  (1)1,848,427          -          3,958,733
Management fee receivable from
  Related medical practices         2,093,180  (1)  320,303          -          2,413,483
Medical receivables                   190,000  (1)  579,000          -            769,000
Advance and notes to related
  Parties                             364,791          -          100,000         264,791
Note receivable                         -      (1)   65,000          -             65,000

(1)  Included in provision for bad debts.


NOTE 25 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 5, 2009, which is the date the Company filed its Annual Report on Form 10-K for fiscal 2009 with the Securities and Exchange Commission. There are no further subsequent events for disclosure.

                       FONAR CORPORATION AND SUBSIDIARIES

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There have been no disagreements with our independent registered public accounting firm or other matters requiring disclosure under Regulation S-K, Item 304(b).

ITEM 9A. CONTROLS AND PROCEDURES

We maintain disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)) that are designed to ensure that information required to be disclosed in reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission's rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and our principal financial officer, as appropriate, to allow timely decisions regarding the required disclosures. In designing and evaluating the disclosure controls and procedures, we recognize that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives.

Our principal executive and financial officers have concluded that our disclosure controls and procedures over financial reporting were effective as of June 30, 2009. Management's assessment is that our internal control over financial reporting for the year ended June 30, 2009 is effective. There has been no change in our internal control over financial reporting that occurred during the fourth quarter of fiscal year 2009 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

This annual report does not include an attestation report of the company's registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by the company's registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the company to provide only management's report in this annual report.

                       FONAR CORPORATION AND SUBSIDIARIES

PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

Directors serve from the date of their election until the next annual meeting of stockholders and until their successors are elected and qualify. With the exception of Dr. Raymond V. Damadian, who does not receive any fees for serving as a director, each director receives $20,000 per annum for his or her service as a director. Officers serve at the discretion of the Board of Directors.

A majority  of our board of  directors  is composed  of  independent  directors:
Robert J. Janoff, Charles N. O'Data and Robert Djerejian. These three individuals also serve as the three members of the audit committee, which is a standing committee of board of directors having a charter describing its responsibilities. Mr. O'Data has been designated as the audit committee financial expert. His relevant experience is described in his biographical information. We have adopted a code of ethics applicable to, among other personnel, our principal executive officer, principal financial officer, controllers and persons performing similar functions. The code is designed to deter wrongdoing and to promote: 1. honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; 2. full, fair, accurate, timely and understandable disclosure in reports and documents that we file or submit to the Securities and Exchange Commission and in other public communications we make;
3. compliance with applicable governmental laws, rules and regulations; 4. the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code and 5. accountability for adherence to the code. We will provide a copy of the code to any person who requests a copy. A person may request a copy by writing to Fonar Corporation, 110 Marcus Drive, Melville, New York 11747, to the attention of the Legal Department or Investor Relations.

The officers and directors of the Company are set forth below:

Raymond V. Damadian, M.D.     73          President, Treasurer,
                                          Chairman of the Board
                                          and a Director

Claudette J.V. Chan           71          Director and Secretary

Robert J. Janoff              82          Director

Charles N. O'Data             73          Director

Robert Djerejian              78          Director


Raymond V. Damadian, M.D. has been the Chairman of the Board and President of Fonar since its inception in 1978 and Treasurer since February, 2001. Dr. Damadian was employed by the State University of New York, Downstate Medical Center, New York, as an Associate Professor of Biophysics and Associate Professor of Internal Medicine from 1967 until September 1979. Dr. Damadian received an M.D. degree in 1960 from Albert Einstein College of Medicine, New York, and a B.S. degree in mathematics from the University of Wisconsin in 1956. In addition, Dr. Damadian conducted post-graduate work at Harvard University, where he studied extensively in the fields of physics, mathematics and electronics. Dr. Damadian is the author of numerous articles and books on the nuclear magnetic resonance effect in human tissue, which is the theoretical basis for the Fonar MRI scanners. Dr. Damadian is a 1988 recipient of the National Medal of Technology and in 1989 was inducted into the National Inventors Hall of Fame, for his contributions in conceiving and developing the application of magnetic resonance technology to medical applications including whole body scanning and diagnostic imaging. Dr. Damadian is the President, Treasurer and director of HMCA.

Claudette J.V. Chan has been a Director of Fonar since October 1987 and Secretary of Fonar since January 2008. Mrs. Chan was employed from 1992 through 1997 by Raymond V. Damadian, M.D. MR Scanning Centers Management Company and since 1997 by HMCA, as "site inspector," in which capacity she is responsible for supervising and implementing standard procedures and policies for MRI scanning centers. From 1989 to 1994 Mrs. Chan was employed by St. Matthew's and St. Timothy's Neighborhood Center, Inc., as the director of volunteers in the "Meals on Wheels" program, a program which cares for the elderly. In approximately 1983, Mrs. Chan formed the Claudette Penot Collection, a retail mail-order business specializing in women's apparel and gifts, of which she was the President until she stopped operating the business in approximately 1989. Mrs. Chan practiced and taught in the field of nursing until 1973, when her son was born. She received a bachelor of science degree in nursing from Cornell University in 1960. Mrs. Chan is the sister of Raymond V. Damadian.

Robert J. Janoff has been a Director of Fonar since February 1989. Mr. Janoff has been a self-employed New York State licensed private investigator for more than thirty-five years and was a Senior Adjustor in Empire Insurance Group for more than 15 years until retiring from that position on July 1, 1997. Mr. Janoff also served, from June 1985 to June 1991, as President of Action Data Management Strategies, Ltd., a supplier of computer programs for use by insurance companies. Mr. Janoff was a member of the Board of Directors of Harmony Heights of Oyster Bay, New York for over 25 years, which is a nonprofit residential school for girls with learning disabilities.

Charles N. O'Data has been a Director of Fonar since February 1998. From 1968 to 1997, Mr. O'Data was the Vice President for Development for Geneva College, a liberal arts college located in western Pennsylvania. In that capacity, he acted as the College's chief investment officer. His responsibilities included management of the College's endowment fund and fund raising. In July 1997, Mr. O'Data retired from Geneva College after 36 years of service to assume a position of National Sales Executive for SC Johnson Company's Professional Markets Group, a unit of SC Johnson Wax, and specialized in healthcare and education sales, a position he held until the spring of 1999. In his capacity with SC Johnson he was responsible for sales to the nation's three largest Group Purchasing Organizations which included some 4,000 hospitals. Mr. O'Data presently acts as an independent financial consultant to various entities. Mr. O'Data served on the board of the Medical Center, Beaver, Pennsylvania, now a part of Heritage Valley Health System, a 500 bed acute care facility, for 22 years, three as its Chair. Mr. O'Data also served on the board of the Hospital Council of Western Pennsylvania, a shared-services and group purchasing organization covering seven states. He founded The Beaver County Foundation, a Community Foundation, in 1992, and serves as its President. Mr. O'Data is listed as a finance associate in the Middle States Association, Commission on Higher Education. The commission is the formal accrediting body for higher education in the eastern region of the country. In this capacity he evaluates the financial aspects of educational organizations. Mr. O'Data is a graduate of Geneva College, where he received a B.S. degree in Economics in 1958.

Robert Djerejian has been a Director for Fonar since June 2002. Since 1996 he has served as a senior consultant for Haines, Lundberg & Waehler International (HLW International), an architectural, engineering, planning interior design firm, which among other hi-tech specialties designs hospitals and laboratories. Prior to that time he was the Senior Managing Partner of HLW International for a period of 22 years where he received numerous design awards including the National Honor Award from the Endowment for the Arts and The Design Excellence Award from the NY Society of the American Institute of Architects. During his management of the firm he brought the firm to international prominence with offices in London, Shanghai and Saudi Arabia. He currently consults to private clientele in design management in planning, design and construction services. Mr. Djerejian is an Emeritus member of the Board of Trustees of Pratt Institute since 1992, where he chaired the Nominations Committee and was the Vice Chairman of the Executive Committee. He served as a Board Member coordinating the joint venture of Corcoran College of Art & Design in Washington DC with Pratt Institute as one of the founding directors forming the Delaware College of Art and Design. He is a member of the American institute of Architects and the NY Society of Architects. Mr. Djerejian is a graduate of Pratt Institute School of Architecture, where he received his B.A. in Architecture in 1955.


ITEM 11. EXECUTIVE COMPENSATION.

With the exception of the Chief Executive Officer, the compensation of the Company's executive officers is based on a combination of salary and bonuses based on performance. The Chief Executive Officer's compensation consists of a salary.

The Chief Executive Officer's salary varies only slightly and is by his own decision relatively low. It is not expected to increase materially in the near future. At such time as we become consistently and sufficiently profitable or there is a reconsideration of our compensation policy, the compensation payable to the Chief Executive Officer may be reconsidered. As presently existing, the Chief Executive Officer's compensation package includes no understandings with respect to bonuses, options or other incentives; as such, it is not subject to our general policy later discussed.

The Board of Directors does not have a compensation Committee. Dr. Raymond V. Damadian, President, Chief Executive Officer and Chairman of the Board, controls over 50% of the voting power of our capital stock. Dr. Damadian is the only executive officer who is a member of the Board of Directors. Dr. Damadian participates in the determination of executive compensation for our officers.

The Board of Directors has established an audit committee. The members of the committee are Robert J. Janoff, Charles N. O'Data and Robert Djerejian.

Our compensation policy includes a combination of salary, commissions, bonuses, stock bonuses and stock options, designed to incentivize our employees. There is no universal plan applicable to all of our employees. The fixed and variable components of our employees' compensation tend to be individualized, based on a combination of the employees' performance, responsibilities and position, our assessment of how best to motivate a person in such a position and the needs and preferences of the particular employees, as negotiated between employees and their supervisors or management.

There is set forth in the following Summary Compensation Table the compensation provided by us during fiscal 2008 to our Chief Executive Officer, who also serves as our acting Principal Financial Officer. There is set forth in the following Outstanding Equity Awards Table and Director Compensation Table the required information.

The Company paid premiums for life insurance on its Chief Executive Officer. The insurance policies are owned by a life insurance trust. The cash surrender value of the life insurance policies in the approximate amount of $1.2 million was contributed to capital during the first fiscal quarter of fiscal 2007 pursuant to a split dollar agreement.

                       FONAR CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------
I.  SUMMARY COMPENSATION TABLE

Name and all                                      All Other       Total
Other Principal            Salary        Bonus    Compensation    Compensation
Position           Year    ($)           ($)      ($)             ($)
(a)                (b)     (c)           (d)      (i)             (j)
---------------    ----    ----------    -----    ------------    ------------
Raymond V.         2009    $72,285.12      -           -           $72,285.12
Damadian,          2008    $90,087.83      -           -           $90,087.83
PEO                2007    $90,162.36      -           -           $90,162.36
PFO

--------------------------------------------------------------------------------
II.  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name                      Number of       Option        Option
                          Securities      Exercise      Expiration
                          Underlying      Price         Date
                          Unexercised     ($)
                          Options (#)
                          Exercisable
                          (a)              (b)          (c)
--------------------      -----------      -------      --------
Raymond V. Damadian,          463          28.125       12/26/10
PEO/PFO

--------------------------------------------------------------------------------
III.  DIRECTOR COMPENSATION

Name                      Fees Earned or        Total
                          Paid in Cash ($)      ($)
(a)                       (b)                   (c)
--------------------      ----------------      -----------
Raymond V. Damadian                    0                  0

Claudette J.V. Chan           $20,160.00         $20,160.00

Robert J. Janoff              $20,000.24         $20,000.24

Charles N. O'Data             $20,000.24         $20,000.24

Robert Djerejian              $19,999.98         $19,999.98

                       FONAR CORPORATION AND SUBSIDIARIES

EMPLOYEE COMPENSATION PLANS

Equity Compensation Plan Information as of June 30, 2009

               (a)                  (b)                  (c)
Plan category  Number of securities Weighted-average     Number of securities
               to be issued upon    exercise price of    remaining available
               exercise of          outstanding options, for future issuance
               outstanding options, warrants and rights  under equity
               warrants and rights                       compensation plans
                                                         (excluding securities
                                                         reflected in column (a)
-------------- -------------------- -------------------- -----------------------
Equity
compensation
plans approved
by security
holders               96,014              $ 30.69               130,943

Equity
compensation
plans not
approved
by security
holders                 -                    N/A                   -

Total
               ==================== ==================== =======================
                      96,014                30.69               130,943

Fonar's 1997 Nonstatutory Stock Option Plan, adopted on May 9, 1997 terminated on May 8, 2007. Of the options granted under this plan, 77,062 remain outstanding.

Fonar's 2002 Incentive Stock Option Plan, adopted on July 1, 2002, is intended to qualify as an incentive stock option plan under Section 422A of the Internal Revenue Code of 1954, as amended. The 2002 Incentive Stock Option Plan permits the issuance of stock options covering an aggregate of 100,000 shares of Common Stock of Fonar. The options have an exercise price equal to the fair market value of the underlying stock on the date the option is granted, are nontransferable, are exercisable for a period not exceeding ten years and expire upon the voluntary termination of employment. The 2002 Stock Option Plan will terminate on June 30, 2012. As of June 30, 2009, options to purchase 50,943 shares of Common Stock of Fonar were available for future grant under the plan. Of the options granted under this plan 18,952 remain outstanding.

Fonar's 2005 Incentive Stock Option Plan, adopted on February 15, 2005, is intended to qualify as an incentive stock option plan under Section 422A of the Internal Revenue code of 1954, as amended. The Plan permits the issuance of stock options covering an aggregate of 80,000 shares of common stock of Fonar. The options have an exercise price equal to the fair market value of the underlying stock on the date the option is granted, are non-transferable, are exercisable for a period not exceeding ten years, and expire upon the voluntary termination of employment. The Plan will terminate on February 14, 2015. As of June 30, 2009, 80,000 shares of common stock of Fonar were available for future grant under this plan.

Fonar adopted its 2007 Stock Bonus Plan, on August 7, 2007. This Plan permits Fonar to issue an aggregate of 100,000 shares of common stock of Fonar as bonus or compensation. As of June 30, 2009, 67,932 shares were available for issuance.

                       FONAR CORPORATION AND SUBSIDIARIES

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth the number and percentage of shares of Fonar's securities held by each director, by each person known by us to own in excess of five percent of Fonar's voting securities and by all officers and directors as a group as of September 10, 2009.

Name and Address of             Shares         Percent
Beneficial Owner (1)       Beneficially Owned  of Class
-------------------------  ------------------  --------
Raymond V. Damadian, M.D.
c/o Fonar Corporation
Melville, New York
 Director, President,
 Treasurer, CEO,
 5% + Stockholder
    Common Stock               120,302          2.45%
    Class C Stock              382,447         99.98%
    Class A Preferred           19,093          6.09%

Claudette Chan
Director and Secretary
    Common Stock                   106           *
    Class A Preferred               32           *

Robert J. Janoff
Director
    Common Stock                 2,899           *
    Class A Preferred               79           *

Charles N. O'Data
Director
    Common Stock                    28           *

Robert Djerejian
Director
    Common Stock                     0           *

All Officers and Directors
as a Group (5 persons)
    Common Stock               123,335          2.51%
    Class C Stock              382,447         99.98%
    Class A Preferred           19,204          6.13%
___________________________
*   Less than one percent

1. Address provided for each beneficial owner owning more than Five percent of the voting securities of Fonar.


ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Background.

Between 1990 and 1996, Raymond V. Damadian, M.D. MRI Scanning Centers Management Company, also referred to as "RVDC", a Delaware corporation of which Dr. Damadian was the sole stockholder, director and President, purchased and leased scanners from Fonar to establish a network of professional corporations operating MRI scanning centers, also referred to as the "Centers", in New York, Florida, Georgia and other locations. Dr. Raymond V. Damadian is the Chairman, President and principal stockholder of Fonar and was also the owner, director and President of each of these professional corporations. RVDC provided the necessary management and the scanners to the Centers, although in certain situations, a Center would acquire the scanner directly from Fonar.

ACQUISITION OF RVDC.

Effective June 30, 1997, Fonar's wholly-owned subsidiary, Health Management Corporation of America, also referred to as "HMCA", formerly known as U.S. Health Management Corporation, acquired RVDC by purchasing all of the issued and outstanding shares of RVDC from Dr. Damadian for 400 shares of the Common Stock of Fonar. The transactions can be rescinded by Dr. Damadian, however, in the event of a change of control in Fonar or the bankruptcy of Fonar. There is no time limit on the right to rescind. In connection with the transaction, Fonar granted RVDC a nonexclusive royalty free license to Fonar's patents and software. These licenses may be terminated by Fonar in the event of the bankruptcy of RVDC or a change in control of RVDC.

AGREEMENTS WITH HMCA.

Effective July 1, 1997, new management agreements were entered into by the Centers and HMCA. Since that time certain of the original Centers have been closed and new Centers opened. Each new Center also entered into a management agreement with HMCA.

Pursuant to the management agreements, HMCA is providing comprehensive management and administrative services and office facilities, including billing and collection of accounts, payroll and accounts payable processing, supplies and utilities to the Centers. Under the management agreements, HMCA provides service through Fonar for the scanners at the Centers. In total, 10 MRI Centers have management agreements with HMCA.

At the end of fiscal 2007, Dr. Damadian sold all of his stock in the MRI Centers located in New York State. The new owner is one of the radiologists who has been reading and interpreting scans performed at those facilities, Dr. Robert A. Diamond. In connection with the sale, HMCA entered into new management agreements with the MRI Centers under which HMCA performs essentially the same services for the MRI Centers as prior to the sale. The fees charged, however, are flat fees charged on a monthly basis.

Dr. Damadian remains the owner of three MRI Centers in Florida and one in Georgia. The fees payable to HMCA for its services to these MRI Centers are based on the number of procedures performed, ranging between $300 and $400 per procedure.

During the fiscal years ended June 30, 2009 and June 30, 2008 the net revenues received by HMCA from the MRI Centers owned by Dr. Damadian were approximately $2.9 million and $3.7 million respectively.

During April 2009, Fair Haven Services, Inc. loaned the Company $258,000. The loan bears interest at a rate of 10% per annum and is payable in 36 installments with the final payment due April 30, 2012. Dr Damadian is the President and sole stockholder of Fair Haven Services, Inc.

In June 2009, Tallahassee Scanning Services, P.A. an entity owned by Dr Damadian, sold its Upright MRI scanning system to the Company for $550,000 payable in 35 monthly installments beginning on October 18, 2009.

OTHER TRANSACTIONS

Robert Janoff, a director of the Company, was a limited partner in a partnership in which we had a 92% partnership interest. The partnership manages an MRI scanning center in Bensonhurst, Brooklyn, New York and was party to a service contract at an annual rate of $110,000 on its scanner for the period of July 1, 2007 through June 30, 2008. We sold our interest in the partnership at the end of September, 2008.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES.

Audit Fees

The aggregate fees billed by Marcum LLP for the audit of our annual consolidated financial statements for the fiscal year ended June 30, 2009 and the reviews of the financial statements included in our Forms 10-Q for the fiscal year ended June 30, 2009 were $554,571. An audit of internal controls was not required this year.

The aggregate fees billed by Marcum LLP for the audit of our annual financial statements for the fiscal year ended June 30, 2008 and our internal controls, and the reviews of the financial information included in our Forms 10-Q for the fiscal year ended June 30, 2008 were $676,576.

Audit Related Fees

No fees were billed by Marcum LLP for the fiscal years ended June 30, 2009 or June 30, 2008 for services related to the audit or review of our financial statements that are not included under the caption "Audit Fees".

No fees were billed by Marcum LLP for the fiscal years ended June 30, 2009 or June 30, 2008 for designing, operating, supervising or implementing any of our financial information systems or any hardware or software systems for our financial information.

Tax Fees

The aggregate fees billed by Marcum LLP for tax compliance, tax advice and tax planning in the fiscal year ended June 30, 2009 were $206,335.

The aggregate fees billed by Marcum LLP for tax compliance, tax advice and tax planning in the fiscal year ended June 30, 2008 were $163,918.

All Other Fees

The aggregate fees billed by Marcum LLP for all other services rendered by them during the fiscal years ended June 30, 2009 and June 30, 2008 were $31,776 and $29,035, respectively, which included services in connection with the registration of securities, employee benefit plan audits and reviews and procedures that we requested Marcum LLP to undertake to provide assurances on matters not required by laws or regulations.

Since January 1, 2003, the audit committee has adopted policies and procedures for pre-approving all non-audit work performed by the auditors. Specifically, the committee must pre-approve the use of the auditors for all such services. The audit committee has pre-approved all non-audit work since that time and in making its determination has considered whether the provision of such services was compatible with the independence of the auditors.

Our audit committee believes that the provision by Marcum LLP of services in addition to audit services in fiscal 2009 and 2008 were compatible with maintaining their independence.

PART IV

ITEM 15.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

a)  FINANCIAL STATEMENTS AND SCHEDULES

The following consolidated financial statements are included in Part II, Item 8.

     Report of Independent Registered Public Accounting Firm

     Consolidated Balance Sheets as at June 30, 2009 and 2008.

     Consolidated Statements of Operations for the Two Years Ended June 30, 2009 and 2008.

     Consolidated Statements of Stockholders' Equity for the Two Years Ended June 30, 2009 and 2008.

     Consolidated Statements of Cash Flows for the Two Years Ended June 30, 2009 and 2008.

     Notes to Consolidated Financial Statements.

     Information required by schedules called for under Regulation S-X is either not applicable or is included in the consolidated financial statements or notes to the financial statements.


b) REPORTS ON FORM 8-K

     None.

c) EXHIBITS

     3.1   Certificate  of   Incorporation,   as  amended,   of  the  Registrant
incorporated by reference to Exhibit 3.1 to the Registrant's registration statement on Form S-1,Commission File No. 33-13365.

     3.2 Article Fourth of the Certificate of Incorporation, as amended, of the Registrant incorporated by reference to Exhibit 4.1 to the Registrant's registration statement on Form S-8, Commission File No. 33-62099.

     3.3 Section A of Article Fourth of the Certificate of Incorporation, as amended, of the Registrant incorporated by reference to Exhibit 4.3 to the Registrant's registration statement on Form S-3, Commission File No. 333-63782.

     3.4 Section A of Article Fourth of the Certificate of Incorporation, as amended, of the Registrant incorporated by reference to Exhibit 3.3 of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, Commission File No. 0-10248.

     3.5 By-Laws,  as amended,  of the Registrant  incorporated  by reference to
Exhibit 3.2 to the Registrant's registration statement on Form S-1, Commission File No. 33-13365.

     4.1 Specimen Common Stock Certificate  incorporated by reference to Exhibit
4.1 to the Registrant's registration statement on Form S-1, Commission File No. 33-13365.

     4.2 Specimen Class B Common Stock Certificate  incorporated by reference to
Exhibit 4.2 to the Registrant's registration statement on Form S-1, Commission File No. 33-13365.


     4.3 Form of 4% Convertible Debentures due June 30, 2002 incorporated by reference to Exhibit 4.1 of the Registrant's current report on Form 8-K filed on June 11, 2001. Commission File No. 0-10248.

     4.4 Form of Purchase Warrants incorporated by reference to Exhibit 4.2 of the Registrant's current report on Form 8-K filed on June 11, 2001. Commission File No. 0-10248.

     4.5 Form of Callable Warrants incorporated by reference to Exhibit 4.3 of the Registrant's current report on Form 8-K filed on June 11, 2001. Commission File No. 0-10248.

     4.6 Form of  Replacement  Callable  Warrants  incorporated  by reference to
Exhibit 4.7 of the Registrant's registration statement on Form S- 3, Commission File No. 333-10677.

     4.7 Form of Amended and Restated Purchase Warrant for The Tail Wind Fund, Ltd. incorporated by reference to Exhibit 4.7 of the Registrants registration statement on Form S-3, Commission File No. 333-116908.

     4.8 Form of Amended and Restated  Purchase  Warrant for Placement Agent and
Designees   incorporated  by  reference  to  Exhibit  4.8  of  the  Registrant's registration statement on Form S-3, Commission File No. 333- 116908.

     10.1 License Agreement between the Registrant and Raymond V. Damadian incorporated by reference to Exhibit 10 (e) to Form 10-K for the fiscal year ended June 30, 1983, Commission File No. 0-10248.

     10.2 1983  Nonstatutory  Stock  Option Plan  incorporated  by  reference to
Exhibit 10 (a) to Form 10-K for the fiscal year ended June 30, 1983, Commission File No. 0-10248, and amendments thereto dated as of March 7, 1984 and dated August 22, 1984, incorporated by referenced to Exhibit 28 (a) to Form 10-K for the year ended June 30, 1984, Commission File No. 0-10248.

     10.3 1984 Incentive Stock Option Plan incorporated by reference to Exhibit 28 (c) to Form 10-K for the year ended June 30, 1984, Commission File No. 0-10248.

     10.4 1986  Nonstatutory  Stock  Option Plan  incorporated  by  reference to
Exhibit 10.7 to Form 10-K for the fiscal year ended June 30, 1986, Commission File No. 0-10248.

     10.5 1986 Stock Bonus Plan incorporated by reference to Exhibit 10.8 to Form 10-K for the fiscal year ended June 30, 1986, Commission File No. 0-10248.

     10.6 1986 Incentive Stock Option Plan  incorporated by reference to Exhibit
10.9 to Form 10-K for the fiscal year ended June 30, 1986, Commission File No. 0-10248.

     10.7 Lease Agreement, dated as of August 18, 1987, between the Registrant and Reckson Associates incorporated by reference to Exhibit 10.26 to Form 10-K for the fiscal year ended June 30, 1987, Commission File No. 0-10248.

     10.8 1993 Incentive Stock Option Plan  incorporated by reference to Exhibit
28.1 to the Registrant's registration statement on Form S-8, Commission File No. 33-60154.

     10.9 1993  Non-Statutory  Stock  Option Plan  incorporated  by reference to
Exhibit 28.2 to the Registrant's registration statement on Form S-8, Commission File No. 33-60154.

     10.10 1993 Stock Bonus Plan incorporated by reference to Exhibit 28.3 to the Registrant's registration statement on Form S-8, Commission File No. 33-60154.

     10.11 1994  Non-Statutory  Stock Option Plan  incorporated  by reference to
Exhibit 28.1 to the Registrant's registration statement on Form S-8, Commission File No. 33-81638.

     10.12 1994 Stock Bonus Plan incorporated by reference to Exhibit 28.2 to the Registrant's registration statement on Form S-8, Commission File No. 33-81638.

     10.13 1995  Non-Statutory  Stock Option Plan  incorporated  by reference to
Exhibit 28.1 to the Registrant's registration statement on Form S-8, Commission File No. 33-62099.

     10.14 1995 Stock Bonus Plan incorporated by reference to Exhibit 28.2 to the Registrant's registration statement on Form S-8, Commission File No. 33-62099.

     10.15 1997  Non-Statutory  Stock Option Plan  incorporated  by reference to
Exhibit 28.1 to the Registrant's registration statement on Form S-8, Commission File No.: 333-27411.

     10.16 1997 Stock Bonus Plan incorporated by reference to Exhibit 28.2 to the Registrant's registration statement on Form S-8, Commission File No: 333-27411.

     10.17 Stock Purchase Agreement, dated July 31, 1997, by and between U.S. Health Management Corporation, Raymond V. Damadian, M.D. MR Scanning Centers Management Company and Raymond V. Damadian, incorporated by reference to Exhibit
2.1 to the Registrant's Form 8-K, July 31, 1997, commission File No: 0-10248.

     10.18 Merger Agreement and Supplemental Agreement dated June 17, 1997 and Letter of Amendment dated June 27, 1997 by and among U.S. Health Management Corporation and Affordable Diagnostics Inc. et al., incorporated by reference to
Exhibit 2.1 to the  Registrant's  8-K,  June 30,  1997,  Commission  File No: 0-
10248.

     10.19 Stock Purchase Agreement dated March 20, 1998 by and among Health Management Corporation of America, Fonar Corporation, Giovanni Marciano, Glenn Muraca et al., incorporated by reference to Exhibit 2.1 to the Registrant's 8-K, March 20, 1998, Commission File No: 0-10248.

     10.20 Stock Purchase Agreement dated August 20, 1998 by and among Health Management Corporation of America, Fonar Corporation, Stuart Blumberg and Steven Jonas, incorporated by reference to Exhibit 2 to the Registrant's 8-K, September 3, 1998, Commission File No. 0-10248.

     10.21 2000 Stock Bonus Plan incorporated by reference to Exhibit 99.1 to the Registrant's registration Statement on Form S-8, Commission File No.: 333-66760.

     10.22 2002 Stock Bonus Plan incorporated by reference to Exhibit 99.1 to the Registrant's registration statement on Form S-8, Commission File No.: 333-89578.

     10.23 2002 Incentive Stock Option Plan incorporated by reference to Exhibit
99.1 to the  Registrant's  registration  statement on Form S-8,  Commission File
No.: 333-96557.

     10.24 2003 Stock Bonus Plan incorporated by reference to Exhibit 99.1 to the Registrant's registration statement on Form S-8, Commission File No: 333-106626.

     10.25 2003  Supplemental  Stock Bonus Plan  incorporated  by  reference  to
Exhibit 99.1 to the Registrant's registration statement on Form S-8, Commission File No: 333-106626.

     10.26 2004 Stock Bonus Plan incorporated by reference to Exhibit 99.1 to the Registrant's registration statement on Form S-8, Commission File No. 333-112577.

     10.27 2005 Stock Bonus plan incorporated by reference to Exhibit 99.1 to the Registrant's registration statement on Form S-8, Commission File No. 333-122859.

     10.28 2005  Supplemental  Stock Bonus plan  incorporated  by  reference  to
Exhibit 99.1 to the Registrant's registration statement on Form S- 8, Commission File No. 333-126658.

     10.29 Purchase Agreement dated May 24, 2001 by and between the Registrant and The Tail Wind Fund Ltd. incorporated by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K filed June 11, 2001. Commission File No. 0-10248.

     10.30 Registration Rights Agreement dated May 24, 2001 by and among the Registrant, The Tail Wind Fund Ltd. and Roan Meyers, Inc. incorporated herein by reference to Exhibit 10.2 to the Registrant's current report on Form 8-K filed June 11, 2001. Commission File No. 0-10248.

     10.31 Amendment to Callable Warrant dated April 28, 2004 by and between The Tail Wind Fund, Ltd. and the Registrant incorporated by reference to Exhibit
10.17 to the Registrant's registration statement on Form S-3, Commission File No. 333-116908.

     10.32 First Amendment to Purchase Warrant dated April 28, 2004 by and between The Tail Wind Fund, Ltd. and the Registrant incorporated by reference to
Exhibit 10.18 to the Registrant's registration statement on Form S-3, Commission File No. 333-116908.

     10.33 Form of First Amendment to Purchase Warrant dated June 1, 2004 by and between each of Roan/Meyers Associates, L.P. and its designees and the Registrant, incorporated by reference to Exhibit 10.19 to the Registrant's registration statement on Form S-3, Commission File No. 333- 116908.

     10.34 Asset Purchase Agreement dated July 28, 2005 among Health Plus Management Services, L.L.C., Health Management Corporation of America, Dynamic Healthcare Management, Inc. and Fonar Corporation, incorporated by reference to
Exhibit 2 to the Registrant's Form 8-K, August 2, 2005, Commission File No. 0-10248.

     10.35 Partnership Interest Purchase Agreement dated September 29, 2008 by and between Diagnostic Management, LLC and Raymond V. Damadian, M.D. MR Scanning Centers Management Company, incorporated by reference to Exhibit 10.35 to Form 10-K for the fiscal year ended June 30, 2008. Commission File No. 0- 10248.

     14.1 Code of Ethics, incorporated by reference to Exhibit 14.1 of registrant's Form 10-K for the fiscal year ended June 30, 2004, Commission File
No.: 0-10248.

21.1 Subsidiaries of the Registrant. See Exhibits.

23.1 Independent Registered Public Accounting Firm's Report See Exhibits.

31.1 Section 302 Certification. See Exhibits.

32.1 Section 906 Certification. See Exhibits.

99.1 Press Release on Sale to Largest Orthopedic Hospital in the Netherlands, incorporated by reference to Exhibit 99.1 of registrant's Form 10-K for the fiscal year ended June 30, 2006, Commission File No.: 0-10248.

                       FONAR CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               FONAR CORPORATION

Dated:  November 9, 2009

                               By: /s/ Raymond Damadian
                               Raymond V. Damadian, President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

    Signature                 Title                Date

/s/ Raymond Damadian     Chairman of the      November 9, 2009
Raymond V. Damadian      Board of Directors,
                         President, Director
                         Principal Executive
                         Officer and Acting
                         Principal Financial
                         Officer)

/s/ Claudette J.V. Chan  Director and         November 9, 2009
Claudette J.V. Chan      Secretary


/s/ Robert J. Janoff     Director             November 9, 2009
Robert J. Janoff

/s/ Charles N. O'Data    Director             November 9, 2009
Charles N. O'Data

/s/ Robert Djerejian     Director             November 9, 2009
Robert Djerejian

PERFORMANCE GRAPH

The following graph compares the annual change in the Company's cumulative total shareholder return on its Common Stock during a period commencing on June 30, 2004 and ending on June 29, 2009 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return of each of: (a) the CRSP Total Return Index for Nasdaq U.S. companies ("Nasdaq- US");
(b) the CRSP Total Return Index for Nasdaq Medical Devices, Instruments and Supplies, Manufacturers ("Nas-Med."); and (c) the CRSP Total Return Index for Nasdaq Health Services Stocks ("Nas-Hea.") during such period, assuming a $100 investment on June 30, 2004. The stock price performance on the graph below is not necessarily indicative of future price performance.


Relative Dollar Values

                   6/30/04  6/30/05  6/30/06  6/28/07  6/30/08  6/30/09 12/31/09
                   -------  -------  -------  -------  -------  ------- --------
Fonar Common Stock $100.00  $ 93.75  $ 42.92  $ 15.63  $  7.03  $  5.93  $  4.90
NASDAQ-US          $100.00  $101.10  $122.16  $145.60  $127.35  $ 82.11  $101.93
NAS-MDM            $100.00  $102.79  $108.73  $130.19  $122.93  $ 92.96  $119.23
NAS-Hea.           $100.00  $126.37  $144.95  $169.97  $155.96  $147.82  $183.59

                              CORPORATE INFORMATION

Corporate Headquarters

110 Marcus Drive
Melville, NY  11747
(631) 694-2929

Investor Relations

FONAR Corporation
110 Marcus Drive
Melville, NY  11747
(631) 694-2929

Stock Transfer Agency

Computershare Trust Company, Inc.
350 Indiana Street, Suite 800
Golden, Colorado  80401

Auditors

Marcum LLP
New York, New York

Board of Directors

Raymond V. Damadian, M.D.
Chairman of the Board

Claudette Chan, Director

Robert Janoff, Director

Charles O'Data, Director

Robert Djerejian, Director

Officers

Raymond V. Damadian, M.D.
President, Chief Executive Officer and Treasurer

Claudette J.V. Chan
Secretary